SCHEDULE 14C
             INFORMATION REQUIRED IN INFORMATION STATEMENT
                        SCHEDULE 14C INFORMATION


               Information Statement Pursuant to Section 14 (c)
                    of the Securities Exchange Act of 1934

Check the appropriate box:

|_| Preliminary Information Statement

|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

X    Definitive Information Statement

--------------------------------------------------------------------------------
                           ELSINORE CORPORATION
--------------------------------------------------------------------------------

            (Name Of Registrant As Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

|_|  No fee required.

|X|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of  securities  to which  transaction  applies:
         Common Stock, par value $.001 per share ("Common Stock")
--------------------------------------------------------------------------------
         (2)  Aggregate  number  of  securities  to which  transaction  applies:
         4,929,313 shares of Common Stock*
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is was determined): $3.16 per share, plus an additional amount equal to the daily portion of the accrual on $3.16 at 9.43% compounded annually from June 1, 1997 to the date immediately preceding the effective date of the merger.
--------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:  $16,397,589
--------------------------------------------------------------------------------
         (5)  Total fee paid:  $3,280

|X|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  $3,280
--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:  14C
--------------------------------------------------------------------------------
(3)  Filing Party:  Elsinore Corporation
--------------------------------------------------------------------------------
(4)  Date Filed:  December 24, 1997
--------------------------------------------------------------------------------

*    Based on the number of shares of Common Stock outstanding as of
December 22, 1997.
** Estimated solely for purpose of calculating the filing fee for this preliminary information statement. The estimated proposed maximum aggregate value of the transaction is based on 4,929,313 shares of Common Stock, which is the number of shares outstanding as of December 22, 1997 multiplied by the merger consideration of $3.16 per share ($15,576,629 in the aggregate) plus an additional amount equal to the daily portion of the accrual on $3.16 at 9.43% compounded annually from June 1, 1997 until, for the purpose of calculating the filing fee, December 22, 1997 ($820,960 in the aggregate).
--------------------------------------------------------------------------------

                             Elsinore Corporation
                              202 Fremont Street
                            Las Vegas, Nevada  89101
Dear Shareholders:


         You are cordially invited to attend a special meeting of shareholders of Elsinore Corporation ("Elsinore" or the "Company") to be held on Wednesday, February 4, 1998 at 8:00 a.m., Pacific Standard Time, at the corporate office of the Company located at 202 Fremont Street, Las Vegas, Nevada 89101.


         Elsinore has entered into an Agreement and Plan of Merger ("Merger Agreement") with R&E Gaming Corp. ("Gaming"), a Delaware corporation, and Elsinore Acquisition Sub, Inc. ("EAS"), a Nevada corporation, dated as of September 15, 1997, pursuant to which EAS would be merged with and into Elsinore, and each share of common stock, par value $.001, of Elsinore ("Common Stock") issued and outstanding immediately prior to the effective time of the merger would be converted into the right to receive $3.16 in cash plus certain additional consideration, as more fully described in the accompanying
Information Statement. As explained in the Information Statement, Elsinore's board of directors did not seek, nor did it receive, a fairness opinion relating to the merger from an outside party.

         Contemporaneously with the execution and delivery of the Merger Agreement, Gaming executed an Option and Voting Agreement ("Option Agreement") with Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts (collectively, "Option Seller") which own 94.3% of the outstanding Common Stock. As summarized in the Information Statement, under certain specified conditions and circumstances, the Option Agreement provides for, among other things, (i) the grant by the Option Seller to Gaming of an option to purchase all of the Option Seller's Common Stock; (ii) an obligation by Gaming to purchase all of the Option Seller's Common Stock, and (iii) the Option Seller's Common Stock to be present, for purposes of reaching a quorum, at any meeting of Elsinore's shareholders called to vote upon the Merger Agreement. Furthermore, the Option Agreement would require the Option Seller to vote its Common Stock in favor of the transaction contemplated in the Merger Agreement, and against any action which may conflict with the Merger Agreement.

         ACCORDINGLY, HOLDERS OF 94.3% OF THE OUTSTANDING COMMON STOCK HAVE ALREADY INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE MERGER AGREEMENT. IF THEIR SHARES ARE SO VOTED, THE MERGER AGREEMENT WILL HAVE RECEIVED ALL SHAREHOLDER APPROVALS REQUIRED BY LAW. THEREFORE, THE BOARD OF DIRECTORS OF THE COMPANY IS NOT SOLICITING PROXIES FOR THE SPECIAL MEETING.

         As more fully described in the Information Statement, there are a number of conditions precedent to the contemplated transaction, including the receipt of all necessary approvals from the State Gaming Control Board ("Board") and Nevada Gaming Commission ("Commission"). The transaction contemplated herein would involve a change in control of Elsinore, and as such would require the prior approval of the Board and Commission.

         The respective Boards of Directors of Elsinore, Gaming and EAS have approved the transactions contemplated by the Merger Agreement, and the terms and conditions thereof. Additionally, the Elsinore Board of Directors has determined that such transactions, and the consideration to be received by the holders of Common Stock, are fair to, and in the best interests of, the Company and the Company's shareholders.

         Please read carefully the accompanying Information Statement and the exhibits thereto, and any other material enclosed herewith for additional information regarding the proposed merger and related matters.

                                                     Sincerely,

                                                     The Board of Directors
                                                     of Elsinore Corporation

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of Elsinore Corporation:


         Notice is hereby given that a special meeting of shareholders ("Special Meeting") of Elsinore Corporation, a Nevada corporation (the "Company"), will be held on February 4, 1998, at the Company's corporate office located at 202 Fremont Street, Las Vegas, Nevada 89101, at 8:00 a.m. Pacific Standard Time, for the following purposes:


1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger ("Merger Agreement"), dated as of September 15, 1997, by and among the Company, R&E Gaming Corp., a Delaware corporation ("Gaming"), and Elsinore Acquisition Sub, Inc., a Nevada corporation ("EAS") and a wholly owned subsidiary of Gaming, pursuant to which (i) EAS will be merged with and into the Company (the "Merger") and the Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of Gaming, and (ii) each share of the common stock, par value $.001 per share, of the Company (the "Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive Three Dollars and Sixteen Cents ($3.16) in cash, plus certain additional consideration as more fully described in the accompanying Information Statement.

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


         The Board of Directors has fixed January 6, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock at the close of business on such date shall be entitled to vote at the Special Meeting and any adjournment or postponement thereof.


         Owners of Common Stock are entitled to assert dissenter's rights under Nevada Revised Statutes Sections 92A.300 through 92A.500. A copy of these sections is attached hereto as Annex III.


         The principal offices of Elsinore Corporation are located at 202 Fremont Street, Las Vegas, Nevada 89101; telephone number (702) 385-4011. This Information Statement is being mailed to the Company's shareholders on or about January 14, 1998 by order of the Company's Board of Directors.


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                         NOT TO SEND US A PROXY

         BY WRITTEN AGREEMENT, AN AFFILIATED GROUP OF HOLDERS OF 94.3% OF THE OUTSTANDING COMMON STOCK HAVE ALREADY EXPRESSED THEIR INTENTION TO VOTE IN FAVOR OF THE MERGER AGREEMENT. ACCORDINGLY, THE MERGER AGREEMENT IS EXPECTED TO BE APPROVED WITHOUT FURTHER ACTION ON THE PART OF ANY OTHER SHAREHOLDERS.

         Pursuant to Nevada corporate law, any Elsinore shareholder is entitled to dissent from this proposed corporate action, and to obtain the "fair value" of the Common Stock held by such shareholder. "Fair value" is specially defined under Nevada law for such purpose, as discussed in the Information Statement. Although a shareholder is entitled to dissent and obtain payment of "fair value" in lieu of the consideration provided for in the Merger Agreement, the shareholder may not challenge the Merger unless the transaction is unlawful or fraudulent with respect to such shareholder or the Company.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                       i
                            INFORMATION STATEMENT

         CONCERNING THE AGREEMENT AND PLAN OF MERGER BY AND AMONG
           ELSINORE CORPORATION, ELSINORE ACQUISITION SUB, INC.,
                            AND R & E GAMING CORP.



                  This Information Statement is being mailed on or about January 14, 1998 to holders of record of common stock, par value $.001, of Elsinore Corporation ("Elsinore" or the "Company") as of January 6 1998, in connection with the proposed merger whereby Elsinore Acquisition Sub, Inc. ("EAS") will be merged with and into Elsinore (the "Merger"). The Merger is to be consummated pursuant to the terms of the Agreement and Plan of Merger ("Merger Agreement" or "Elsinore Merger"), dated as of September 15, 1997, by and among EAS, R & E Gaming Corp., ("Gaming") and Elsinore. The respective Boards of Directors of EAS, Gaming and Elsinore have approved the transactions contemplated by the Merger Agreement. Each share of Elsinore common stock, par value $.001 ("Common Stock"), issued and outstanding immediately prior to the effective time of the Merger ("Effective Time") would be converted into the right to receive $3.16 in cash plus certain additional consideration, as more fully described herein. Contemporaneously with the execution and delivery of the Merger Agreement, Gaming executed an Option and Voting Agreement ("Option Agreement") with Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts (collectively, "Option Seller") which own 94.3% of the outstanding Common Stock. As summarized in this Information Statement, under certain specified conditions and circumstances the Option Agreement provides for, among other things, (i) the grant by Option Seller to Gaming of an option to purchase all of the Option Seller's Common Stock; (ii) an obligation by Gaming to purchase all of the Option Seller's Common Stock, and (iii) the Option Seller's Common Stock to be present, for purposes of reaching a quorum, at any meeting of Elsinore's shareholders called to vote upon the Merger Agreement. Furthermore, the Option Agreement would require the Option Seller to vote its Common Stock in favor of the transaction contemplated by the Merger Agreement, and against any action which may conflict with the Merger Agreement.


         ACCORDINGLY, AN AFFILIATED GROUP OF HOLDERS OF 94.3% OF THE OUTSTANDING COMMON STOCK HAVE ALREADY INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE
MERGER AGREEMENT. IF THEIR SHARES ARE SO VOTED, THE MERGER AGREEMENT WILL HAVE RECEIVED ALL SHAREHOLDER APPROVALS REQUIRED BY LAW. THEREFORE, THE BOARD OF DIRECTORS OF THE COMPANY IS NOT SOLICITING PROXIES FOR THE SPECIAL MEETING.

         As more fully described below, there are a number of conditions precedent to the contemplated transaction, including the receipt of all necessary approvals from the State Gaming Control Board ("Board") and Nevada Gaming Commission ("Commission"). The transaction contemplated herein would involve a change in control of Elsinore, and as such would require the prior approval of the Board and Commission.

         THE ELSINORE BOARD OF DIRECTORS BELIEVES THAT THE MERGER, AND THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF THE COMMON STOCK, ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND THE COMPANY'S SHAREHOLDERS.

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                  TABLE OF CONTENTS



AVAILABLE INFORMATION.......................................................  1

INTRODUCTION................................................................  1

SPECIAL FACTORS.............................................................  1
         The Parties........................................................  1
         The Special Meeting................................................  2
         Specific Rights of Dissenting Shareholders.........................  2

INTERESTS OF CERTAIN PERSONS IN MERGER......................................  3

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............................  5
         Change in Control Pursuant to Elsinore's Bankruptcy Reorganization.  5
         Security Ownership of Certain Beneficial Owners and Management.....  6

INDEPENDENT PUBLIC ACCOUNTANTS..............................................  8

THE MERGER..................................................................  8
         Background of the Merger...........................................  8
         Determination by the Board.........................................  9
         Conditions to the Merger........................................... 11
         The Merger Agreement............................................... 11
                  The Merger................................................ 11
                  Officers and Directors.................................... 12
                  The Effective Time........................................ 12
                  Merger Consideration...................................... 12
                  Exchange of Shares........................................ 13
                  Certain Conditions to Consummation of the Merger.......... 13
                  Certain Covenants......................................... 14
                  No Solicitation of Alternative Transactions............... 16
                  Termination............................................... 16
         The Option and Voting Agreement.................................... 18
                  The Option................................................ 18
                  Voting   ................................................. 19
                  Termination............................................... 19
                  Approval of Option Agreement.............................. 19
         Letter of Credit................................................... 19
         Certain Effects of the Merger...................................... 20

         Surrender of Certificates; Payment of Consideration................ 20

         Federal Income Tax Consequences.................................... 21
         Regulatory Approval................................................ 22
         Gaming Regulation and Licensing.................................... 22
                  Nevada   ................................................. 22
                  New Jersey................................................ 27
                  Washington................................................ 27

TRADING PRICES AND DIVIDENDS................................................ 27

ELSINORE'S BUSINESS AND PROPERTIES.......................................... 28
         General  .......................................................... 28
         The Four Queens Casino............................................. 28

                  Management................................................ 28

                  No Solicitation of Alternative Transactions............... 29

         The Las Vegas Market............................................... 29
         The Downtown Market................................................ 29

                  General Information....................................... 29
                  The Fremont Street Experience............................. 30
         Legal Proceedings.................................................. 30

SELECTED FINANCIAL DATA..................................................... 32

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS....................................................... 33

VOTING PROCEDURES........................................................... 46

CONSOLIDATED FINANCIAL STATEMENTS........................................... F-1



ANNEXES

I.                AGREEMENT AND PLAN OF MERGER
II.               OPTION AND VOTING AGREEMENT
III.              NEVADA REVISED STATUTES ss.ss. 92A.300-92A.500

                          AVAILABLE INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC may be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or parts of such materials also may be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding registrants, including the Company, that file electronically with the SEC.

                                INTRODUCTION

         This Information Statement is being provided to holders of Common Stock in connection with the proposed Merger. The Merger is to be consummated in accordance with the terms and conditions contained in the Merger Agreement and in accordance with the laws of the State of Nevada. The transactions contemplated by the Merger Agreement would result in EAS being merged into and with Elsinore, with Elsinore being the surviving corporation. The Articles of Incorporation and Bylaws of EAS as in effect immediately prior to consummation of the Merger would become the Articles of Incorporation and Bylaws of Elsinore, effective upon consummation of the Merger. Furthermore, Elsinore would become a wholly owned subsidiary of Gaming. The consideration to be paid to Elsinore shareholders who do not exercise dissenter's rights in the Merger (the "Merger Consideration") would be $3.16 in cash per share of Common Stock plus an amount of additional consideration equal to the daily portion of the accrual on $3.16 at 9.43% compounded annually, accruing from June 1, 1997 to the date immediately preceding the Effective Time; provided, that the Merger Consideration paid to the MWV Accounts (as defined herein) shall be reduced by the amount of additional consideration paid to the MWV Accounts pursuant to the Option
Agreement. The Merger Agreement was approved by the respective Boards of Directors of Elsinore, EAS and Gaming. The Elsinore Board of Directors has determined that the Merger and the consideration to be received by Elsinore's shareholders are fair to, and in the best interests of, Elsinore and its shareholders.

                             SPECIAL FACTORS

The Parties

         Elsinore Corporation ("Elsinore" or the "Company"). The Company is registered with the Nevada Gaming Commission as a publicly traded holding company for Four Queens, Inc. ("Four Queens"), the licensed operator of the Four Queens Hotel and Casino in Las Vegas, Nevada (the "Four Queens Casino") and a wholly owned subsidiary of the Company.

         The Company's principal executive offices are located at 202 Fremont Street, Las Vegas, Nevada 89101 and its telephone number is (702) 385-4011.

         R&E Gaming Corp. ("Gaming"). Gaming is a Delaware corporation created for the purpose of acquiring and holding all of the outstanding capital stock of EAS. If the Merger is consummated, Gaming will hold all of the outstanding stock of the surviving corporation in the Merger.

         The principal executive offices of Gaming are located at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, and its telephone number at that address is (619) 759-5990.

         Elsinore Acquisition Sub, Inc. ("EAS"). EAS is a Nevada corporation created solely for the purpose of consummating the Merger and is a wholly-owned subsidiary of Gaming.

         The principal executive offices of EAS are located at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, and its telephone number at that address is (619) 759-5990.

The Special Meeting


         The Special Meeting will be held at the corporate office of Elsinore located at 202 Fremont Street, Las Vegas, Nevada 89109 on February 4, 1998 at 8:00 a.m., Pacific Standard Time. At the Special Meeting, Elsinore's shareholders will vote on the Merger Agreement.


Specific Rights of Dissenting Shareholders

         Pursuant to Nevada corporate law, Nevada Revised Statutes ("NRS") Sections 92A.300-92A.500 attached hereto as Annex III, any Elsinore shareholder is entitled to dissent from this proposed corporate action, and to obtain the statutory prescribed fair value of his or her shares of Common Stock. "Fair value" for this purpose means the value of the shares immediately before the effectuation of the corporate action to which the shareholder objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. Although the shareholder is entitled to dissent and obtain payment therefor, the shareholder may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the corporation. If a shareholder wishes to assert dissenter's rights, that shareholder must: (i) deliver to the Company, before the vote is taken, written notice of his intent to demand payment for his shares if the Merger is effectuated; and (ii) must not vote his shares in favor of the proposed action. A shareholder who does not satisfy the requirements referenced in the preceding sentence is not entitled to payment for his shares under NRS Chapter 92A. Elsinore will notify shareholders who satisfy the requirements to assert dissenter's rights of the time period during which such rights may be exercised.

                      INTERESTS OF CERTAIN PERSONS IN MERGER

         Shareholders should be aware of certain actual or potential conflicts of interest in connection with the Merger. John C. "Bruce" Waterfall ("Waterfall") holds the position of Chairman of the Board of Directors of Elsinore. Waterfall is also a principal of Morgens, Waterfall, Vintiadis & Company, Inc. ("MWV") and he has, on behalf of MWV and the various investment accounts managed by MWV which hold Common Stock (collectively, the "MWV Accounts"), entered into an Option and Voting Agreement (the "Option Agreement") with Gaming, as discussed more fully below. The Option Agreement provides that Gaming shall have an obligation to purchase all of the Common Stock held by the MWV Accounts, under certain circumstances, and that certain consideration for that option grant be applied against the Merger Consideration received by the MWV Accounts. The Option Agreement provides for certain specified payments to be made to MWV as described under "THE MERGER - The Option and Voting Agreement." Furthermore, the Option Agreement calls for MWV to cause the Common Stock owned by the MWV Accounts to be present for purposes of a quorum at the Special Meeting and for those shares to vote in favor of the Merger and against any action which may conflict with the Merger.

         As of December 22, 1997, the MWV Accounts held 94.3% of the issued and outstanding Common Stock.

         MWV has also entered into an option and voting agreement with Gaming with respect to Riviera Holdings Corp. ("Riviera") stock held by the MWV Accounts (the "Riviera Option Agreement") and the proposed merger of Riviera Acquisition Sub, Inc. ("RAS") into Riviera (the "Riviera Merger"), pursuant to which Riviera would be the surviving corporation and would also become a wholly-owned subsidiary of Gaming. (See "THE MERGER - Background of the Merger.") To the Company's knowledge, the MWV Accounts own approximately 25.9% of Riviera's outstanding stock. The Company believes that Riviera and RAS intend to consummate the Riviera Merger at approximately the same time as the Merger is consummated.

         Gaming and EAS have the right to terminate the Merger Agreement in the event of termination of the Agreement and Plan of Merger entered into by Gaming, RAS and Riviera ("Riviera Merger Agreement"), which provides for the Riviera Merger. (See "THE MERGER -Background of the Merger."). Gaming will not be obligated to purchase the MWV Accounts' Common Stock pursuant to the Option Agreement if the Riviera Merger Agreement is terminated and Gaming does not purchase the Riviera stock held by the MWV Accounts pursuant to the Riviera Option Agreement. If Gaming does purchase the Riviera stock pursuant to the Riviera Option Agreement, Gaming will be obligated to purchase the Common Stock owned by the MWV Accounts under the Option Agreement, subject to satisfaction of certain conditions, including compliance with law.

         From and after the Effective Time, the surviving company, Elsinore, shall indemnify and hold harmless each person who is, or has been at any time prior to September 15, 1997 or who becomes prior to the Effective Time, an officer, director or employee of Elsinore or any of its subsidiaries against all losses, liabilities, expenses (including attorneys' fees), claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part upon the fact that such person is or was a director, officer or employee of Elsinore or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time, including transactions contemplated by the Merger Agreement. Such indemnification shall be to the fullest extent of Nevada law, and shall continue for a period not less than six years, provided that if any claim were to be asserted in that time period, all rights to indemnification with respect to such claims would continue until final disposition of any and all such claims.

         The Merger Agreement provides that prior to the Effective Time, Elsinore shall obtain a tail insurance policy covering Elsinore's directors and officers for acts or failures to act prior to the Effective Time, and having substantially the same coverage and deductibles as the Company's directors' and officers' liability insurance policy as in effect on July 1, 1997. The Merger Agreement also provides that the cost to the Company (net of any amounts paid by third parties) of the tail insurance policy shall not exceed $150,000. Based on discussions which the Company has had with a nationally recognized insurance provider, the Company expects to obtain that policy for a six-year term for a premium of approximately $95,000.

         Gaming has also entered into agreements to acquire the outstanding stock of Riviera which owns, among other things, the Riviera Hotel and Casino and Riviera Gaming Management Corp. - Elsinore ("RGME"). From August 1996 to February 1997, RGME managed the Four Queens Casino under an interim management agreement for a monthly fee of $83,333. A long-term agreement with Elsinore and Four Queens for RGME's management of the Four Queens Casino went into effect as of the Plan Effective Date (as defined below in "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF - Change in Control Pursuant to Elsinore's Bankruptcy Reorganization.").

         The current management agreement with RGME was negotiated and went into effect before Gaming or any affiliates of Gaming entered into negotiations with Riviera or Elsinore concerning the Merger, the Riviera Merger, the Option Agreement or the Riviera Option Agreement.

         The term of RGME's management agreement for the Four Queens Casino is approximately 40 months, subject to earlier termination or extension. Either side may terminate it if the Four Queens Casino's cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first two fiscal years is less than $12.8 million. The term can be extended for an additional 24 months at RGME's option if certain performance standards are met. RGME is paid a minimum annual management fee of $1 million in equal monthly installments. In addition, RGME receives a fee of 25% of the amount by which EBITDA in any fiscal year exceeds $8 million. Also under the management agreement, RGME received warrants to purchase 1,125,000 shares of Common Stock at $1.00 per share. Upon consummation of the Merger, RGME will receive approximately $2.4 million in respect of the warrants, net of the exercise price. Either side can terminate the management agreement if (i) substantially all of Four Queens' assets are sold, (ii) Four Queens is merged or (iii) a majority of Four Queens' or Elsinore's shares are sold. Upon such termination, RGME will receive a $2 million termination bonus minus any amount realized or realizable upon the exercise of the warrants.

         The Company has approved in principle the payment of a fee to the Company's two directors who served on the Special Committee which the Board of Directors appointed to consider, and to make recommendations to the Board of Directors concerning, the Merger Agreement. (See "THE MERGER - Determination by the Board"). The amount of such compensation has not yet been fixed. The Company approved in principle the fee payment and the two directors agreed to serve on the Special Committee based on the mutual understanding that the compensation would not be based on the conclusions reached by the Special Committee or by the full Board of Directors or on whether the Merger is ultimately consummated.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         The record date is January 6, 1998. As of December 22, 1997, there were 4,929,313 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. No other classes of stock are outstanding.


Change in Control Pursuant to Elsinore's Bankruptcy Reorganization

         On October 31, 1995, Elsinore and certain of its wholly owned subsidiaries filed for protection pursuant to Chapter 11 of the U.S. Bankruptcy Code. The resulting Plan of Reorganization of Elsinore and those subsidiaries (the "Plan") became effective following the close of business on February 28, 1997 (the "Plan Effective Date"). All motions for rehearing or reconsideration of the Bankruptcy Court's orders confirming the Plan and allowing the Plan to become effective have been denied or withdrawn. The time allowed for appeals of such orders have expired without any appeal having been taken.

         Pursuant to the Plan, a change in control of the Company occurred as of the Plan Effective Date, as described below.

         Under the Plan, the Company's common stock that was outstanding prior to the Plan Effective Date was canceled and 4,929,313 new shares of Common Stock were issued. The Plan also provides for the future issuance of an additional 70,687 shares of Common Stock to certain classes of creditors of the Company and Four Queens, whose claims have not yet been resolved. Of the 4,929,313 shares of Common Stock issued pursuant to the Plan, 4,646,440 shares or 94.3% of the total outstanding were acquired by the MWV Accounts. Of the shares which the MWV Accounts acquired, 995,280 shares were purchased at $5.00 per share under the Subscription Rights Agreement dated October 10, 1996 ("Rights Agreement"), which was called for by the Plan. Under the Rights Agreement, a total of 1,000,000 shares of Common Stock were subscribed for at $5.00 per share and were issued on the Plan Effective Date. The other 4,720 shares were subscribed for by certain holders of the old common stock that was canceled on the Plan Effective Date.

         The shares of Common Stock acquired by the MWV Accounts, other than the 995,280 shares which they purchased under the Rights Agreement, were issued to the MWV Accounts under the Plan (i) in partial satisfaction of the MWV Accounts' respective allowed claims relating to the Company's 12.5% First Mortgage Notes due 2000 that were issued in October 1993 or (ii) as a premium for the MWV Accounts' purchase of Common Stock under the Rights Agreement which was not subscribed for by other persons entitled to participate under the Rights Agreement.

         Holders of the approximately 15.9 million shares of old common stock that were canceled on the Plan Effective Date received, in the aggregate, 77,426 shares of new Common Stock (including 4,720 shares purchased under the Rights Agreement). This represents 1.6% of the Common Stock outstanding on the record date.

         As a condition to the approvals by the Board and the Commission which were required for the Plan to become effective, limitations were placed on the persons who could exercise voting and investment power (including dispositive power) with respect to Common Stock owned by any of the MWV Accounts. Under those limitations, Waterfall is the only individual who exercises voting and investment authority over the Common Stock on behalf of any of the MWV Accounts.

Security Ownership of Certain Beneficial Owners and Management

         As of December 22, 1997, the beneficial ownership of Common Stock, which is the only outstanding class of Elsinore equity or voting securities, by each person who is known by Elsinore to be the beneficial owner of more than 5% of the outstanding Common Stock, is as follows (1):

                                                                     Amount and Nature of
      Name and Address of Beneficial Owner                           Beneficial Ownership          Percent of Class
      ------------------------------------                           ---------------------         ----------------

      John C. "Bruce" Waterfall,  who exercises voting and investment  authority over the Common Stock owned by the MWV Accounts, as follows (2)(3):
               The Common Fund for Non-Profit Organizations                     232,322                     4.7
               Morgens Waterfall Income Partners, L.P.                          130,100                     2.6
               MWV Employee Retirement Plan Group
                   Trust                                                         41,818                       *
               Restart Partners, L.P.                                           813,127                    16.5
               Restart Partners II, L.P.                                      1,156,964                    23.5
               Restart Partners III, L.P.                                       803,834                    16.3
               Restart Partners IV, L.P.                                        506,462                    10.3
               Restart Partners V, L.P.                                         134,747                     2.7
               Betje Partners                                                   213,736                     4.3
               Phoenix Partners, L.P.                                           613,330                    12.4
                                                                                -------                    ----

                        Total                                                 4,646,440                    94.3
                                                                              =========                    ====

         * Less than 1% of the outstanding shares.

         (1) In addition to the persons reported in the table, RGME holds warrants to purchase 1,125,000 shares of Common Stock (See "CERTAIN RELATIONSHIPS AND TRANSACTIONS"). If RGME were to exercise the warrants, it would become the owner of approximately 18.5% of the outstanding Common Stock. The relevant Exchange Act rules generally provide that a person is deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of any option, warrant or right. Although the warrants, by their terms, are exercisable at any time, the Company understands that as a condition precedent to such exercise, RGME would have to apply for and obtain the approval of Nevada gaming authorities. The Company is not aware of any such application having been filed by RGME. Furthermore, the Company's understanding is that the timing of the gaming authorities' decision on any such application to exercise the warrants would be subject to substantial uncertainty. Accordingly, RGME is not reported in the table as beneficially owning more than 5% of the Common Stock.

         (2) The address for Mr. Waterfall and each of the MWV Accounts is 10 East 50th Street, New York, New York 10022.

         (3) Pursuant to agreements and undertakings with the Board and the Commission which were required in order for the Plan to become effective, Mr. Waterfall is the only individual who exercises voting and investment power (including dispositive power) with respect to Common Stock owned by the MWV Accounts. MWV and its affiliates other than Waterfall are either investment advisors to, or trustees or general partners of, the MWV Accounts. Accordingly, for purposes of the relevant Exchange Act rules, they could also be deemed the beneficial owners of Common Stock held by the MWV Accounts. The possible attribution of such beneficial ownership of Common Stock, expressed in number of shares and percent of the class, to MWV and those affiliates is as follows: MWV -- 446,058 (9.0%); MW Capital, L.L.C. -- 130,100 (2.6%); Prime Group, L.P. --
813,127  (16.5%);  Prime Group II, L.P. -- 1,156,964  (23.5%);  Prime Group III,
L.P. -- 803,834 (16.3%); Prime Group IV, L.P. -- 506,462 (10.3%); Prime Group V,
L.P. -- 134,747 (2.7%);  Prime,  Inc. -- 3,415,134  (69.3%);  and MW Management,
L.L.C. -- 613,330 (12.4%). In view of Mr. Waterfall's possession of sole voting and investment power over the Common Stock on behalf of the MWV Accounts, these entities disclaim beneficial ownership of Common Stock.

         As of December 22, 1997, the beneficial ownership of Common Stock by each of Elsinore's directors and by its directors and officers as a group, as such ownership is known by Elsinore, is as follows:

                                             Amount and Nature of
      Name of Beneficial Owner               Beneficial Ownership                   Percent of Class
      ------------------------               --------------------                   ----------------

      John C. "Bruce" Waterfall, Chairman            4,646,440 (1)                          94.3
               of the Board
      Harry C. Hagerty, III,                            53,869 (2)                           1.1
               Director
      Directors and executive officers as            4,700,309 (1)(2)                       95.4
               a group

         (1) See note (3) to the preceding table discussing beneficial owners of more than 5% of the outstanding Common Stock for information regarding Mr. Waterfall's beneficial ownership.

         (2) Mr. Hagerty is deemed the beneficial owner of 53,869 shares of Common Stock by virtue of his ownership of a corporation which serves as general partner of a limited partnership which owns these shares.

                      INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of Elsinore Corporation and subsidiaries, Debtor-In-Possession as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been included in this Information Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering the December 31, 1996 consolidated financial statements, contains an explanatory paragraph that states that on October 31, 1995, the Company filed a voluntary petition seeking to reorganize under Chapter 11 of the United States Bankruptcy Code and that the Company was then currently operating as a Debtor-In-Possession under the jurisdiction of the Bankruptcy Court and this event and circumstances relating to this event raise substantial doubt about the entity's ability to continue as a going concern. The consolidated balance sheet as of December 31, 1996, does not include any adjustments that might result from the outcome of that uncertainty.

         Representatives of KPMG Peat Marwick LLP are not scheduled to be at the Special Meeting.

                               THE MERGER

Background of the Merger

         In connection with the Plan, on February 20, 1997, the Commission approved a change in control of the Company and found Jeffrey T. Leeds and S. Barton Jacka suitable as directors of the Company. Pursuant to the Plan and as of the Plan Effective Date, the MWV Accounts received 94.3% of the Common Stock. Waterfall exercises all voting and investment authority over such Common Stock on behalf of the MWV Accounts. Waterfall was also found suitable as a controlling shareholder of the Company and as the Chairman of the Board of Directors of the Company. Also pursuant to the Plan and as of the Plan Effective Date, the three above-named individuals and Edward M. Nigro and Harry C. Hagerty, III became the directors of the Company.

         In the first half of 1997, the Company and Mr. Allen E. Paulson ("Paulson") commenced discussions which culminated in an agreement for entities controlled by Paulson to acquire the outstanding Common Stock for $3.16 per share plus an amount of additional consideration equal to the daily portion of the accrual on $3.16 at 9.43% compounded annually, from June 1, 1997 to the date immediately preceding the date such acquisition is consummated.

         Neither the Company, its Board of Directors nor the MWV Accounts have received offers from any parties other than Paulson to acquire the Company or a controlling equity interest in the Company.

         Paulson also entered into discussions with Riviera to acquire a controlling interest in that company as well. Riviera owns and operates the Riviera Hotel and Casino in Las Vegas, Nevada. On September 16, 1997, Gaming and RAS entered into the Riviera Merger Agreement, which provides for the Riviera Merger, pursuant to which Riviera would be the surviving corporation and would also become a wholly-owned subsidiary of Gaming.

         Pursuant to the Plan, RGME, an indirect subsidiary of Riviera, has been managing the Four Queens Casino under a management contract which guarantees RGME a management fee plus additional incentive compensation based on the results of operations of the Four Queens Casino. The management contract also grants to RGME warrants to purchase 1,125,000 shares of Common Stock at $1.00 per share. Upon consummation of the Merger, RGME would receive approximately $2.4 million in respect of the warrants, net of the exercise price.

Determination by the Board

         Elsinore's Board of Directors has unanimously determined (1) to approve the Merger Agreement and the consummation of the transactions contemplated thereby, and (2) that the Merger Agreement, and the terms and conditions thereof, including the consideration to be received by the shareholders, were fair from a financial point of view to Elsinore's shareholders. In reaching its conclusions, Elsinore's Board of Directors considered various factors including the recommendation of the Special Committee which the Board of Directors appointed to consider, among other things, whether the Merger Agreement is fair from a financial point of view to Elsinore's shareholders. The Special Committee retained independent counsel to represent it in evaluating the Merger Agreement. The Special Committee considered, among other factors, the following:

         (1) the premium which the Merger Consideration represented in comparison to the reported trading prices for the Common Stock prior to public disclosure of Paulson's interest in acquiring the entire equity interest in the Company;

         (2) the Company's recent Chapter 11 bankruptcy reorganization and the limited trading market for its Common Stock since its emergence from that bankruptcy reorganization;

         (3) for other selected publicly traded gaming companies, the multiples of earnings and cash flows which the stock trading prices represented;

         (4) published information reporting on certain other recent acquisitions of gaming companies and the multiples of the acquired companies' earnings and cash flows which the acquisition prices represented;

         (5) the Company's recent financial performance and prospects for future performance in view of recent results of operations;

         (6)   the    appropriateness   and   timeliness   of   the   respective
         representations and warranties given by the parties to the Merger Agreement;

         (7) the termination fees payable under certain circumstances in the event that the Merger is not consummated;

         (8) all terms and conditions of the Merger Agreement taken as a whole; and

         (9) the agreement by MWV (on behalf of the MWV Accounts) to vote in favor of the Merger, to grant the Option to Gaming and to receive, as the price for Gaming's purchase of the MWV Accounts' Common Stock under the Option Agreement, an amount equal or substantially equivalent to the Merger Consideration.

         As noted in factor (4) above, the Special Committee reviewed and considered prices paid in other reported acquisitions of gaming companies measured as a multiple of earnings. In its consideration of such information, the Special Committee noted that the Company and its subsidiary's Four Queens Casino, which is a single downtown Las Vegas hotel/casino, were not comparable to the larger, more diversified gaming properties that were the subject of the reported acquisitions. The Special Committee therefore placed limited weight on the comparison of the Merger Consideration, measured as a multiple of Elsinore's earnings, to prices paid in such other reported acquisitions of gaming companies.

         The Special Committee considered MWV's favorable evaluation of the Merger Consideration, as discussed in factor (9) above, to be of considerable importance in view not only of the MWV Accounts' stake in the Company, but also in view of the Board's perception of MWV's financial sophistication.

         No person was retained as an unaffiliated representative to act on behalf of the shareholders of Elsinore for the purpose of negotiating the terms of the Merger. Neither Elsinore, EAS, nor, to the Company's knowledge, Gaming has received any report, opinion, or appraisal from an outside party relating to the Merger Consideration, or the fairness of such Merger Consideration to the shareholders of Elsinore, EAS or Gaming. The Board's decision not to obtain an opinion from a third party regarding the fairness of the Merger Consideration was based on several factors, including primarily (i) the substantial premium that the Merger Consideration represented as compared with the reported trading prices and book value of the Common Stock prior to the public announcement of Paulson's expression of interest in acquiring all of the Common Stock (see "TRADING PRICES AND DIVIDENDS"); (ii) the approval of the Merger by the Special Committee, which consisted of two directors experienced in the hotel/casino industry, one of whom is also an investment banker, and neither of whom are affiliated with Waterfall, the MWV Accounts or Riviera; (iii) the determination by MWV on behalf of the MWV Accounts that the Merger Consideration per share of Common Stock was a fair price, and the Board's perception of the financial sophistication and expertise of MWV in considering transactions of this nature; and (iv) the absence of any competing offers to acquire the Company or a controlling interest in the Common Stock after the proposed sale of the Company to Paulson was first publicly disclosed in a Schedule 13D Amendment filed by MWV and related parties with the SEC on April 10, 1997, which was followed by a press release issued by Elsinore in May 1997.

         Prior to the Board of Directors' approval of the Merger Agreement, each director was separately polled as to whether he was approached with any indications of interest in acquiring the Company since the first public disclosure about the negotiations for an acquisition by Paulson's side. Each Company director reported that there had been no such indications of interest.

Conditions to the Merger

         The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, including (i) obtaining requisite shareholder and regulatory approvals or clearances, (ii) that the Riviera Merger has become effective, and
(iii) that Paulson shall not have become deceased or incapacitated due to physical or mental illness, injury or disease, which incapacity renders him unable to perform the requisite duties of the Chief Executive Officer of Gaming for a consecutive period of ninety days or more. The Merger Agreement is included in this Information Statement as Annex I.

         The Merger Agreement also contains a number of other conditions which must be satisfied or waived by the other parties before the Merger can be consummated. The material conditions are summarized herein and all such conditions can be found in the Merger Agreement.

The Merger Agreement

         The following is a summary of the material terms and provisions of the Merger Agreement. This summary, and all other discussions of the terms, conditions and provisions of the Merger Agreement included elsewhere in this Information Statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex I, and incorporated herein by reference.

         The Merger. Elsinore has entered into the Merger Agreement with Gaming and EAS pursuant to which EAS will be merged with and into Elsinore. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (as defined below in "The Effective Time"), would be converted into the right to receive the Merger Consideration. Although Elsinore will be the surviving corporation, it shall be governed by the Articles of Incorporation and Bylaws of EAS, with the exception that the Articles of Incorporation will be amended to reflect the name of the corporation as "Elsinore Corporation." The surviving Elsinore will be a wholly owned subsidiary of Gaming. Owners of Common Stock prior to the Merger will have no ownership interest in Elsinore or Gaming after the Merger.

         The Merger shall have those effects set forth in Nevada corporate merger law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided, all of the property, rights, privileges, powers and franchises and title to any real estate vested in Elsinore and EAS shall vest in the surviving company, Elsinore. Also, all debts, liabilities and duties of Elsinore and EAS shall become the debts, liabilities and duties of the surviving company, Elsinore. In addition, those Elsinore shareholders who do not vote in favor of the Elsinore Merger are entitled to demand payment by the corporation of the fair value of their shares upon exercise of their dissenter's rights, as provided in NRS Sections 92A.300-92A.500, a copy of which is attached hereto as Annex III.

         Officers and Directors. The officers and directors of the Company at the Effective Time and, subject to the requirements of Nevada gaming law as described above, any individuals designated by Gaming at or prior to the Effective Time, shall be the initial officers and directors of the surviving corporation, Elsinore. Each shall hold office in accordance with the surviving corporation's Articles of Incorporation and Bylaws and until such time as his or her successor is duly elected and qualified.

         The Effective Time. Unless the Merger Agreement is terminated, as soon as practicable after the satisfaction or permissible waiver of the conditions precedent to the Merger Agreement, the Merger shall become effective at such time as the articles of merger are filed with the Nevada Secretary of State in accordance with the provisions of NRS Chapter 92A, or such later date as set forth in such filing (the "Effective Time"). In no event shall the Effective Time be later than April 1, 1998, unless such time is extended in accordance with the Merger Agreement. Prior to the above-referenced filing, but no later than 30 days after the satisfaction, or permissible waiver, of conditions precedent, a closing of the transaction will occur.

         Merger Consideration. At the Effective Time, each share of Common Stock, with the exception of any shares as to which dissenter's rights are exercised, shall be converted into and represent the right to receive the Merger Consideration. From and after the Effective Time, the previously outstanding shares of Common Stock shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Merger Consideration payable to the holder thereof, without interest, upon surrender of the certificate. "Merger Consideration" means the amount of $3.16 in cash per share, plus an amount of additional consideration equal to the daily portion of the accrual on $3.16 at 9.43% compounded annually, accruing from June 1, 1997 to the date immediately preceding the Effective Time; provided, that the Merger Consideration paid to the MWV Accounts shall be reduced by the amount of additional consideration paid to the MWV Accounts pursuant to the Option Agreement.

         Shareholders who object to the Merger Agreement and who comply with all provisions of Nevada law concerning the rights of dissenting shareholders, shall obtain payment of the statutorily prescribed "fair value" of each dissenting share. Such dissenting shares will not be converted into the right to receive the Merger Consideration as described above, but instead will be converted into the right to obtain such consideration as may be determined to be due pursuant to Nevada law. If, after the Effective Time, such a dissenting shareholder withdraws his demand for payment or fails to perfect or otherwise loses his dissenter's rights, his shares would be converted as of the Effective Time into a right to receive the Merger Consideration, without interest.

         No assurance can be given that shareholders who exercise dissenter's rights under Nevada law will receive consideration which equals or exceeds the Merger Consideration.

         Each pre-Effective Time share of Common Stock owned by Gaming or EAS, or their shareholders or affiliates, or which is held in treasury by the Company or any of its subsidiaries, shall be canceled and retired and shall cease to exist, and no payment of any consideration shall be made with respect thereto.

         Each share of capital stock of EAS issued and outstanding immediately prior to the Effective Time shall be converted into and shall become validly issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of the surviving company, Elsinore.

         Exchange of Shares. At or prior to the Effective Time, Gaming shall designate a bank or trust company reasonably acceptable to Elsinore to serve as exchange agent for the Common Stock. As soon as reasonably practicable after the Effective Time, Gaming shall deposit with the exchange agent in cash or immediately available funds an amount that equals the aggregate Merger Consideration. Promptly after the Effective Time, the surviving company, shall instruct the exchange agent to mail to each record holder of Common Stock as of the Effective Time a letter and instructions for use in effecting the surrender of the share certificates and the receipt of payment therefor. All cash paid upon the surrender of the share certificates, in accordance with the terms of the Merger Agreement, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares, and there shall be no further registration of transfers on the stock transfer books of the surviving corporation, of the shares which were outstanding immediately prior to the Effective Time. At any time following the date six months after the Effective Time, the surviving company may require the exchange agent to deliver to it any funds that have been made available to the exchange agent that have not been disbursed to shareholders, and thereafter the shareholders may look to the surviving company only as general creditors thereof with respect to the Merger Consideration payable upon the surrender of the stock certificates. Notwithstanding the foregoing, neither Elsinore nor the exchange agent shall be liable to any holder of a stock certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Certain Conditions to Consummation of the Merger. The obligations of the Company, Gaming and EAS to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions: (a) any waiting period applicable to the consummation of the Elsinore Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated; (b) approval of the Merger by the affirmative vote of holders of not less than a majority of the outstanding Common Stock, excluding shares ineligible to vote; (c) the absence of any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted or issued applicable to the Merger by any governmental entity which, directly or indirectly, (i) prohibits the consummation of the Merger or the transactions contemplated by the Option Agreement, (ii) prohibits or materially limits the ownership or operation by the Company, or any of its respective subsidiaries of the material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or seeks to compel the Company, Gaming, or EAS to dispose of or hold separate any material portion of the business or assets of the Company or Gaming or EAS and its subsidiaries, taken as a whole, as a result of the Merger or any of the transactions contemplated by the Merger Agreement, or (iii) prohibits Gaming or EAS from effectively controlling in any material respect the business or operations of the Company, taken as a whole; provided, that the Company, Gaming and EAS shall use their reasonable best efforts to cause any such statute, rule, regulation, judgment, order or injunction to be repealed, vacated or lifted; (d) the Riviera Merger shall have become effective; and (e) all licenses, permits, registrations, authorizations, consents, waivers, orders or other approvals required to be obtained, and all filings, notices or declarations required to be made, prior to the Effective Time, by Gaming, EAS, Paulson, the Company or any of its subsidiaries in order to consummate the Merger and the transactions contemplated by the Merger Agreement, and in order to permit the Company and its subsidiaries to conduct their respective businesses in the jurisdictions regulated by applicable gaming authorities after the Effective Time in the same manner as conducted by the Company and its subsidiaries immediately prior to the Effective Time shall have been obtained or made.

         In addition, the obligations of Gaming and EAS on the one side, and the Company on the other side, to effect the Merger are subject to the satisfaction at or prior to the Effective Time of certain additional considerations as detailed in the Merger Agreement.

         Certain Covenants. The Company has agreed that from the date of the Merger Agreement until the Effective Time, the Company and its subsidiaries will each conduct its respective operations in the ordinary course of business and will use its reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain existing business relationships. The Company has agreed that, prior to the Effective Time, without the prior written consent of Gaming unless otherwise provided in the Merger Agreement, the Company will not: (a) amend its Articles of Incorporation or Bylaws or other comparable organizational documents; (b) authorize for issuance, issue, pledge, sell, deliver or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or otherwise encumber, any capital stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by the Plan, warrants or other securities listed on Schedule
2.2 of the Merger Agreement, as such are in effect as of the date of the Merger Agreement, or amend any of the terms of any such outstanding securities or agreements; (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries; (d) (i) with certain exceptions disclosed in the Merger Agreement, create or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other person, (ii) make any loans, advances or capital contributions to, or investments in, any other person, (iii) pledge or otherwise encumber any shares of capital stock of the Company or any of its subsidiaries, or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon; (e) enter into any transaction, other than in the ordinary course of business, or make any investment, except for expenditures and transactions in an aggregate amount not to exceed by more than $350,000 the aggregate amount of expenditures and transactions set forth in the capital expenditures plan provided to Gaming by the Company on September 5, 1997; (f) enter into, adopt or (except as may be required by law or by the terms of any such arrangement) amend or terminate any bonus, profit-sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or benefits of any director, officer, or employee, or grant any benefit or termination or severance pay to any director, officer or employee not required by any plan or arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock options) or by law; (g) acquire, sell, lease or dispose of, or encumber any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the ordinary course of business; (h) change any of the accounting principles or practices used by the Company, except as may be required as a result of a change in law, SEC guidelines or generally accepted accounting principles applied on a consistent basis; (i) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof,
(ii) authorize any new capital expenditure or expenditures except for expenditures and transactions in an aggregate amount not to exceed by more than $350,000 the aggregate amount of expenditures and transactions set forth in the capital expenditures plan provided to Gaming by the Company on September 5, 1997, (iii) settle any litigation for amounts in excess of $100,000 individually or $500,000 in the aggregate, or (iv) enter into or amend any contract, agreement, commitment or settle or compromise any tax liability, other than in the ordinary course of business; (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed in the Merger Agreement or reflected or reserved against in the financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice; (k) terminate, modify, amend or waive compliance with any provision of any material contract or fail to take any action necessary to preserve the benefits of any such material contract to the Company or any of its subsidiaries; (l) fail to comply with any laws, ordinances or other governmental regulations applicable to the Company or any of its subsidiaries, including, but not limited to, gaming laws and any regulations promulgated thereunder, that may have a material adverse effect on the Company; or (m) take, or agree in writing or otherwise take, any of the foregoing actions.

         Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under the applicable laws and regulations to consummate the Merger, including preparing any required regulatory filings and obtaining any required consents and waivers.

         No Solicitation of Alternative Transactions. The Company has agreed that it will not, and its subsidiaries and affiliates will not, and the Company and its subsidiaries will use their reasonable best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction with respect to the Company or any of its subsidiaries or an inquiry with respect thereto, or (ii) in the event of an unsolicited Alternative Transaction for the Company or any of its subsidiaries, engage in negotiations or discussions with, or provide any information or data to any person relating to any Alternative Transaction, subject to the Board of Directors' good faith determination, after consulting with outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would likely result in a breach of the Board of Directors' fiduciary duties under applicable law if such Alternative Transaction would provide the Company's shareholders with a purchase price per share that is higher (the amount of such excess in the purchase price per share of Common Stock being referred to as the "Spread") than the Merger Consideration. The Company will notify Gaming and EAS orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions thereof and the identity of the person making such), within 24 hours of the receipt thereof. The Company and its subsidiaries and affiliates will immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted with respect to any Alternative Transaction relating to the Company or any of its subsidiaries.

         "Alternative Transaction" means any tender or exchange offer for Common Stock or equivalent securities of the Company's subsidiaries, any proposal for a merger, consolidation or other business combination involving any such person, any proposal or offer to acquire in any manner a 10% or more equity interest in, or 10% or more of the business or assets of, such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person, except that "Alternative Transaction" does not apply to any such transaction involving Gaming, EAS or their affiliates.

         Each of the parties has agreed to normal and customary covenants and stand-still provisions related to the Merger prior to the Effective Time. Specifically, EAS and Gaming have agreed that none of their officers, directors or shareholders will attempt to influence, direct or cause the direction of the management or policies of the Company pending receipt of all required approvals from gaming authorities, pursuant to applicable gaming laws, for the transactions contemplated by the Merger Agreement and the Option Agreement.

         Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding the approval by the Company's shareholders: (a) by mutual written consent of Gaming, EAS and the Company; (b) by Gaming and EAS or the Company if any court or governmental authority issues an order, decree or ruling or takes any other action restraining or otherwise prohibiting the Merger, and such order, decree, ruling or action becomes final and non-appealable, however, Gaming and the Company must use their reasonable best efforts to have such injunction lifted; (c) by Gaming and EAS or the Company, at any time after April 1, 1998, if the Merger has not occurred by that date; however, if the Merger has not occurred solely because the required approvals of the Nevada gaming authorities have not been obtained and the Nevada gaming authorities have informed Paulson, Gaming or the Company that a review of the applications for such approvals is scheduled for a later date, then the termination date of the Merger Agreement will be extended until such approvals have been granted or denied, but under no circumstances will the termination date be extended beyond June 1, 1998; in addition, the right to terminate the Merger Agreement because of the foregoing is not available to any party whose failure to fulfill any obligations under the Merger Agreement is the principal cause of the failure of the Merger to have occurred by such date; (d) by Gaming and EAS if (i) the Company has breached any representations, warranties, covenants or agreements which would have a material adverse effect or prevent the consummation of the Merger and the breach has not been cured on or prior to ten business days following notice of such breach, (ii) the Company's Board of Directors withdraws or modifies in a manner adverse to Gaming its approval or recommendation of the Merger Agreement, the Merger or the transactions contemplated thereby or recommends, or the Company enters into an agreement providing for, an Alternative Transaction, (iii) the Merger Agreement is not approved by the requisite vote of the Company's shareholders, or (iv) Paulson becomes deceased or disabled; (e) by the Company if (i) Gaming has breached any representations, warranties, covenants or agreements which would have a material adverse effect or prevent the consummation of the Merger and the breach has not been cured on or prior to ten business days following notice of such breach, (ii) the Company's Board of Directors determines in good faith after consulting with outside legal counsel that it is required in the exercise of its fiduciary duties to enter into a definitive agreement with respect to an Alternative Transaction, or (iii) the Agreement is not approved by the requisite vote of the Company's shareholders; or (f) by the Company if the closing has not occurred within 30 days following the receipt of the required approvals of the gaming authorities, provided all of the conditions to Gaming's obligations which the Company is required to fulfill to effect the Merger must be satisfied or waived by Gaming.

         If the Merger Agreement is terminated because the Company's Board of Directors has determined in the exercise of its fiduciary duties to withdraw or modify in a manner adverse to Gaming its approval or recommendation of the Merger Agreement, the Merger, or the transactions contemplated thereby or the Company enters into a definitive agreement providing for an Alternative Transaction; or if the Agreement is not approved by the requisite vote of the Company's shareholders; or if the Company's Board of Directors determines in good faith after consulting with outside legal counsel that it is required in the exercise of its fiduciary duties to enter into a definitive agreement with respect to an Alternative Transaction, the Company will be required to pay to Gaming a "Termination Fee" upon the closing of an Alternative Transaction. The Termination Fee will be the aggregate amount equal to 3% of the consideration for the equity of the Company which is received by the Company or the shareholders in the Alternative Transaction valued at the higher of the value of the consideration on the date of (i) the execution of the definitive agreement with respect to the Alternative Transaction or (ii) the closing of the Alternative Transaction. The ability of Gaming and EAS to terminate their obligations under the Merger Agreement without creating an obligation to pay the Company consideration is predicated upon certain representations of Paulson that he has discussed, in detail with his Nevada counsel, his background and knows of no reason why he would not be able to obtain all necessary approvals of gaming authorities prior to April 1, 1998, and that Paulson has agreed that he will pursue vigorously and will give complete and prompt attention to all requests from gaming authorities for information and will do nothing to delay the receipt of all necessary approvals.

         If the Merger Agreement is terminated (except for certain specified reasons including those described in the preceding paragraph) or the Merger does not occur on or before April 2, 1998 (or June 2, 1998 in certain circumstances), the Company is entitled to receive from Gaming and/or EAS on behalf of its shareholders, other than the MWV Accounts, (i) $178,776, plus interest at the rate of 9.43% per annum, and (ii) an amount equal to $230.94 multiplied by the number of days elapsed from the execution date of the Merger Agreement to termination.

The Option and Voting Agreement

         The following is a summary of certain provisions of the Option Agreement. This summary and all other discussions of the terms of the Option Agreement included elsewhere in this Information Statement are qualified in their entirety by reference to the Option Agreement, a copy of which is attached hereto as Annex II, and incorporated herein by reference.

         The Option. The MWV Accounts beneficially own 4,646,440 shares of Common Stock, constituting 94.3% of the issued and outstanding Common Stock. Contemporaneously with the Merger Agreement, Gaming and MWV (acting through Waterfall on behalf of the MWV Accounts) entered into the Option Agreement. In partial consideration for the Option Agreement and except in certain specified circumstances, Gaming agreed to pay MWV on behalf of the MWV Accounts an amount equal to $2,936,550.08 if the transactions contemplated by the Merger Agreement are not consummated. To ensure payment of the aforementioned amount, Gaming delivered a letter of credit in that face amount to MWV, which provides that it may be drawn on in the event that the Merger Agreement and the transactions contemplated therein are not consummated, unless the failure to consummate such transactions is the result of certain specified circumstances.

         The Option Agreement also grants Gaming an irrevocable option to purchase the shares of Common Stock owned by the MWV Accounts, at any time until the earlier of the consummation of the Merger or June 1, 1998, provided that the exercise of such option does not violate any law, including Nevada gaming law, at an exercise price of $3.16 per share. Under the terms of the Option Agreement, until the earlier of the termination or the closing date of the Option Agreement, Gaming will continue to make monthly payments to MWV (on behalf of the MWV Accounts) at the rate of 9.43% per annum on $3.16, for all shares of Common Stock held by the MWV Accounts. In the event the Merger is consummated, the option shall terminate automatically and the Common Stock held by the MWV Accounts shall be converted into the right to receive the Merger Consideration. The Option Agreement also acknowledges the parties' understanding that, upon consummation of the Merger, the Merger Agreement provides for a reduction of the consideration payable to MWV on account of any interest previously paid to MWV pursuant to the terms of the Option Agreement. If the Merger is not consummated as a result of certain specified circumstances and the option is not exercised, the Option Agreement provides that MWV shall repay to Gaming the payments received by MWV under the Option Agreement.

         Voting. In connection with the Merger and pursuant to the terms and conditions of the Option Agreement, MWV (acting through Waterfall on behalf of the MWV Accounts) covenanted to Gaming that at any meeting of shareholders of Elsinore called to vote upon the Merger and the Merger Agreement, or in any other circumstances where a vote, consent or other approval with respect to the Merger or Merger Agreement is sought, the shares of Common Stock owned by the MWV Accounts will be present for purposes of a quorum and will be voted in favor of the Merger and Merger Agreement, and each of the transactions contemplated therein. MWV (acting through Waterfall on behalf of the MWV Accounts) also agreed that the Common Stock owned by the MWV Accounts would be voted against any other action which may be adverse to the Merger Agreement and the transactions contemplated therein. Furthermore, MWV (acting through Waterfall on behalf of the MWV Accounts) agreed to negotiate exclusively with Gaming with respect to the disposition of Common Stock held by the MWV Accounts, and that such Common Stock would not be sold or transferred except pursuant to the Option Agreement. MWV also agreed that if the Merger is consummated, it will waive any rights it may have to require Elsinore to repurchase all or part of the $29,104,000 principal amount of 13.5% second mortgage notes issued under an indenture dated March 3, 1997, by and among Elsinore, certain guarantors and First Trust National Association.

         Termination. The Option Agreement shall terminate without further action by the parties if (i) the purchase option or put option provided therein is exercised and closed; (ii) the purchase or put option has not been exercised and the Merger is consummated; (iii) the Merger Agreement is terminated pursuant to other circumstances; or (iv) the option has not been exercised by June 1, 1998.

         Approval of Option Agreement. NRS Section 78.438 prevents a Nevada corporation from engaging in any merger or certain other activities with a person who is an "interested stockholder" of such corporation for three years following the acquisition of such shares unless the activity or the purchase of shares is previously approved by the board of directors of such Nevada corporation. By entering into the Option Agreement with MWV, Gaming may be deemed an "interested stockholder" within the meaning of the Nevada statute. The Company's Board of Directors gave prior approval to the Option Agreement and Gaming's acquisition of Common Stock pursuant to the Option Agreement.

Letter of Credit

         Gaming has delivered a letter of credit in the face amount of $2,936,550.08 to MWV (the "Letter of Credit"). The Letter of Credit ensures payment to MWV of such amount as partial consideration under the Option Agreement for the grant by MWV of the purchase option to Gaming if (a) the Merger Agreement is terminated (except pursuant to a non-payment termination event as defined in the Option Agreement) or (b) the Elsinore Merger does not occur in accordance with the terms thereof on or before April 1, 1998 (or, if the termination date is extended in accordance with the terms of the Merger Agreement, June 1, 1998) for any reason other than the occurrence of a non-payment termination event; provided, that MWV shall be entitled to receive the consideration described above in the event MWV is entitled to receive consideration as described in the Riviera Option Agreement and in accordance with the terms thereof; and, provided further, that MWV shall be entitled to the consideration described above if the Merger is not consummated as a result of a breach by Gaming, EAS, or Paulson of any covenants or warranties made by or about them in the Merger Agreement.

Certain Effects of the Merger

         The Elsinore Merger shall have the effects set forth in Nevada corporate merger law. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided in the Merger Agreement, all of the property, rights, privileges, powers and franchises, and title to any real estate vested in the Company and EAS shall vest in Elsinore, as the surviving company. Additionally, all debts, liabilities and duties of Elsinore and EAS shall become the debts, liabilities and duties of Elsinore as the surviving company.

         The Articles of Incorporation and Bylaws of EAS in effect immediately prior to the Effective Time shall become the Articles of Incorporation and Bylaws of Elsinore, as the surviving corporation, except that Article I of the Articles of Incorporation shall be amended to read as follows: "The name of the corporation shall be Elsinore Corporation."

         The officers and directors of Elsinore at the Effective Time and, subject to the requirements of Nevada gaming law, any additional individuals designated by Gaming at or prior to the Effective Time, shall be the initial officers and directors of Elsinore as the surviving corporation, and each shall hold their position in accordance with the provisions of the Articles of Incorporation and Bylaws of the surviving corporation, until his or her successor is duly appointed and qualified.

         Each share of Common Stock held by Gaming, EAS, or their shareholders or affiliates, or which is held in treasury by the Company, shall be canceled and retired and shall cease to exist, and no payment of any consideration shall be made with respect to the same. From and after the Effective Time, all previously outstanding shares of Common Stock shall be automatically canceled and retired, and shall cease to exist. Furthermore, any holder of a certificate representing shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon surrender of the certificate.

         Each share of capital stock of EAS issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the surviving corporation. Each record holder of pre-Merger Common
Stock may deliver the certificates representing such Common Stock to the exchange agent designated by Gaming. In turn, the exchange agent shall transmit the Merger Consideration to which such holder is entitled, and the share certificate shall be canceled.

Surrender of Certificates; Payment of Consideration

         In order to receive payment of the Merger Consideration after the Effective Time, shareholders must complete the letter of transmittal which will be provided by the exchange agent designated by Gaming or by the surviving corporation in the Merger, and must present the letter of transmittal and such certificates to the exchange agent. The holders of certificates should carefully read and follow the instructions set forth in the letter of transmittal.

Federal Income Tax Consequences

         The following discussion sets forth what the Company considers to be the material federal income tax consequences of the Merger to Company shareholders. The discussion does not purport to consider all aspects of federal income taxation which may be relevant to a shareholder, and the tax treatment of a shareholder may vary according to the shareholder's situation. Certain shareholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. In addition, the discussion does not consider the effect of any foreign, state or local tax laws. The discussion assumes that shareholders hold their Common Stock as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Finally, shareholders should be aware that the conclusions set forth in the following discussions could be affected by future legislation, case law, or administrative interpretations.

         The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such shareholder's adjusted tax basis in the Common Stock and the cash received by such shareholder. Such gain or loss will be a capital gain or loss if such Common Stock was held as a capital asset.

         Under the Taxpayer Relief Act of 1997, in the case of individuals and other persons not taxed as corporations, if the holding period for the Common Stock is more than 18 months as of the Effective Time, the maximum federal income tax rate on any capital gain recognized by the shareholder is 20%. A non-corporate shareholder whose holding period is more than 12 months but not more than 18 months as of the Effective Time will be subject to a maximum capital gains tax rate of 28%. Net gains on the sale of capital assets held 12 months or less are taxed as ordinary income. A capital loss of a non-corporate shareholder may be offset against ordinary income up to $3,000; capital losses in excess of $3,000 may be carried forward to future years. In the case of corporate shareholders, capital gains and capital losses continue to be classified as long-term if the holding period exceeds one year. Although capital losses may be offset by capital gains, for corporate shareholders net long-term capital gains are taxed at the regular corporate income tax rates.

         The receipt of the Merger Consideration may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applies only if the shareholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Amounts paid as backup withholding (but not any applicable penalties) are creditable against a shareholder's federal income tax liability.

         The foregoing discussion may not apply to shareholders who acquire Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

Regulatory Approval


         The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, which provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. Waterfall and Paulson each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division and the waiting period has ended.

         Compliance with the HSR Act does not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds after the end of the waiting period. Accordingly, at any time before or after the Effective Time, and not withstanding that the HSR Act waiting period has ended, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Waterfall and Paulson will prevail.


Gaming Regulation and Licensing

         Nevada. Elsinore is registered with the Commission as a publicly traded company and has been found suitable as the sole shareholder of Four Queens. Four Queens holds a nonrestricted gaming license to conduct nonrestricted gaming operations at the Four Queens Casino. As such, various aspects of the Merger may be subject to the jurisdiction and prior approval of the Commission and the Board. Accordingly, it is important to note that the ownership and operation of casino gaming facilities in Nevada, as well as the manufacture and distribution of gaming devices, are subject to extensive state and local regulation. Publicly traded parent corporations and holding companies of Nevada gaming licensees, as well as the licensed subsidiaries, are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and various local regulations. A registered company and its gaming operations and companies are subject to the licensing and regulatory control of the Commission, the Board, the Clark County Liquor Gaming Licensing Board and possibly other local agencies throughout the State of Nevada, including the City of Las Vegas (collectively, the "Nevada Gaming Authorities").

         The laws, regulations and supervisory procedures of the Nevada Gaming Authorities have their genesis in various declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;
(iv) the prevention of cheating and fraudulent practices; and (v) the creation of a source of state and local revenues through taxation and licensing fees. Neither gaming licenses nor the registration approvals given to publicly traded corporations are transferable. Changes in such laws, regulations and procedures could have an adverse effect on the Company's operation.

         Since the Company is registered with the Commission as a publicly traded corporation and has been found suitable as the sole shareholder of Four Queens, it is required to submit, upon application and on a periodic basis, detailed financial and operating reports to the Commission. Additionally, the Company may be required to furnish any other information requested by the Commission. No person may become a shareholder of, or receive any percentage of profits from licensed Nevada operating companies without first obtaining licenses and approvals from the Nevada Gaming Authorities.

         The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, any registered company or its licensed subsidiary in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the licensed subsidiary must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the registered company who are actively and directly involved in the gaming activities of the licensed subsidiary may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause deemed reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or a finding of suitability must pay all of the costs of the investigation. Changes in licensed positions with the registered company or its licensed subsidiary must be reported to the Nevada Gaming Authorities. In addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities also have jurisdiction to disapprove a change in a corporate position.

         If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the registered company or its licensed subsidiary, the companies involved would be required to sever all relationships with such a person. Additionally, the Commission may require the registered company or its licensed subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

         Elsinore and Four Queens are required to submit detailed financial and operating reports to the Commission. Substantially all loans, leases, sales of securities and similar financing transactions by Four Queens must be reported to, or approved by, the Commission.

         If it were determined that the Nevada Act was violated by the licensed subsidiary or the registered company, the gaming licenses or registration held by the registered company and its licensed subsidiary could be limited, conditioned, suspended or revoked subject to compliance with certain statutory and regulatory procedures. Moreover, at the discretion of the Commission, the registered company and its licensed subsidiary and persons involved could be subject to substantial fines for each separate violation of the Nevada Act.

         A beneficial holder of the registered company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the registered company's voting securities determined if the Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting such an investigation. Also, the Clark County Liquor Gaming Licensing Board and the City of Las Vegas have taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license.

         The Nevada Act requires any person who acquires more than 5% of the registered company's voting securities to report the acquisition to the Commission. The Nevada Act requires that beneficial owners of more than 10% of the registered company's voting securities apply to the Commission for a finding of suitability within 30 days after the Chairman of the Board mails written notice requiring such a filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15% of the registered company's voting securities may apply to the Commission for a waiver of such a finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold the voting securities for investment purposes only unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered company, any change in the registered company's corporate charter, bylaws, management, policies or operations of the registered company, or any of its gaming affiliates, or any other action which the Commission finds to be inconsistent with holding the registered company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by shareholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Commission may determine to be consistent with such investment intent. If the Commission grants a waiver to an "institutional investor" the waiver does not include a waiver or exemption from the requirement for prior approval to "acquire control" of a registered corporation. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

         Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Commission or the Chairman of the Board may be found unsuitable. The same restriction applies to a record owner if the record owner, after request, fails to identify the beneficial owners. Any shareholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a registered corporation beyond such period of time as may be prescribed by the Commission may be guilty of a criminal offense. The registered company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a shareholder or to have any other relationship with the registered company or its Subsidiaries, the registered company (i) pays that person any dividend or interest upon voting securities of the registered company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities for cash at fair market value.

         The Commission may, in its sole discretion, require the holder of any debt security of a registered corporation to file applications, be investigated and be found suitable to own the debt security of the registered corporation. If the Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the registered corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

         The registered company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such a disclosure may be grounds for finding the record holder unsuitable. The registered company is also required to render maximum assistance in determining the identity of the beneficial owner. The Commission has the power to require the registered company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act.

         Elsinore may not make a public offering of its securities without the prior approval of the Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. Any such approval, if given, does not constitute a finding, recommendation or approval by the Commission or the Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

         Application for approval of public offering and the like may be filed without complete documentation related thereto so long as the documents and information are supplied to the Board and Commission as they become available in accordance with the normal and customary practice of the securities industry. Additionally, the Commission may, either generally or specifically, exempt any person, security or transaction from application pursuant to its regulations regarding publicly traded corporations.

         Changes  in  control  of the  registered  company  or its  subsidiaries through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Commission. Entities seeking to acquire control of a registered corporation must satisfy the Board and the Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Commission may also require controlling shareholders, officers, directors and other persons having a material relationship or involvement with the entity proposed to acquire control, to be investigated and licensed as part of the approval process related to the transaction.

         License fees and taxes, computed in various ways dependent upon the type of gaming activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling of food or refreshments. Nevada licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license, also pay certain fees and taxes to the State of Nevada.

         Any person who is licensed, required to be licensed, registered, or required to be registered, or is under common control with such person (hereinafter collectively referred to as "Licensees"), and who propose to become involved in a gaming venture outside the State of Nevada are required to deposit with the Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Commission if it knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engages in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employs a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the basis of personal unsuitability.

         It is important to note that the granting of any registrations, amendment of orders of registration, findings of suitability, approvals or licenses to be sought in connection with the Plan of Reorganization are discretionary with the Gaming Authorities. The burden of demonstrating the suitability or desirability of certain business transactions is at all times upon the applicants. Any licensing or approval process requires the submission of detailed financial, business and possible personal information, and the completion of a thorough investigation.

         New Jersey. The New Jersey Casino Service license held by Four Queens expired September 30, 1997. A new license application has been filed and is being investigated, which was required due to a change in control of the Company. Transactional waivers have been obtained from the State of New Jersey pending completion of the license investigation. The transactional waivers will expire on April 1, 1998.

         Washington. Elsinore's subsidiary, Olympia Gaming Corporation, has not renewed its gaming license issued by the State of Washington as it is no longer performing under, or seeking, a management contract in that state.

                       TRADING PRICES AND DIVIDENDS


         There is no organized or established trading market for the Common Stock. The Common Stock's prices are reported on the NASDAQ "Bulletin Board."


         As of the close of business on December 22, 1997, there were approximately 620 record owners of Common Stock.

         The trading market for the Common Stock is extremely thin. The MWV Accounts own 94.3% of the outstanding Common Stock, which they acquired pursuant to the Plan, and they have not bought or sold any Common Stock since the Plan became effective. The Common Stock held by the MWV Accounts is deemed beneficially owned by Elsinore's Chairman of the Board, and Elsinore's directors and executive officers as a group are deemed to own beneficially 95.4% of the outstanding Common Stock. The remaining 4.6% of the outstanding shares is widely dispersed among numerous small shareholders.

         On May 14, 1997, the last full day preceding Elsinore's filing with the SEC of its Form 10-Q which reported, among other things, that Paulson had expressed an interest in acquiring all of the outstanding Common Stock, both the high and low sale prices of the Common Stock reported on the NASDAQ "Bulletin Board" were $0.13 1/2 (13 1/2 cents). As of December 22, 1997, both the last high and low sale prices of the Common Stock reported on the NASDAQ "Bulletin Board" were $2.375 (2 3/8). In view of the lack of an organized or established trading market for the Common Stock, the extreme thinness of whatever trading market exists and the limited number of shares that are not held by the MWV Accounts, Elsinore cautions investors that these reported prices may not be indicative of the price at which any shareholder may be able to sell his or her shares or the price which a shareholder may receive by exercising dissenter's rights under Nevada law with respect to the Merger in lieu of receiving the Merger Consideration.

         Elsinore has not paid any dividends on the Common Stock in the past two years and does not currently expect to pay any dividends in the foreseeable future.

                        ELSINORE'S BUSINESS AND PROPERTIES

General

         Elsinore is registered with the Commission as a publicly traded holding company of Four Queens, the licensed operator of the Four Queens Casino. Four Queens also held a casino service license in New Jersey allowing it to distribute its casino game "multiple action blackjack." Four Queens currently distributes the game to eight casinos in New Jersey. The Four Queens' New Jersey license expired September 30, 1997; however, it has obtained transactional waivers from the State of New Jersey pending completion of the license investigation associated with a change in control of Elsinore. Gaming management activities of Elsinore's other subsidiaries, such as those in Washington, have terminated. After the Merger, Elsinore will be a wholly-owned subsidiary of Gaming. Shareholders of Elsinore prior to the merger will no longer own Elsinore stock nor will they become shareholders of Gaming.

         See also "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF - Charge in Control Pursuant to Elsinore's Bankruptcy Reorganization."

The Four Queens Casino

         Four Queens owns the Four Queens Casino, which has been in operation since 1966. The Four Queens Casino has consistently concentrated on delivering high quality, traditional Las Vegas-style gaming and entertainment. The Four Queens Casino is located on a leased site of approximately two acres adjacent to the Golden Nugget Hotel & Casino in the heart of Fremont Street in downtown Las Vegas. The property features approximately 690 hotel rooms, including 45 suites, 32,000 square feet of casino space, two full-service restaurants, three bars, a gift shop, a comedy showroom, six retail concessions, 12,000 square feet of function space and approximately 560 parking spaces. The casino has approximately 1,000 slot machines, 26 gaming tables, a keno lounge and a sports book. RGME, which has been managing the Four Queens Casino since August 1996, has focused primarily on slot play versus previous management's philosophy of marketing to high limit table players. This plan has changed the customer base at the property and allows the Four Queens Casino to concentrate on what RGME considers to be Las Vegas' most profitable revenue source, which is the slot player market. Also, aggressive marketing strategy on Fremont Street was implemented with the objective of attracting into the Four Queens Casino the 20,000-plus daily visitors to the downtown area.

         Management. Since August 1996, RGME, an indirect subsidiary of Riviera, has been managing the Four Queens Casino. Under the current management contract, RGME receives a minimum annual management fee of $1,000,000 plus additional compensation contingent upon operating results of the Four Queens Casino. The management contract also grants to RGME warrants to purchase 1,125,000 shares of Common Stock at $1.00 per share. (See "CERTAIN RELATIONSHIPS AND TRANSACTIONS") Upon consummation of the Merger, RGME would receive approximately $2.4 million in respect of the warrants, net of the exercise price.

         Either party to the management contract can terminate it if (i) substantially all of Four Queens' assets are sold; (ii) Four Queens is merged; or (iii) a majority of the Four Queens' or Elsinore's shares is sold. Upon such termination, RGME would receive a $2 million termination bonus minus any amount realized or realizable upon exercise of the warrants.

         No Solicitation of Alternative Transactions. The Merger Agreement restricts the Company and its subsidiaries and affiliates from soliciting or otherwise encouraging third parties to acquire the Company, and in certain cases Gaming will have the right to receive a termination fee if the Company enters into an Alternative Transaction (as defined).

The Las Vegas Market

         Las Vegas is one of the largest and fastest growing entertainment markets in the country. According to the Las Vegas Convention and Visitors Authority (the "LVCVA"), the number of visitors traveling to Las Vegas has increased at a steady and significant rate for the last eleven years from 15.2 million in 1986 to 29.6 million in 1996, a compounded annual growth rate of 6.9%. The gaming business in Clark County has continued to grow at a compounded annual rate of 9.2% from $2.4 billion in 1986 to $5.8 billion in 1996.

         Las Vegas is the largest city in Nevada, with a population in excess of one million, and is Nevada's principal tourist center. Gaming and tourism are the major attractions, complemented by warm weather and the availability of many year-round recreational activities. Although Las Vegas' principal markets are the western regions of the United States, most significantly southern California and Arizona, Las Vegas also serves as a destination resort for visitors from all over the world. A significant percentage of visitors originate from Latin America and Asia.

         Historically, Las Vegas has had one of the strongest hotel markets in the country. The number of hotel and motel rooms in Las Vegas has increased by over 40% from approximately 67,000 at the end of 1989 to 95,000 at the end of 1996, giving Las Vegas the most hotel and motel rooms of any metropolitan area in the country. Despite this increase in the supply of rooms, the occupancy rate exceeded 91% for each of 1993, 1994, 1995 and 1996. Since January 1, 1996, there were over 9,200 hotel rooms under construction and the LVCVA estimated that approximately 60,000 additional hotel rooms were proposed for construction. The new rooms under construction are primarily being designed to attract the high-end gaming and convention customers, and based on construction costs will be priced at rates well above those which have been or can be charged by the Four Queens Casino based on the Company's investment in that facility.

The Downtown Market

         General Information. Downtown Las Vegas, with its famous neon lighting and its 12 major casinos all located within close proximity of each other, attracts a significant number of loyal customers comprised of both visitors to Las Vegas and local residents.

         Recent results of the downtown Las Vegas casinos have been adversely affected by, among other things, the opening of themed mega-casinos on the Las Vegas Strip. In the 1989-1991 period, the opening of the Mirage and Excalibur casino/hotels depressed the growth rate of downtown Las Vegas gaming revenues. Similarly, the openings of the MGM Grand, Luxor and Treasure Island casino/hotels have had an adverse effect on downtown gaming revenue. In addition, two new themed casino resorts, namely Monte Carlo and New York New York, opened on the southern part of the Strip in 1996 and early 1997, respectively.

         The Fremont Street Experience. Casino operators in downtown Las Vegas formed the Downtown Progress Association to improve the downtown area. The most noteworthy improvement is the Fremont Street Experience, which features a celestial vault and light show. The celestial vault is a 100-foot high, 100-foot wide, 1,340-foot long frame spanning Fremont Street, from Main Street to Fourth Street, which is closed to traffic to create a pedestrian mall. The celestial vault is the framework for a high-tech light show using reflectors, strobe lights, and laser image projectors. Nine major entertainment venues, including the Four Queens Casino, that together offer 17,000 slot machines, over 500 blackjack and other table games, 41 restaurants and 8,000 hotel rooms are connected by the project, which opened on December 13, 1995. The project also includes a 1,500-space parking facility. The goal of the Fremont Street Experience is to create a special attraction for gaming customers and other visitors to Las Vegas through such activities as street events and entertainment in this extraordinary setting. A special themed event at the Fremont Street Experience can draw as many as 80,000 people. Through such attractions, the Fremont Street Experience draws visitors to the downtown area and provides competition with the larger and new gaming and entertainment complexes located on or near the Strip.

         The Company and several of the other downtown casino operators collectively own the Fremont Street Experience through their ownership of the company which holds title to the project. The Company has a one-sixth ownership share and is responsible for a proportionate share of the project's operating costs.

Legal Proceedings

         The Company is a defendant in two consolidated lawsuits pending in the federal court for the District of New Jersey, alleging violation by the Company and certain of its subsidiaries and affiliates of the Worker Adjustment and Retraining Notification Act (the "WARN Act") and breach of contract.

         The plaintiffs filed three proofs of claims in the Company's and Four Queens' bankruptcy proceedings. Two of the proofs of claims, one for the union employees and one for the non-union employees, totaled $14 million and allege liability under the WARN Act for failure to notify employees properly in advance of cessation of operations of Elsinore Shore Associates. The third proof of claim in the amount of $800,000 was based upon retroactive wage agreements executed by Elsinore Shore Associates promising to pay its employees deferred compensation if the employees remained with Elsinore Shore Associates during its reorganization. The proofs of claims were filed as priority claims, not general unsecured claims.

         Based upon the Order For Verdict Upon Liability Issues issued by the presiding judge in New Jersey, as well as the Bankruptcy Code, the Bondholders' Committee in the bankruptcy proceeding filed an objection to the WARN Act proofs of claims. The Bankruptcy Court tentatively approved the objection and disallowed the claims pending entry of the final order from the New Jersey court. No final appealable order has been entered as of yet by the Bankruptcy Court.

         On October 22, 1997, the New Jersey court entered its Findings of Fact and Conclusions of Law and Judgment Upon Liability Issues, which affirmed its prior holding denying WARN Act liability. The New Jersey court's judgment can now be brought to the Bankruptcy Court to request a final order denying the WARN Act proofs of claims. However, the plaintiffs' counsel has indicated that the plaintiffs intend to appeal the New Jersey court's decision, and their time to file such an appeal has not yet expired. If they appeal, it is likely that the Bankruptcy Court would defer its final decision on the WARN Act proofs of claims pending the outcome of the appeal.

         A second objection was filed on behalf of the Bondholders' Committee to the $800,000 proof of claim regarding the retroactive wage benefits. Because the New Jersey court had found the Company to be liable on these obligations together with Elsinore Shore Associates, the objection filed by the Bondholders' Committee did not dispute the allowability of the proof of claim to participate with the other unsecured creditors in the Company's bankruptcy proceedings. However, the Bondholders' Committee objected to the claim of priority status in the Company's proceedings. The Bondholders' Committee objected to the claim in its entirety in the Four Queens' bankruptcy proceeding. The Bankruptcy Court granted the objections and ruled that the proof of claim for retroactive wage benefits would be an allowed unsecured claim against the Company to be treated in Class 10 of the Plan with final determination of the actual amount of the claim to be made by the New Jersey District Court. The plaintiffs thereafter filed a motion for reconsideration regarding the Bankruptcy Court's order, which motion was ultimately denied. The final order was entered by the court in July 1997, and the plaintiffs have appealed the order to the Ninth Circuit Bankruptcy Appellate Panel.

         In summary, the Company believes that any claims listed above, if allowed, would be included in the Class 10 Unsecured Creditor's pool of the bankruptcy proceedings, which is capped at $1.4 million and, therefore, will not have a material financial effect on the Company.

         The  Company is a party to other  claims and  lawsuits  as  detailed in
Schedule 2.11 of the Merger Agreement. Management believes that such matters are either covered by insurance or, if not insured, will not have a material adverse effect on the financial position or results of operations of the Company.

                             SELECTED FINANCIAL DATA

           Set forth below is selected consolidated historical financial data with respect to the Company for the five years ended December 31, 1996. This data should be read in conjunction with the consolidated financial statements and notes thereto set forth elsewhere herein.

                                                                  December 31,
                                      ----------------------------------------------------------------------

                                          1996          1995          1994          1993           1992
                                          ----          ----          ----          ----           ----
                                          (Dollars in thousands except per share amounts)
Balance Sheet Data:

Total Assets                               $42,627       $37,101       $67,315        $71,923     $41,961
Current Portion
      of Long-Term Debt                         50            54            59            204       3,051
Long-Term Debt Net of
      Current Portion:
         Notes Payable                      61,425        61,327        59,040         53,018      28,513
         Capital Leases                      1,487         1,531         1,290          1,350       1,555
Stockholder's Equity
    (Deficit)                              (40,710)      (43,441)       (1,664)         4,567        (182)
                                          ========      ========       =======          =====       =====

Operations Data:

Revenues (Net)                             $61,199       $56,973       $62,706        $66,852     $63,998
                                           =======       =======       =======        =======     =======

(Loss) Before
   Extraordinary Items                     $(1,556)     $(45,749)     $(10,176)       $(2,252)    $(1,780)
Extraordinary Items:
   Gain (Loss) on
     Extinguishment of Debt                      -             -          735            (285)          -
                                         ---------    ----------       -------          -----   ---------

Net Loss                                   $(1,556)     $(45,749)    $(  9,441)       $(2,537)    $(1,780)
                                          ========     =========    ==========       ========    ========

Per Share Amounts:
  Loss Before
       Extraordinary Items                  $ (.10)      $ (2.95)       $ (.84)        $ (.19)     $ (.15)
Extraordinary Items                              -             -           .06           (.02)          -
                                           -------      --------     ---------        -------     -------

Net Loss                                    $ (.10)      $ (2.95)       $ (.78)        $ (.21)     $ (.15)
                                           =======      ========       =======        =======     =======


Capital Costs:
      Depreciation and
        Amortization                      $  3,816      $  3,948      $  3,990       $  3,206    $  3,302
Interest Related to Prior-
  Period Tax Obligation                          -           590           885          4,256         213
Interest Expense                             2,505         8,006         9,086          1,385       3,124
                                           -------       -------       -------        -------     -------
                                           $ 6,321       $ 2,544       $13,961        $ 8,847     $ 6,639
                                           =======       =======       =======        =======     =======


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

           This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto and discussion of the Plan set forth elsewhere herein.

           The following tables set forth certain operating information for the Company for the three months ended September 30, 1997 and 1996 and nine months ended September 30, 1997 and 1996. Revenues and promotional allowances are shown as a percentage of net revenues. Departmental costs are shown as a percentage of departmental revenues. All other percentages are based on net revenues.


                                                           Three Months Ended                        Three Months Ended
                                                           September 30, 1997                        September 30, 1996
                                                 ----------------------------------------    ------------------------------------
                                                  (Unaudited) (000's)            %        (Unaudited) (000's)          %
                                               ---------------------------  ------------- --------------------  -----------------
Revenues, net:
   Casino                                                        8,741          67.8%               10,536             71.1%
   Hotel                                                         2,110          16.4%                2,591             17.5%
   Food & beverage                                               2,280          17.7%                2,977             20.1%
   Other                                                           892           6.9%                  172              1.2%
                                                 -------------------------  ------------- --------------------  -----------------
     Gross revenue                                              14,023         108.8%               16,276            110.0%
   Less promotional allowances                                  (1,136)         (8.8%)              (1,463)           (10.0%)
                                                 -------------------------  ------------- --------------------  -----------------
     Revenues, net                                              12,887         100.0%               14,813            100.0%
                                                 -------------------------  ------------- --------------------  -----------------

Costs and expenses:
   Casino                                                        3,395          38.8%                4,437             42.1%
   Hotel                                                         2,172         102.9%                2,255             87.0%
   Food and beverage                                             1,437          63.1%                1,813             60.9%
   Taxes and licenses                                            1,325          10.3%                1,612             10.9%
   Selling, general and
     administrative                                              2,509          19.6%                2,559             17.3%
   Rents                                                         1,034           8.0%                1,010              6.8%
   Depreciation and amortization                                   551           4.3%                  943              6.4%
   Interest                                                      1,269           9.8%                  811              5.5%
                                                 -------------------------  ------------- --------------------  -----------------

                   Total costs and expenses                     13,692         106.2%               15,440            104.2%
                                                 -------------------------  ------------- --------------------  -----------------

   Income (loss) before
        reorganizational items
        and income taxes                                          (805)         (6.2%)                (627)            (4.2%)
                                                 -------------------------  ------------- --------------------  -----------------

Reorganizational items                                               -              -                  977              6.6%
Income taxes                                                        15            .1%                    -                 -

                                                 -------------------------  ------------- --------------------  -----------------
   Net income (loss)                                              (820)         (6.3%)              (1,604)           (10.8%)
                                                 =========================  ============= ====================  =================
Other Data:

Net income (loss)                                                 (820)         (6.3%)              (1,604)           (10.8%)
Depreciation and amortization                                      551           4.3%                  943              6.4%
Interest                                                         1,269           9.8%                  811              5.5%
Income taxes                                                        15            .1%                    -                 -
Reorganizational items                                               -              -                  977              6.6%
                                                 -------------------------  ------------- --------------------  -----------------

Earnings before interest taxes, depreciation and
   amortization and reorganizational
   items (EBITDA)                                                1,015           7.9%                1,127              7.7%
                                                 =========================  ============= ====================  =================

Cash flows provided by (used in)
   operating activities                                         (2,650)                                835
                                                 =========================                ====================
Cash flows used in investing activities                         (1,119)                               (141)
                                                 =========================                ====================
Cash flows used in financing activities                           (204)                                (14)
                                                 =========================                ====================

                                                           Nine Months Ended                      Nine Months Ended
                                                          September 30, 1997                      September 30, 1996
                                                    --------------------------------    ---------------------------------------
                                                     (Unaudited)            %         (Unaudited) (000's)            %
                                                       (000's)
                                                  ------------------   -------------  ---------------------  ------------------
Revenues, net:
   Casino                                                 28,263           68.9%                32,401               70.7%
   Hotel                                                   7,116           17.3%                 8,319               18.2%
   Food & beverage                                         7,190           17.5%                 9,566               20.9%
   Other                                                   1,561            3.8%                   473                1.0%
                                                 -------------------  --------------  ---------------------  ------------------
     Gross revenue                                        44,130          107.5%                50,759              110.8%
   Less promotional allowances                            (3,111)           7.5%                (4,944)             (10.8%)
                                                 -------------------  --------------  ---------------------  ------------------
     Revenues, net                                        41,019           100.0                45,815              100.0%
                                                 -------------------  --------------  ---------------------  ------------------

Costs and expenses:
   Casino                                                 10,845           38.4%                13,563               41.9%
   Hotel                                                   6,431             .4%                 6,141               73.8%
   Food and beverage                                       4,593           63.9%                 5,273               55.1%
   Taxes and licenses                                      4,193           10.2%                 5,104               11.2%
   Selling, general and
     administrative                                        7,148           17.4%                 7,332               16.0%
   Rents                                                   3,067            7.5%                 3,044                6.6%
   Depreciation and amortization                           1,800            4.4%                 2,837                6.2%
   Interest                                                3,719            9.1%                 1,326                2.9%
                                                 -------------------  --------------  ---------------------  ------------------
     Total costs and expenses                             41,796          101.9%                44,620               97.4%
                                                 -------------------  --------------  ---------------------  ------------------

   Income (loss) before
    reorganizational items and
    income taxes                                            (777)          (1.9%)                1,195                2.6%
                                                 -------------------  --------------  ---------------------  ------------------

Reorganizational items                                         -               -                 2,115                4.6%
Income taxes                                                  45             .1%                     -                   -

                                                 -------------------  --------------  ---------------------  ------------------
   Net income (loss)                                        (822)          (2.0%)                 (920)              (2.0%)
                                                 ===================  ==============  =====================  ==================

Other Data:

Net income (loss)                                           (822)          (2.0%)                 (920)              (2.0%)
Depreciation and amortization                              1,800            4.4%                 2,837                6.2%
Interest                                                   3,719            9.1%                 1,326                2.9%
Income taxes                                                  45             .1%                     -                   -
Reorganizational items                                         -               -                 2,115                4.6%
                                                 -------------------  --------------  ---------------------  ------------------

Earnings before interest taxes, depreciation and
   amortization and reorganizational
   items (EBITDA)                                          4,742           11.6%                 5,358               11.7%
                                                 ===================  ==============  =====================  ==================

Cash flows provided by (used in)
   operating activities                                   (2,849)                                3,390
                                                 ===================                  =====================
Cash flows used in investing activities                   (2,696)                                 (592)
                                                 ===================                  =====================
Cash flows provided by (used in)
   financing activities                                      936                                   (41)
                                                 ===================                  =====================



              Three Months Ended September 30, 1997 Compared
                 To Three Months Ended September 30, 1996

Revenues

           Net revenues decreased by approximately $1,926,000 or 13%, from $14,813,000 for the three months ended September 30, 1996 to $12,887,000 for the three months ended September 30, 1997 due to competition and the general softness in the Las Vegas market which has affected most of the hotel/casinos in the downtown area.

         Casino revenues decreased by approximately $1,795,000, or 17%, from $10,536,000 during the 1996 interim period to $8,741,000 during the interim 1997 period due primarily to $639,000, or 25.8% decrease in table games revenues and a $1,949,000, or 24.3% decrease in slot revenue. Management has eliminated certain complimentary programs which generated significant volume in the third quarter of 1996. During the third quarter of 1997, table games drop decreased $6,570,000 or 36.7%. However, the win percentage increased by 1.2% as a result of more stringent controls over the dice games and a change in customer mix from comp credit players to cash paying vacationers. Slot coin-in decreased
$32,909,000, or 23%, due to the competition from aggressive marketing programs to $1.00 slot players, competitive pressures from the opening of new properties, and construction disruptions.

         Hotel revenues decreased by approximately $481,000, or 18.6% from $2,591,000 during the 1996 period to $2,110,000 during the 1997 period due primarily to a decrease in complimentary room revenues of $175,498 resulting from the elimination of certain table games marketing programs. The majority of the complimentary rooms were replaced with cash paying customers at lower room rates.

         Food and beverage revenues decreased approximately $697,000, or 23.4%, from $2,977,000 during the 1996 period to $2,280,000 during the 1997 period due to a decrease in complimentary revenues of $316,000 resulting from the elimination of the table games marketing programs and the closure of two unprofitable food outlets which were replaced by profitable leased fast food franchises. Lease revenues from these locations are included in other revenues along with the other shop leases and concessions.

         Other revenues increased by approximately $720,000, or 418.6%, from $172,000 during the 1996 period to $892,000 during the 1997 period, due primarily to an increase in interest income resulting from increased cash balances, additional rental income as a result of new tenant leases (including two leased food outlets described above), reduction in outstanding chip liability recognized in the third quarter and payments received under a settlement agreement with the Twenty-Nine Palms Band of Mission Indians.

         Promotional allowances decreased by approximately $327,000, or 22%, from $1,483,000 during the 1996 period to $1,136,000 during the 1997 period due to a decrease in complimentary rooms, and complimentary food and beverage resulting from the elimination of the table games marketing programs.

Direct Costs And Expenses Of Operating Departments

         Total direct costs and expenses of operating departments (including taxes and licenses) decreased by approximately $1,788,000, or 17.7%, from $10,117,000 for the three months ended September 30, 1996 to $8,329,000 for the three months ended September 30, 1997.

         Casino expense decreased by approximately $1,042,000 or 23.5%, from $4,437,000 during the 1996 period to $3,395,000 during the 1997 period due to a decrease in payroll and the cost of complimentary rooms, food and beverage. Casino expenses as a percentage of revenues remained constant at approximately 40% as management has redirected the Company's marketing efforts from table games to slots.

         Hotel expense decreased by approximately $83,000, or 3.6%, from $2,255,000 during the 1996 period to $2,172,000 during the 1997 period. This resulted from a change in policy on the housekeeping duties for the hotel rooms.

         Food and beverage costs and expenses decreased by approximately $376,000, or 20.7%, from $1,813,000 during the 1996 period to $1,437,000 during the 1997 period resulting from a corresponding decrease in revenues.

Other Operating Expenses

         Selling, general and administrative expenses decreased by approximately $50,000, or 1.9%, from $2,559,000 for the three months ended September 30, 1996 to $2,509,000 for the three months ended September 30, 1997 due to lower operating costs. As a percentage of total net revenues, selling, general and administrative expenses were 19.6%.

EBITDA

         EBITDA decreased by approximately $112,000, or 9.9% from $1,127,000 during the three months ended September 30, 1996 to $1,015,000 during the three months ended September 30, 1997. The decrease was due to lower revenues, as discussed above.

Other Expenses

         Reorganization items totaling $977,000 were incurred by the Company during the three months ended September 30, 1996. These consisted primarily of professional fees incurred as a result of the reorganization under Chapter 11 of the Bankruptcy Code. During the three months ended September 30, 1997, there were no reorganization items.

         Depreciation and amortization decreased by approximately 392,000, or 41.6%, from $943,000 during the 1996 period to $551,000 during the 1997 period due to revaluation of property and equipment as a result of fresh start accounting.

         Interest expense increased by approximately $458,000, from $811,000 during the three months ended September 30, 1996 to $1,269,000 for the three months ended September 30, 1997, due to the restatement of notes and restructured debt as of August 12, 1996, the date of Plan confirmation. Interest had been stayed while the Company was under the protection of the Bankruptcy Court.

Income Taxes

         Income taxes totaled $15,000 for estimated federal income tax payments resulting from the alternative minimum tax.

Net Income (Loss)

           As a result of the factors discussed above, the Company's net loss decreased by approximately $784,000, from a loss of $1,604,000 during the three months ended September 30, 1996 to a loss of $820,000 during the three months ended September 30, 1997.

              Nine Months Ended September 30, 1997 Compared
                To Nine Months Ended September 30, 1996

Revenues

         Net revenues decreased by approximately $4,800,000 or 10.5%, from $45,819,000 for the nine months ended September 30, 1996 to $41,019,000 for the nine months ended September 30, 1997.

         Casino revenues decreased by approximately $4,138,000, or 12.8%, from $32,401,000 during the 1996 period to $28,263,000 during the 1997 period due primarily to a $1,895,000, or 23.9% decrease in table games revenues and a $1,995,168, or 8.7% decrease in net slot revenue. Management has eliminated certain complimentary programs which generated significant volume in the first nine months of 1996. During the first nine months of 1997, table games drop decreased $23,011,000 or 43.9%, and slot coin-in decreased $91,239,000, or 21.0%. The decrease in table game volume was partially offset by a 1.8% increase in win percent.

         Hotel revenues decreased by approximately $1,203,000, or 14.5%, from $8,319,000 during the 1996 period to $7,116,000 during the 1997 period due primarily to a decrease in complimentary room revenues of $1,056,000 resulting from the elimination of certain table games marketing programs. The majority of the complimentary rooms were replaced with cash paying customers at lower room rates.

         Food and beverage revenues decreased approximately $2,376,000, or 24.8%, from $9,566,000 during the 1996 period to $7,190,000 during the 1997 period due to a decrease in complimentary revenues of $1,429,000 resulting from the elimination of the table games marketing programs and the closure of two unprofitable food outlets which were replaced by profitable leased fast food franchises.

         Other revenues increased by approximately $1,088,000, or 230%, from $473,000 during the 1996 period to $1,561,000 during the 1997 period, due primarily to payments totaling $561,000 received under the settlement agreement reached with the Twenty-Nine Palms Band of Mission Indians. In addition, the Company received a refund from prior year's health and welfare insurance premiums, an increase in interest income due to increased cash balances, and additional rental income as a result of new tenant leases.

         Promotional allowances decreased by approximately $1,833,000, or 37.1%, from $4,944,000 during the 1996 period to $3,111,000 during the 1997 period due to a decrease in complimentary rooms, food and beverage resulting from the elimination of the table games marketing programs.

Direct Costs And Expenses Of Operating Departments

         Total direct costs and expenses of operating departments (including taxes and licenses) decreased by approximately $4,019,000, or 13.4%, from $30,081,000 for the nine months ended September 30, 1996 to $26,062,000 for the nine months ended September 30, 1997.

         Casino expense decreased by approximately $2,718,000, or 20.1%, from $13,563,000 during the 1996 period to $10,845,000 during the 1997 period due to a decrease in payroll and complimentary expenses. Casino expenses as a percentage of revenues decreased from 41.9% to 38.4% due to management's redirection of the Company's marketing efforts from table games to slots.

         Hotel expense increased by approximately $290,000, or 4.7%, from $6,141,000 during the 1996 period to $6,431,000 during the 1997 period, and costs as a percentage of revenues increased from 73.8% to 90.4%, due to the reduction in cost of comps transferred to the Casino department.

         Food and beverage costs and expenses decreased by approximately $680,000, or 12.9%, from $5,273,000 during the 1996 period to $4,593,000 during the 1997 period resulting from a corresponding decrease in revenues.

Other Operating Expenses

         Selling, general and administrative expenses decreased by approximately $184,000, or 2.5%, from $7,332,000 for the nine months ended September 30, 1996 to $7,148,000 for the nine months ended September 30, 1997 primarily due to reduced energy and maintenance costs. As a percentage of total net revenues, selling, general and administrative expenses increased from 16.0% during the 1996 period to 17.5% during the 1997 period due to lower revenues over which fixed costs are incurred.

EBITDA

         EBITDA decreased by approximately $616,000, or 11.5%, from $5,358,000 during the nine months ended September 30, 1996 to $4,742,000 during the nine months ended September 30, 1997 due to lower revenues, as discussed above.

Other Expenses

         Depreciation and amortization decreased by approximately $1,037,000, or 36.6%, from $2,837,000 during the 1996 period to $1,800,000 during the 1997 period due to revaluation of property and equipment as a result of fresh start accounting.

         Interest expense increased by approximately $2,393,000, or 180.5%, from $1,326,000 during the nine months ended September 30, 1996 to $3,719,000 for the nine months ended September 30, 1997, due to the restatement of the Company's mortgage notes under the Plan. These notes began accruing interest as of August 12, 1996, the date of Plan confirmation.

         Reorganization items totaling $2,115,000 were incurred by the Company during the nine months ended September 30, 1996. These consisted primarily of professional fees incurred as a result of the reorganization under Chapter 11 of the Bankruptcy Code. During the nine months ended September 1997, there were no reorganization items.

Income Taxes

         Income taxes totaled $45,000 for estimated federal income tax payments resulting from the alternative minimum tax.

Net Income (Loss)

         As a result of the factors discussed above, net loss decreased by approximately $94,000, from a loss of $916,000 during the nine months ended September 30, 1996 to a loss of $822,000 during the nine months ended September 30, 1997.

Liquidity And Capital Resources

         The Company had cash and cash equivalents (including restricted amounts of $914,000) of approximately $7.0 million at September 30, 1997, as compared with $11.7 million at December 31, 1996 (including restricted cash of $4.4 million), a decrease of $4,609,000 from December 31, 1996. Significant debt service on the Company's restated 1993 Mortgage Notes ("New Second Mortgage Notes") and other debt issued pursuant to the Plan is paid in August and February and should be considered in evaluating cash increases or decreases in the second and fourth quarters. Pursuant to the Subscription Rights Agreement provided for in the Plan, $5,000,000 in cash was received by the Company following the close of business on February 28, 1997.

         For the first nine months of 1997, the Company's net cash (used) by operating activities was $(2,849,000) compared to $3,390,000 provided by operating activities in the first nine months of 1996 due primarily to the payment of accrued interest on the New Second Mortgage Notes which had accrued since August 12, 1996. EBITDA for the first nine months of 1997 and 1996 was $3.7 million and $4.2 million, respectively. Management believes that sufficient cash flow will be available to cover the Company's debt service for the next 12 months and enable investment in remaining budgeted capital expenditures of approximately $4.2 million for 1997, including an arrangement to finance slot machine purchases of $1.4 million in 1997, of which $500,000 has been used as of September 30, 1997 and the balance was used in October, 1997.

         Scheduled interest payments on the New Second Mortgage Notes and other indebtedness are $4.3 million in 1997 declining to $3.9 million in 2001. Cash flow from operations is not expected to be sufficient to pay 100% of the $30 million principal of the New Second Mortgage Notes at maturity on August 20, 2001. Accordingly, the ability of the Company to repay the New Second Mortgage Notes at maturity will be dependent upon its ability to refinance them. There can be no assurance that the Company will be able to refinance the principal amount of the New Second Mortgage Notes at maturity. The New Second Mortgage Notes are redeemable at the option of the Company at 100% at any time without premium.

         The New Second Mortgage Note Indenture provides for mandatory redemption by the Company upon the order of the Nevada gaming authorities. The indenture also provides that, in certain circumstances, the Company must offer to repurchase the New Second Mortgage Notes upon the occurrence of a change of control or certain other events at 101%. The Company is also required to offer to purchase all of its restated 1994 Mortgage Notes, the principal amount of which is approximately $3.9 million, at 101% upon any "Change of Control," as defined in the agreement governing those notes. The Merger would be deemed a "Change of Control" for purposes of that agreement. In the event of such mandatory redemption or repurchase prior to maturity, the Company would be unable to pay the principal amount of the New Second Mortgage Notes without a refinancing.

         Management considers it important to the competitive position of the Four Queens Casino that expenditures be made to upgrade the property. Management has budgeted approximately $7 million for capital expenditures in 1997. The Company expects to finance such capital expenditures from cash on hand, cash flow and slot lease financing. Uses of cash during the nine month period included capital expenditures of $2,791,000. Based upon current operating results and cash on hand, the Company has sufficient operating capital to fund its operation and capital expenditures for the next 12 months.

     Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

Liquidity And Capital Resources

         Capital Resources: On January 25, 1995, through a public offering of its common stock, the Company raised approximately $3,747,000, net of underwriting discounts and commissions and other direct offering costs, in consideration for the issuance of 2,500,000 shares of common stock. The net proceeds were used for debt service and other working capital purposes.

         On March 31, 1995, the Company sold, through a private placement to six purchasers, an aggregate of $1,706,250 principal amount of 7.5% Convertible Subordinated Notes. The net proceeds of $1,566,000 were used for debt service and other working capital purposes.

         As provided in the Subscription Rights Agreement dated October 10, 1996 ("Rights Agreement"), pursuant to the Plan of Reorganization, the Company issued stock subscription rights to purchase up to an aggregate of one million shares of Common Stock at an exercise price of $5.00 per share. The rights that were not exercised by the specified deadline were transferred automatically to the members of the Bondholder Committee and exercised by them prior to the Plan Effective Date.

         As the Rights Agreement proceeds were received, they were deposited in a separate Company bank account and were reflected in the December 31, 1996 balance sheet classification "Cash and Cash Equivalents Restricted." As of December 31, 1996, Rights Agreement proceeds of $4,287,000 had been received by the Company.

         Cash and cash equivalents (including restricted amounts of $4,445,000 at December 31, 1996) increased $8,081,000 to $11,653,000 at December 31, 1996.
Net cash provided by operating activities for the year ended December 31, 1996 was approximately $4,852,000. Major uses of cash during 1996 included payments of $1,431,000 of reorganization administrative costs, $578,000 of reorganization severance costs, $139,000 of interest on the old 1994 Second Mortgage Notes and $1,001,000 of capital expenditures.

         Liquidity: The Company's primary sources of liquidity are cash flows from the operations of the Four Queens Casino. Four Queens Casino revenues, operating results and cash flows increased during the year ended December 31, 1996, primarily because of an increase in Four Queens Casino hotel guests and casino visitors, because of an overall increase in the number of visitors to Las Vegas and related visitor (and local residents) interest in the Fremont Street Experience attraction in downtown Las Vegas.

         During 1996, the Company experienced less liquidity pressure because of the protection afforded by the bankruptcy laws in the payment of obligations incurred prior to the filing and arising under certain executory contracts entered into prior to the filing of the bankruptcy petition and because of the increased visitors to Las Vegas and the opening of the Fremont Street Experience.

Results Of Operations

         Total revenues, net of promotional allowances, increased $4,226,000 (7.4%). Casino revenues increased $2,336,000 (5.8%), as compared to 1995. Promotional allowances, which are subtracted from gross revenues, decreased $496,000 (7.4%) in 1996 compared to 1995. Overall, management believes that the increase in 1996 revenues over 1995 was at least partially attributable to increased visitors to downtown because of (1) the Fremont Street Experience and
(2) the related improvement of vehicular traffic flow to downtown Las Vegas following completion of its construction in November 1995.

         The increase in casino revenues in 1996, as compared to 1995, included a $2,971,000 (10.9%) increase in slot revenues and a $635,000 (5.0%) decrease in table games revenues. The increase in slot revenues was in both the volume of play and win percentage. The decrease in table games revenues resulted primarily from a decrease in the volume of play.

         Hotel revenues increased $1,638,000 (17.1%) during 1996 due to an increase in average room rate and slightly higher room occupancy. Food and beverage revenues increased $237,000 (2.0%). An increase in beverage revenues, reflecting increased customer traffic, was partially offset by decreased food complimentary sales during the year.

         Interest and other income decreased $481,000 primarily because of decreases in interest income accrued on Native American loans, which were fully reserved at December 31, 1995. However, in 1996, the Company received its first payment under the settlement agreement reached with the Twenty-Nine Palms Band of Mission Indians.

         Total costs and expenses, excluding interest, depreciation and amortization and provisions for losses on loans receivable from Native American Tribes, casino development costs and reorganization items decreased $1,337,000 (2.4%) in 1996 as compared to 1995.

         Casino costs and expenses decreased $2,011,000 (10.2%) primarily due to a decrease in costs allocated to the casino for promotional allowances (which was lower, as a result of a reduction in the ratio of complimentary sales to total sales of rooms, food and beverages) and to a lesser extent by cost containment.

         Correspondingly, hotel expenses increased $585,000 (7.4%) because of lower promotional cost allocations to the casino and because of slightly higher payroll costs. Food and beverage expenses increased $1,078,000 (17.9%) over 1995 almost entirely because of a lesser allocation of promotional costs to the casino.

         Taxes and licenses were comparable with 1995 consisting of increased payroll and slot taxes which were mostly offset by lower table games and property taxes. Selling, general and administrative expenses decreased $1,057,000 (9.3%) from 1995 primarily as a result of reduced payroll costs of corporate administrative and development staff. Rent expenses were comparable with 1995.

         Depreciation and amortization decreased $132,000 (3.3%) in 1996 primarily because the remaining unamortized balance of debt issue costs related to the old 1993 First Mortgage Notes was charged to reorganization items at October 31, 1995 (see Notes 1 and 8 of Notes to Consolidated Financial
Statements for the years ended December 31, 1996, 1995 and 1994) and slightly lower depreciation of property and equipment, which was mostly offset by the start-up (January 1, 1996) of amortization (over 60 months) of the $3,000,000 investment in the Fremont Street Experience.

         Interest expense for 1996 decreased $5,501,000 from 1995 as reorganization proceedings continued. As of December 31, 1996, interest expense of approximately $1,575,000 had been accrued from the August 12, 1996 Plan confirmation date on the face amount of the new Restated Second Mortgage Notes ($30 million at 13.5% per annum) which were later issued when the Plan became effective. In addition, interest of approximately $170,000 has been accrued from the Plan confirmation date on the new Restated 11.5% First Mortgage Notes (approximately $3.8 million face) which were later issued when the Plan became effective. Because of the Chapter 11 proceedings, there had been no accrual of interest on the old $57,000,000 12.5% 1993 First Mortgage Notes since October 31, 1995. If accrued to the Plan confirmation date, the interest expense on the old 12.5% 1993 First Mortgage Notes would have been approximately $4,394,000 in 1996. (In addition, the remaining unaccreted discount balance related to the old 12.5% 1993 First Mortgage Notes was charged to expense as a reorganization item at October 31, 1995). There also had been no accrual of interest on the $1,425,000, 7.5% Convertible Subordinated Notes since October 31, 1995. If accrued to the Plan confirmation date, the interest expense on the 7.5% notes would have been approximately $67,000 in 1996. In addition, there had been no accrual of interest on the $2,950,000 of prior period tax obligations since October 31, 1995. If accrued, the interest expense to the Plan confirmation date on prior period tax obligations would have been approximately $185,000 for 1996.

         Reorganization expense is comprised of items incurred by the Company as a result of reorganization under Chapter 11 of the Bankruptcy Code. As of the Plan confirmation date in August 1996, the Company expensed approximately $761,000 of executive severance costs, of which approximately $318,000 was immediately due, with the remainder payable in monthly installments which continue into 1997.

         Reorganization expenses for 1996 follow:

                                          December 31, 1996
                                          ($ in thousands)
          Officer severance expenses          $  761
          Administrative expenses, net         1,431
                                              -------
                Total reorganization items    $2,192
                                              =======

      Year Ended December 31, 1995 Compared To Year Ended December 31, 1994

         Total revenues, net of promotional allowances, decreased $5,733,000 (9.1%). Casino revenues, decreased $6,306,000 (13.6%), as compared to 1994. Promotional allowances, which are subtracted from gross revenues, decreased $837,000 (11.1%) in 1995 compared to 1994 for the same reasons.

         The decrease in casino revenues in 1995, as compared to 1994, consisted primarily of a $3,178,000 (20.1%) decrease in table game revenues and a $3,078,000 (10.1%) decrease in slot revenues. The decreases in table games revenues resulted from decreases in both volumes of play and win percentages. The decrease in slot revenues resulted from decreases in volumes of play. Overall, management believes that these decreases were primarily due to the disruption of traffic flow to downtown Las Vegas caused by construction of the Fremont Street Experience and related infrastructure improvements and lower than expected hold percentages in table games.

         Hotel revenues increased slightly during 1995 due to a small increase in average room rate which was partially offset by a small decrease in occupancy. Food and beverage revenues decreased $557,000 (4.4% in 1995) reflecting the lower volume of customer traffic during the period. The total of interest and other income was comparable with 1994.

         Casino costs and expenses decreased $3,161,000 (13.8%) primarily as a result of reduced casino payroll expenses resulting from cost containment programs and the decrease in casino volume. Hotel expenses increased $252,000 (3.3%).

         In 1995, food and beverage expenses decreased $240,000 (3.8%), as compared to 1994 due to cost containment programs.

         Costs incurred as a result of taxes and license fees decreased $328,000 (4.7%) in 1995 with higher payroll taxes offset by lower gaming tax expenses. Selling, general and administrative expenses decreased $507,000 (4.3%) from 1994 primarily as a result of reduced payroll expenses resulting from cost containment programs.

         In 1995, rent expenses increased $642,000 (19.4%) primarily because of an increase in gaming equipment leased under operating leases.

         Depreciation and amortization decreased $42,000 (1.1%) in 1995 primarily because the remaining unamortized balance of debt issue costs related to the old 12.5% 1993 First Mortgage Notes was charged to reorganization items at October 31, 1995 (see Notes 1 and 8 of Notes to Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994).

         Interest on prior period income tax obligations decreased $295,000 primarily because of adjustment of accruals to lower effective rates for the year. Interest expense, excluding interest on prior period income taxes, decreased $1,080,000 (11.9%) because, in connection with the reorganization proceedings, interest subsequent to October 31, 1995 was only accrued on the $3,000,000 principal of the old 20% 1994 Second Mortgage Notes. In addition, the unaccreted debt discount balance related to the old 12.5% 1993 First Mortgage Notes was charged to reorganization expense at October 31, 1995.

         During the year ended December 31, 1995, the Company charged off $23,598,000 of loans receivable from Native American Tribes and wrote off $2,323,000 of casino development costs related to Native American Casino projects (for additional information, see Note 4 of Notes to Consolidated Financial Statements for the years ended December 31, 1996, 1995 and 1994).

For 1995, reorganization items consisted of the following:
 (in thousands)

Debt issue costs charge-off                 $ 293
Debt discount charge-off                    2,695
Administrative expenses, net                5,690
                                           -------
Total reorganization items                 $8,678
                                           =======

                         Forward-Looking Statements

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain matters discussed in this Information Statement could be characterized as forward-looking statements, such as statements relating to plans for future expansion, as well as other capital spending, financing sources and effects of regulation and competition. Such forward-looking statements involve important risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management's view only as of the date of this filing. The Company undertakes no obligation to revise publicly these forward-looking statements to reflect subsequent events or circumstances.

                              VOTING PROCEDURES

         Approval of the Merger Agreement requires the affirmative vote of the holders of not less than a majority of the outstanding Common Stock, excluding any outstanding Common Stock owned by Gaming, EAS or their stockholders or affiliates.

         By written agreement, an affiliated group of holders of 94.3% of the outstanding Common Stock have already expressed their intention to vote in favor of the Merger Agreement. Accordingly, the Merger Agreement is expected to be approved without further action on the part of any other shareholders.



                                                                                                            F-1
                                          CONSOLIDATED FINANCIAL STATEMENTS

                                                  TABLE OF CONTENTS



Independent Accountant's Review Report......................................................................F-2

Condensed Consolidated Balance Sheets as of September 30, 1997 (Reorganized
Company) (Unaudited) and December 31, 1996 (Predecessor Company)............................................F-3

Condensed Consolidated Statements of Operations for the Three Months Ended
September 30, 1997 (Reorganized Company) and Three Months Ended September 30,
1996 (Predecessor Company) (Unaudited)......................................................................F-5

Condensed  Consolidated  Statements  of  Operations  for the Seven  Months Ended
September 30, 1997  (Reorganized  Company);  Two Months Ended  February 28, 1997
(Predecessor  Company) and Nine Months  Ended  September  30, 1996  (Predecessor
Company); Combined Reorganized and Predecessor Company for the Nine Months
Ended September 30, 1997 (Unaudited)........................................................................F-6

Condensed  Consolidated  Statements  of Cash  Flows for the Seven  Months  Ended
September 30, 1997  (Reorganized  Company);  Two Months Ended  February 28, 1997
(Predecessor  Company) and Nine Months  Ended  September  30, 1996  (Predecessor
Company); Combined Reorganized and Predecessor Company for the Nine Months Ended
September 30, 1997
(Unaudited)..................................................................................................F-8

Notes to Condensed Consolidated Financial Statements September 30, 1997.....................................F-10

Independent Auditors' Report on the Consolidated Balance Sheets as of December
31, 1996 and 1995 and Related Consolidated Statements of Operations,
Shareholders' Equity (Deficit) and Cash Flows for the Three-Year Period Ended
December 31, 1996...........................................................................................F-14

Consolidated Balance Sheets as of December 31, 1996 and 1995................................................F-15

Consolidated Statements of Operations for the Years Ended December 31, 1996, 1995
and 1994....................................................................................................F-16

Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995
and 1994....................................................................................................F-17

Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended
December 31, 1996, 1995 and 1994............................................................................F-19

Notes to Consolidated Financial Statements for the Years Ended December 31, 1996,
1995 and 1994...............................................................................................F-20

                      INDEPENDENT ACCOUNTANTS' REVIEW REPORT



The Board of Directors
Elsinore Corporation

We have reviewed the condensed consolidated balance sheet of Elsinore Corporation and subsidiaries (Reorganized Company) as of September 30, 1997, and the related condensed consolidated statements of operations and cash flows for the three months ended September 30, 1997 and the period from March 1, 1997 through September 30, 1997 and the related condensed consolidated statements of operations and cash flows of Elsinore Corporation and subsidiaries, Debtor-In-Possession (Predecessor Company) for the period January 1, 1997 through February 28, 1997. These condensed consolidated financial statements are the responsibility of the Reorganized and Predecessor Companyies' management.


We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

As discussed in Note 1 to the condensed financial statements, on February 28, 1997, Elsinore Corporation emerged from bankruptcy. The consolidated financial statements of the Reorganized Company reflect the impact of adjustments to reflect the fair value of assets and liabilities under fresh start reporting. As a result, the financial statements of the Reorganized Company are presented on a different basis of accounting than those of the Predecessor Company and, therefore, are not comparable in all respects.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Elsinore Corporation and subsidiaries, Debtor-In-Possession as of December 31, 1996 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year then ended (not presented herein); and in our report dated February 19, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                                                           F-2A

Our report dated February 19, 1997, on the consolidated financial statements of Elsinore Corporation and subsidiaries, Debtor-In-Possession as of and for the year ended December 31, 1996, contains an explanatory paragraph that states that on October 31, 1995, the Company filed a voluntary petition seeking to reorganize under Chapter 11 of the United States Bankruptcy Code and that the Company is currently operating as a Debtor-In-Possession under the jurisdiction of the Bankruptcy Court and this event and circumstances relating to this event raise substantial doubt about the entity's ability to continue as a going concern. The consolidated balance sheet as of December 31, 1996, does not include any adjustments that might result from the outcome of that uncertainty.




KPMG Peat Marwick LLP
Las Vegas, Nevada
November 5, 1997

                                        Elsinore Corporation and Subsidiaries
                                        Condensed Consolidated Balance Sheets
                                      September 30, 1997 and December 31, 1996
                                               (Dollars in Thousands)

                                                                            Reorganized            Predecessor
                                                                              Company                Company
                                                                           September 30,          December 31,
                                                                               1997                   1996
                                                                         ------------------    --------------------
                                                                         (Unaudited)
                                   Assets
      Current Assets:
        Cash and cash equivalents                                                    6,130                   7,208
        Accounts receivable, less allowance for
        doubtful accounts of $237 and $347,
        respectively                                                                   416                     815
      Inventories                                                                      279                     354
      Prepaid expenses                                                               2,118                   1,177
                                                                         ------------------    --------------------
           Total current assets                                                      8,943                   9,554
                                                                         ------------------    --------------------

      Cash and cash equivalents, restricted                                            914                   4,445
      Property and equipment, net                                                   37,617                  25,485

      Investment in Fremont Street Experience LLC                                        -                   2,400

      Reorganization value in excess of amounts allocable to
      identifiable assets                                                              372                       -

      Other assets                                                                     762                     743
                                                                         ------------------    --------------------

          Total assets                                                              48,608                  42,627
                                                                         ==================    ====================
      Liabilities and Shareholders' Equity (Deficit)
      Current liabilities:
        Accounts payable                                                               695                    1065
        Accrued interest                                                               401                   2,137
        Accrued expenses                                                             4,628                   6,176
        Current portion of long-term debt                                            1,070                      50
                                                                         ------------------    --------------------
           Total current liabilities                                                 6,794                   9,428
                                                                         ------------------    --------------------

      Estimated liabilities subject to Chapter 11
        proceedings                                                                      -                  73,909
      Long-term debt, less current portion                                          37,446                       -
                                                                         ------------------    --------------------
           Total liabilities                                                        44,240                  83,337
                                                                         ------------------    --------------------
      Commitments and contingencies

      Shareholders' equity (deficit):
        Predecessor company,
        Common stock, $.001 par value per share.
        Authorized 100,000,000 shares.  Issued
        and outstanding 15,891,793 shares                                                -                      16

        Reorganized company,
        Common stock, $.001 par value per share.
        Authorized 100,000,000 shares.  Issued
        and outstanding 4,929,313 shares                                                 5                       -
      Additional paid-in capital                                                     4,995                  69,602
      Accumulated deficit                                                             (632)               (110,328)
                                                                         ------------------    --------------------
           Total shareholders' equity (deficit)                                      4,368                 (40,710)
                                                                         ------------------    --------------------
           Total liabilities and shareholders'
           equity (deficit)                                                         48,608                  42,627
                                                                         ==================    ====================

See accompanying notes to condensed consolidated financial statements.



                        Elsinore Corporation and Subsidiaries
                   Condensed Consolidated Statements of Operations
                   (Dollars in Thousands, Except Per Share Amounts)
                                    (Unaudited)


                                                                Reorganized                         Predecessor
                                                          -------------------------           -------------------------
                                                                Three Months                        Three Months
                                                                   Ended                               Ended
                                                               September 30,                       September 30,
                                                                    1997                                1996
                                                          -------------------------           -------------------------
        Revenues, net:
         Casino                                                              8,741                              10,536
         Hotel                                                               2,110                               2,591
         Food and beverage                                                   2,280                               2,977
         Other                                                                 892                                 172
         Promotional allowances                                             (1,136)                             (1,463)
                                                          -------------------------           -------------------------
           Total revenues, net                                              12,887                              14,813

        Costs and expenses:
         Casino                                                              3,395                               4,437
         Hotel                                                               2,172                               2,255
         Food and beverage                                                   1,437                               1,813
         Taxes and licenses                                                  1,325                               1,612
         Selling, general and
           administrative                                                    2,509                               2,559
         Rents                                                               1,034                               1,010
         Depreciation and
            amortization                                                       551                                 943
         Interest                                                            1,269                                 811
                                                          -------------------------           -------------------------
            Total costs and
               expenses                                                     13,692                              15,440
                                                          -------------------------           -------------------------
         Loss before
           reorganization items                                               (805)                               (627)
         Reorganization items                                                    0                                 977
                                                          -------------------------           -------------------------
         Loss before
           income taxes                                                       (805)                             (1,604)
         Income taxes                                                           15                                   0
                                                          -------------------------           -------------------------
           Net loss                                                           (820)                             (1,604)
                                                          =========================           =========================


        Loss Per Share:
        Loss per common
           share                                                            ($0.17)                             ($0.10)
                                                          =========================           =========================

        Weighted average number of common shares
            outstanding                                                  4,929,313                          15,891,793
                                                          =========================           =========================


See accompanying notes to condensed consolidated financial statements.

                                     Elsinore Corporation and Subsidiaries
                                Condensed Consolidated Statements of Operations
                               (Dollars in Thousands, Except Per Share Amounts)
                                                    (Unaudited)

                                                                                                               Combined
                                                                                                              Reorganized
                                               Reorganized                                                        and
                                                 Company              Predecessor     Company                 Predecessor
                                                                                                                Company

                                            -------------------    ------------------------------------    ------------------
                                               Period from          Period from         Period from              Nine
                                                 March 1            January 1 to        January 1 to            Months
                                                    to              February 28,       September 30,             Ended
                                            September 30, 1997          1997                1996             September 30,
                                                                                                                 1997
                                            -------------------    ------------------------------------    ------------------
      Revenues, net:
       Casino                                           21,341              6,922               32,401                28,263
       Hotel                                             5,380              1,736                8,319                 7,116
       Food and beverage                                 5,445              1,745                9,566                 7,190
       Other                                             1,408                153                  473                 1,561
       Promotional allowances                           (2,351)              (760)              (4,944)               (3,111)
                                            -------------------    ---------------    -----------------    ------------------
         Total revenues, net                            31,223              9,796               45,815                41,019

      Costs and expenses:
       Casino                                            8,135              2,710               13,563                10,845
       Hotel                                             5,021              1,410                6,141                 6,431
       Food and beverage                                 3,488              1,105                5,273                 4,593
       Taxes and licenses                                3,213                980                5,104                 4,193
       Selling, general and
         administrative                                  5,341              1,807                7,332                 7,148
       Rents                                             2,394                673                3,044                 3,067
       Depreciation and
          amortization                                   1,271                529                2,837                 1,800
       Interest                                          2,947                772                1,326                 3,719
                                            -------------------    ---------------    -----------------    ------------------
          Total costs and
             expenses                                   31,810              9,986               44,620                41,796
                                            -------------------    ---------------    -----------------    ------------------
         Income (loss) before
           reorganization items,
           extraordinary gain
           on elimination of
           debt and income taxes                          (587)              (190)               1,195                  (777)
                                                                                                           ==================
       Reorganization items                                  -                  -                2,115
       Extraordinary gain on
          elimination of debt                                -             35,977                    -
       Income taxes                                         45                  -                    -
                                            -------------------    ---------------    -----------------
         Net income (loss)                                (632)            35,787                (920)
      Retained earnings (deficit) at
         beginning of period                                             (110,328)            (108,772)


      Fresh start adjustments                                -             74,541                    -
                                            -------------------    ---------------    -----------------

      Retained earnings
        (deficit) at end of period                        (632)                 -             (109,692)
                                            ===================    ===============    =================


                                       Elsinore Corporation and Subsidiaries
                            Condensed Consolidated Statements of Operations (continued)
                                 (Dollars in Thousands, Except Per Share Amounts)
                                                    (Unaudited)

                                                 Reorganized
                                                   Company                Predecessor     Company
                                              ------------------    ----------------------------------------
                                                 Period from           Period from           Period from
                                                   March 1            January 1 to          January 1 to
                                                      to              February 28,        September 30,1996
                                              September 30,1997           1997
                                              ------------------    ----------------------------------------

      Income (Loss) Per Share:
         Income (loss) before
           extraordinary gain on
           elimination of debt                            ($.13)               $(0.06)               $(0.04)
       Extraordinary gain on
          elimination of debt                                                   $2.26                     -
                                              ------------------    ------------------    ------------------
            Net income (loss)                             ($.13)                $2.20                $(0.04)
                                              ==================    ==================    ==================

      Weighted average number of common
          shares outstanding                          4,929,313            15,891,793            15,891,793
                                              ==================    ==================    ==================







See accompanying notes to condensed consolidated financial statements.



                                                         F-8
                                       Elsinore Corporation and Subsidiaries
                                  Condensed Consolidated Statements of Cash Flows
                                 (Dollars in Thousands, Except Per Share Amounts)
                                                    (Unaudited)

                                                                                                          Combined
                                                                                                       Reorganized and
                                                                                                         Predecessor
                                                   Reorganized                                             Company
                                                     Company            Predecessor   Company
                                                -----------------  ----------------------------------  ------------------
                                                   Period from       Period from       Period from          Nine
                                                     March 1        January 1 to      January 1 to          Months
                                                        to          February 28,       September            Ended
                                                  September 30,         1997`            30, 1996       September 30,
                                                      1997                                                   1997
                                                -----------------  ----------------------------------  ------------------
     Cash flows from operating activities:
      Net income (loss)                                      (632)          $35,787             ($920)         35,155
      Adjustments to reconcile    net income
        (loss) to net cash provided by (used in)
        operating activities:
       Extraordinary gain on elimination of
         debt                                                   -           (35,977)                -         (35,977)
       Depreciation and
        amortization                                        1,271               529             2,837           1,800
       Loss on sale of equipment                                3                 -                 -               3
       Accretion of discount on
        long-term debt                                          -                 -                98               -
     Write-off of casino development costs                      -                 -             1,348               -

       Change in other assets and
        liabilities,  net                                  (5,158)            1,328                27          (3,830)
                                                -------------------  ---------------  ----------------  -----------------
       Net cash provided by (used
        in) operating activities                           (4,516)            1,667             3,390          (2,849)
                                                -------------------  ---------------  ----------------  -----------------

     Cash flows from investing activities:
      Capital expenditures                                 (2,650)             (141)             (592)         (2,791)
                                                -------------------  ---------------  ----------------  -----------------
      Proceeds from sale of
       equipment                                               95                 -                 -              95
                                                -------------------  ---------------  ----------------  -----------------
      Net cash used in investing
       activities                                          (2,555)             (141)             (592)         (2,696)
                                                -------------------  ---------------  ----------------  -----------------

     Cash flows from financing activities:
      Repayment of debt                                      (456)              (12)              (41)           (468)
      Incurrence of debt                                      691                 -                 -             691
      Proceeds from issuance of
       common stock and
       subscription rights                                      -               713                 -             713
                                                -------------------  ---------------  ----------------  -----------------


                                                                                                                F-9

                                       Elsinore Corporation and Subsidiaries
                                  Condensed Statements of Cash Flows (continued)
                                              (Dollars in Thousands)
                                                    (Unaudited)
                                                                                                          Combined
                                                                                                       Reorganized and
                                                                                                         Predecessor
                                                   Reorganized                                             Company
                                                     Company            Predecessor   Company
                                                -----------------  ----------------------------------  ------------------
                                                   Period from       Period from       Period from          Nine
                                                     March 1        January 1 to      January 1 to          Months
                                                        to          February 28,       September            Ended
                                                  September 30,         1997`            30, 1996       September 30,
                                                      1997                                                   1997
                                                -----------------  ----------------------------------  ------------------
     Net cash provided by (used in)

       financing  activities                                  235               701               (41)            936
                                                -----------------  -----------------  ---------------  ------------------
     Net increase (decrease) in
       cash and cash equivalents                           (6,836)            2,227             2,757          (4,609)
                                                -----------------  -----------------  ---------------  ------------------

     Cash and cash equivalents at
       beginning of period,
       including restricted cash                           13,880            11,653             3,572          11,653
                                                -----------------  -----------------  ---------------  ------------------

     Cash and cash equivalents at
       end of period, including
       restricted cash                                     $7,044           $13,880            $6,329          $7,044
                                                =================  =================  ===============  ==================

                                                                                                              Combined
                                                                                                           Reorganized and
                                                                                                             Predecessor
                                                       Reorganized                                             Company
                                                         Company            Predecessor   Company
                                                    ---------------  ---------------------------------  ---------------------

                                                       Period from       Period from       Period from          Nine
                                                         March 1        January 1 to      January 1 to          Months
                                                            to          February 28,       September            Ended
                                                      September 30,         1997             30, 1996     September 30,1997
                                                          1997

                                                    ---------------  ---------------------------------  ---------------------

     Supplemental  disclosure of non-cash
     investing  and financing  activities:
     Fresh  start  adjustments  which  result
     in  increase  (decrease)  to  the
     following:
       Property and equipment, net                              -            13,130                 -          13,130
       Leasehold acquisitions
           costs, net                                           -            (1,907)                -          (1,907)
       Reorganization value in
           excess of amounts allocable to
           identifiable assets                                  -               387                 -
                                                                                                                  387
       Investment in Fremont Street
           Experience LLC                                       -            (2,400)                -          (2,400)
       Accounts payable                                         -               344                 -             344
       Accrued interest                                         -              (525)                -            (525)
       Estimated liabilities subject
             to Chapter 11 proceedings                          -           (72,552)                -         (72,552)
       Long-term debt, less current
            maturities                                          -            36,756                 -          36,756

       Common stock, Predecessor
           Company                                              -               (16)                -             (16)
       Common Stock, Reorganized Company                        -                 5                 -               5
       Additional paid in capital                               -           (65,320)                -         (65,320)
       Accumulated deficit                                      -           110,518                 -         110,518

See accompanying notes to condensed consolidated financial statements.

                     Elsinore Corporation and Subsidiaries
               Notes to Condensed Consolidated Financial Statements
                               September 30, 1997

1.       Chapter 11 Reorganization

         On October 31, 1995, Elsinore Corporation filed a voluntary petition to reorganize under Chapter 11 of the Federal Bankruptcy Code and continued to operate as a debtor in possession (Elsinore Corporation, D.I.P.) ("Predecessor Company"). On August 12, 1996, the Plan of Reorganization filed by the Predecessor Company (the "Plan") was confirmed and became effective following the close of business on February 28, 1997 (the "Effective Date"). Upon effectiveness of the Plan, Elsinore Corporation (the "Reorganized Company" or the "Company") adopted fresh start reporting in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") of the American Institute of Certified Public Accountants. As a result of fresh start reporting, the material adjustments made by the Company were the revaluation of property and equipment, write-off of the investment in Fremont Street Experience, the revaluation of mortgage notes and other liabilities, including the related gain on forgiveness of indebtedness, and write-off of the accumulated deficit, additional paid-in-capital and common stock of the Predecessor. Accordingly, the Company's post-reorganization balance sheet and statement of operations have not been prepared on a consistent basis with such pre-reorganization financial statements. For accounting purposes, the inception date of the Reorganized Company is deemed to be March 1, 1997.

         The Company has prepared the accompanying financial statements without audit, pursuant to rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of September 30, 1997 and the results of operations and cash flows for the two months ended February 28, 1997 for the Predecessor Company, seven months ended September 30, 1997 for the Reorganized Company, and the three months and nine months ended September 30, 1996 for the Predecessor Company.

2.       Per Share Data

         The Company will adopt the provision of Statement of Financial Accounting Standards No. 128, Earnings Per Share (Statement 128) in the fourth quarter of 1997. Basic and diluted EPS are equal to the amount presented on the Income Statement.

         Earnings per share for the three months ended September 30, 1997 and 1996 are based upon the weighted average number of shares of common stock outstanding as there were no common stock equivalents outstanding during the period.



3.       Shareholders' Equity

                                            Common            Stock
                                         --------------- -----------
                                                                                                            Total
                                                                      Additional       Accumulated      Shareholders'
                                          Outstanding                   Paid-In         Earnings            Equity
                                             Shares        Amount       Capital         (Deficit)         (Deficit)
                                         --------------- ----------- -------------- ------------------ -----------------
Balance,
December 31, 1996                         15,891,793            $16        $69,602          $(110,328)         $(40,710)

Stock Subscription
  Rights Offering                                                              713                                  713
Income(loss)before
  reorganization items and
  extraordinary gain on
  elimination of debt                                                                            (190)             (190)
                                         --------------- ----------- -------------- ------------------ -----------------
Balance,
  February 28, 1997                       15,891,793             16         70,315           (110,518)          (40,187)
Gain on Forgiveness
  (Debt Discharge)                                                                             35,977            35,977
Fresh Start
  Adjustments                             (15,891,793)          (16)       (70,315)            74,541             4,210
                                         =============== =========== ============== ================== =================
Balance,
  After Fresh Start
    Adjustments                                       -           -              -                  -                 -
Issuance of Stock                             1,000,000           1          4,995                  -             4,996

Issuance of Stock                             3,929,313           4              -                  -                 4
                                         --------------- ----------- -------------- ------------------ -----------------

Balance,
  March 1, 1997                               4,929,313           5          4,995                  -             5,000
                                         --------------- ----------- -------------- ------------------ -----------------
Net Income (Loss)                                                                                (632)             (632)
                                         =============== =========== ============== ================== =================

Balance, September 30, 1997                   4,929,313          $5         $4,995              ($632)           $4,368
                                         =============== =========== ============== ================== =================


         There were no changes in other shareholders' equity for the nine months ended September 30, 1996.



4.       Commitments and Contingencies

         WARN Act Litigation

         The Company is a defendant in two consolidated lawsuits pending in the federal court for the District of New Jersey, alleging violation by the Company and certain of its subsidiaries and affiliates of the Worker Adjustment and Retraining Notification Act (WARN Act) and breach of contract.

         The plaintiffs filed three proof of claims in both the Company's, as well as Four Queens, Inc.'s, bankruptcy proceedings. Two of the proof of claims, one for the union employees and one for the non-union employees, totaled $14,000,000 and allege liability under the WARN Act for failure to properly notify employees in advance of cessation of operations of Elsinore Shore Associates. The third proof of claim, in the amount of $800,000, was based upon retroactive wage agreements executed by Elsinore Shore Associates promising to pay its employees deferred compensation if the employees remained with Elsinore Shore Associates during its reorganization. The proof of claims were filed as priority claims, not general unsecured claims.

         Based upon the Order for Verdict Upon Liability Issues issued by the presiding judge in New Jersey, as well as the Bankruptcy Code, the Bondholders' Committee filed an objection to the WARN Act proofs of claims. The Bankruptcy Court tentatively approved the objection and disallowed the claims pending entry of the final order from the New Jersey court. No final appealable order has been entered as of yet by the Bankruptcy Court.

         On October 22, 1997, the New Jersey court entered its Findings of Fact and Conclusions of Law and Judgment Upon Liability Issues, which affirmed its prior holding denying WARN Act liability. The New Jersey court's judgment can now be brought to the Bankruptcy Court to request a final order denying the WARN Act proofs of claims. However, the plaintiffs' counsel has indicated that the plaintiffs intend to appeal the New Jersey court's decision, and their time to file such an appeal has not yet expired. If they appeal, it is likely that the Bankruptcy Court would defer its final decision on the WARN Act proofs of claims pending the outcome of the appeal.

         A second objection was filed on behalf of the Bondholders' Committee to the $800,000 proof of claim regarding the retroactive wage benefits. Because the New Jersey court had found the Company to be liable on these obligations together with Elsinore Shore Associates, the objection filed by the Bondholders' Committee did not dispute the allowability of the proof of claim to participate with the other unsecured creditors in the Company's bankruptcy proceedings. However, the Bondholders' Committee objected to the claim of priority status in the Company's proceedings. The Bondholders' Committee objected to the claim in its entirety in the Four Queens, Inc.'s proceeding. The Bankruptcy Court granted the objections and ruled that the proof of claim for retroactive wage benefits would be an allowed unsecured claim against the Company to be treated in Class 10 of the Plan with final determination of the actual amount of the claim to be made by the New Jersey District Court. The plaintiffs thereafter filed a motion for reconsideration regarding the Bankruptcy Court's order, which motion was ultimately denied. The final order was entered by the court in July 1997, and the plaintiffs have appealed the order to the Ninth Circuit Bankruptcy Appellate Panel.

         In summary, management believes that any claims listed above, if allowed, would be included in the Class 10 Unsecured Creditor's pool, which is capped at $1.4 million, and, therefore, will not have a material financial affect on the Company.

         At September 30, 1997, the Company and its subsidiaries were parties to various other claims and lawsuits arising in the normal course of business. Management is of the opinion that all pending legal matters are either covered by insurance or, if not insured, will not have a material effect on the financial position of the Company.

5.       Proposed Merger

         The Company has entered into an Agreement and Plan of Merger ("Merger Agreement")with R&E Gaming Corp. ("Gaming") and Elsinore Acquisition Sub, Inc. ("EAS"), entities controlled by Mr. Allen Paulson. Pursuant to the Merger Agreement, the Company would merge with EAS and, as a result, would become a wholly-owned subsidiary of Gaming and the Company's shareholders (other than those who exercise dissenter's rights under Nevada law) would receive, for each share of the Company's common stock owned by them, cash in the amount of $3.16 plus an amount equal to the daily accrual on $3.16 at 9.43% compounded annually, accruing from June 1, 1997 to the date immediately preceding consummation of the merger with EAS. Following completion of the transaction, the Company will be wholly-owned by Gaming and Company shareholders prior to the merger will no longer own any equity interest in the Company.

         Separately, Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of investment accounts which own approximately 94% of the outstanding Elsinore shares, has granted Gaming an option to purchase its shares at the same price that all shareholders would receive in the merger and has agreed to vote in favor of the merger.

         Consummation of the merger with EAS is subject to a number of conditions, including (i) approval by the holders of the Company's shares at a stockholders' meeting, (ii) the receipt of all necessary approvals by the Nevada Gaming Authorities, and (iii) consummation of Gaming's proposed acquisition of Riviera Holdings Corporation which has been announced. There can be no assurance that the conditions to the merger will be met or that the merger will be consummated.

6.       Finley Lease

         Under a 20-year lease, which was scheduled to expire on December 31, 1997, the Company leases from The Finley Company ("Finley") approximately 7,000 square feet of the Four Queens Casino premises affecting the northeast corner of that property. Pursuant to a lease amendment, which was signed in September and made retroactive to May 14, 1997, rents were increased to a minimum monthly rental (triple net) of $50,400, with periodic adjustments tied to Consumer Price Index increases, a security deposit for one year's rental payments was posted to guaranty payment of the monthly rentals and the lease term was extended to October 31, 2024.

7.       Reclassification

         Certain reclassifications have been made to prior period financial statements to make them comparable to the current period presentation.

                    INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Elsinore Corporation, Debtor-In-Possession

         We have audited the consolidated balance sheets of Elsinore Corporation and subsidiaries, Debtor-In-Possession, as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elsinore Corporation and subsidiaries, Debtor-In-Possession, as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, on October 31, 1995 the Company filed a voluntary petition seeking to reorganize under Chapter 11 of the United States Bankruptcy Code. The Company is currently operating as a Debtor-In-Possession under the jurisdiction of the Bankruptcy Court and this event and circumstances relating to this event raise substantial doubt about the Company's ability to continue as a going concern. On August 8, 1996, the Bankruptcy Court entered an order confirming the Company's plan of reorganization, as modified, with a confirmation date of August 12, 1996. The Company's ability to continue as a going concern in dependent upon, among other things, its obtaining the required regulatory approvals from the State of Nevada, including approvals by the gaming authorities, obtaining sufficient cash to fund all distributions and cash reserves required at the time the Plan becomes effective and achieving profitable operations and sufficient cash flows to meet future obligations required by the Plan. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


KPMG Peat Marwick LLP
Las Vegas, Nevada
February 19, 1997



                           Elsinore Corporation and Subsidiaries (Debtor-In-Possession)
                                            Consolidated Balance Sheets
                                            December 31, 1996 And 1995
                                              (Dollars In Thousands)

                                                                                             1996                   1995
                                                                           ----------------------- ----------------------
      Assets
      Current Assets:
         Cash and cash equivalents                                                        $ 7,208                 $3,572
         Accounts receivable, less allowance for doubtful accounts of
             $347 and $201, respectively                                                      815                    729
         Inventories                                                                          354                    248
         Prepaid expenses                                                                   1,177                  1,029
                                                                           ----------------------- ----------------------
      Total current assets                                                                  9,554                  5,578
                                                                           ----------------------- ----------------------

      Cash and cash equivalents - restricted (note 1)                                       4,445                      -
      Property and equipment, net (notes 5 and 8)                                          23,544                 25,473
      Leasehold acquisition costs, net of accumulated amortization of
           $4,898 and $4,691, respectively                                                  1,941                  2,148
      Investment in Fremont Street Experience, LLC                                          2,400                  3,000
      Other assets (note 6)                                                                   743                    902
                                                                           ----------------------- ----------------------
                                                                                          $42,627                $37,101
                                                                           ======================= ======================

      Liabilities and Shareholders' Deficit
      Current Liabilities:
         Accounts payable                                                                 $ 1,065                  $ 676
         Accrued interest                                                                   2,137                    100
         Accrued expenses (note 7)                                                          6,176                  5,352
         Current portion of capital lease obligations (note 12)                                50                     54
                                                                           ----------------------- ----------------------
      Total current liabilities                                                             9,428                  6,182
                                                                           ----------------------- ----------------------

      Prepetition liabilities not subject to compromise:
         Long-term debt, subject to demand for acceleration (note 8)                        3,000                  2,902
         Capital lease obligations, net of current portion (note 12)                        1,487                  1,531
                                                                           ----------------------- ----------------------
                                                                                            4,487                  4,433
                                                                           ----------------------- ----------------------

      Prepetition liabilities subject to compromise:
         Accounts payable                                                                   3,565                  4,070
         Prior period income taxes and related interest (note 9)                            2,985                  2,985
         Accrued interest                                                                   4,419                  4,419
         Accrued expenses                                                                      28                     28
         Long-term debt subject to demand for acceleration (note 8)                        58,425                 58,425
                                                                           ----------------------- ----------------------
                                                                                           69,422                 69,927
                                                                           ----------------------- ----------------------

      Total liabilities                                                                    83,337                 80,542
                                                                           ----------------------- ----------------------

      Shareholders' deficit (note 10):
         Common stock, $.001 par value per share
         Authorized 100,000,000 shares. Issued and outstanding
             15,891,793 shares                                                                 16                     16
      Additional paid-in capital                                                           69,602                 65,315
      Accumulated deficit                                                                (110,328)              (108,772)
                                                                           ----------------------- ----------------------
      Total shareholders' deficit                                                         (40,710)               (43,441)
                                                                           ----------------------- ----------------------

      Commitments and contingencies (notes 4, 11 and 12)

                                                                                          $42,627                $37,101
                                                                           ======================= ======================

See accompanying notes to consolidated financial statements.



                           Elsinore Corporation and Subsidiaries (Debtor-In-Possession)
                                       Consolidated Statements of Operations
                                   Years Ended December 31, 1996, 1995 and 1994
                                 (Dollars in Thousands, Except Per Share Amounts)

                                                          --------------------- -------------------- --------------------
                                                                          1996                 1995                 1994
                                                          --------------------- -------------------- --------------------
      Revenues, net:
         Casino                                                        $42,300              $39,964              $46,270
         Hotel                                                          11,202                9,564                9,234
         Food and beverage                                              12,373               12,136               12,693
         Interest and other                                              1,502                1,983                2,020
         Promotional allowances                                         (6,178)              (6,674)              (7,511)
                                                          --------------------- -------------------- --------------------
                                                                        61,199               56,973               62,706
                                                          --------------------- -------------------- --------------------

      Costs and Expenses:
         Casino                                                         17,694               19,705               22,866
         Hotel                                                           8,482                7,897                7,645
         Food and beverage                                               7,088                6,010                6,250
         Taxes and licenses (note 14)                                    6,592                6,627                6,955
         Selling, general and administrative                            10,331               11,385               11,892
         Rents                                                           4,055                3,955                3,313
         Provision for losses on loans receivable from
           Native American Tribes (note 4)                                   -               23,598                    -
      Casino development costs (note 4)                                      -                2,323                    -
      Depreciation and amortization                                      3,816                3,948                3,990
      Interest (contractual interest for 1996 and
        1995 of $7,661 and $9,212 respectively)
        (note 8)                                                         2,505                8,006                9,086
      Interest, prior period income tax obligation
           (note 9)                                                          -                  590                  885
                                                          --------------------- -------------------- --------------------
                                                                        60,563               94,044               72,882
                                                          --------------------- -------------------- --------------------

      Income (loss) before reorganization items                            636              (37,071)             (10,176)
      Reorganization items (note 2)                                     (2,192)              (8,678)                   -
                                                          --------------------- -------------------- --------------------
      Loss before income taxes and
        extraordinary item                                              (1,556)             (45,749)             (10,176)

      Income taxes (note 9)                                                  -                    -                    -
                                                          --------------------- -------------------- --------------------
      Loss before extraordinary item                                    (1,556)             (45,749)             (10,176)
      Extraordinary item (note 15)                                           -                    -                  735
                                                          --------------------- -------------------- --------------------

      Net loss                                                         $(1,556)            $(45,749)             $(9,441)
                                                          ===================== ==================== ====================

      Loss per common share:
         Loss before extraordinary item                                 $(0.10)              $(2.95)              $(0.84)
         Extraordinary item                                                  -                    -                 0.06
                                                          --------------------- -------------------- --------------------
                                                                        $(0.10)              $(2.95)              $(0.78)
                                                          ===================== ==================== ====================

      Weighted average number of common shares
           outstanding                                              15,891,793           15,511,983           12,106,778
                                                          ===================== ==================== ====================

See accompanying notes to consolidated financial statements.



                           Elsinore Corporation and Subsidiaries (Debtor-In-Possession)
                                       Consolidated Statements of Cash Flows
                                   Years Ended December 31, 1996, 1995 and 1994
                                              (Dollars in Thousands)

                                                             ------------------- -------------------- -------------------
                                                                           1996                 1995                1994
                                                             ------------------- -------------------- -------------------
      Cash flows from operating activities:
      Net loss                                                          $(1,556)            $(45,749)            $(9,441)
                                                             ------------------- -------------------- -------------------

      Adjustments  to  reconcile  net loss to net  cash
           provided  by (used  in) operating activities:
      Depreciation and amortization                                       3,816                3,948               3,990
      Accretion of discount on long-term debt                                98                1,170               1,171
      Provision for loss of loans receivable from Native
           American Tribes                                                    -               23,598                   -
      Write-off of casino development costs                                   -                2,323                   -
      Write-off of Fremont Street Experience operating
           costs                                                              -                  525                   -
      Extraordinary loss on extinguishment of debt                            -                    -                (735)
      Reorganization items                                                2,192                8,678                   -
      Accrued expenses                                                   (1,368)               5,352                   -
      Change in other assets and liabilities, net                         2,166                3,111                (227)
      Liabilities subject to compromise:
      Accounts payable                                                     (505)               1,982                (204)
      Prior period income taxes and related interest
                                                                              -               (3,475)                (50)
      Accrued interest and other expenses                                     -               (2,119)              2,059
                                                             ------------------- -------------------- -------------------
      Total adjustments                                                   6,399               45,093               6,004
                                                             ------------------- -------------------- -------------------
      Cash provided by (used in) operating activities                     4,843                 (656)             (3,437)
                                                             ------------------- -------------------- -------------------

      Cash flows from investing activities:
      Notes and loans receivable from Native American
           Tribes                                                             -               (6,646)            (15,908)
      Casino development costs                                                -               (1,073)               (302)
      Investment in Fremont St. Experience LLC                                -                 (525)             (1,122)
      Capital expenditures                                               (1,001)                (148)             (4,364)
                                                             ------------------- -------------------- -------------------
      Cash used in investing activities                                  (1,001)              (8,392)            (21,696)
                                                             ------------------- -------------------- -------------------

      Cash flows from financing activities:
      Issuance of long-term debt                                              -                1,706               3,000
      Principal repayments of long-term debt                                (48)                 (62)               (204)
      Proceeds from issuance of common stock, net of
           underwriting discounts and commissions and
           other direct costs                                                 -                3,747                  15
      Proceeds from issuance of common stock subscription
           rights (note 1)                                                4,287                    -                   -
      Debt issuance costs                                                     -                 (140)             (1,416)
      Modification of capital lease obligation                                -                  277                   -
                                                             ------------------- -------------------- -------------------
      Cash provided by financing activities                               4,239                5,528               1,395
                                                             ------------------- -------------------- -------------------
      Increase (decrease) in cash and cash equivalents                    8,081               (3,520)            (23,738)
      Cash and cash equivalents at beginning of year                      3,572                7,092              30,830
                                                             ------------------- -------------------- -------------------
      Cash and cash equivalents at end of year (Including
           restricted amounts of $4,445 and $3,685 at
           December 31, 1996 and 1994, respectively)                    $11,653               $3,572              $7,092
                                                             =================== ==================== ===================


Supplemental Disclosures of Cash Flow Information:

         The Company paid $367,000, $3,998,000 and $7,750,000 for interest in 1996, 1995 and 1994, respectively, and $0, $3,475,000 and $50,000 for income taxes in 1996, 1995 and 1994, respectively.

Supplemental Schedule of Non-Cash Financing and Investing Activities:

         The Company reduced equipment and related accumulated depreciation by $1,909,000 in 1994, to reflect the write-off of fully depreciated assets taken out of service.

         In connection with the supplemental issuance in 1994 of 750,000 stock purchase warrants, the Company recorded a discount on the First Mortgage Notes and increased additional paid-in capital by $1,125,000, the fair market value of the stock purchase warrants.

         In connection with the Private Placement in 1994 of the Company's 20.0% Mortgage Notes due 1996, the Company recorded a discount on the Notes and increased additional paid-in capital by $268,000, the fair value of the 126,050 shares of common stock issued with the notes.

         In 1995, the holders of Convertible Notes with a face amount of $281,250 effected conversion of the notes into 256,579 shares of the Company's common stock.



                           Elsinore Corporation and Subsidiaries (Debtor-In-Possession)
                             Consolidated Statements of Shareholders' Equity (Deficit)
                                   Years Ended December 31, 1996, 1995 and 1994
                                              (Dollars in Thousands)

                                                                         Additional
                                           Common Shares       Common       Paid-in     Accumulated  Treasury
                                                                Stock       Capital         Deficit       Stock        Total
                                          --------------- ------------ ------------- --------------- ----------- ------------
      Balance, December 31, 1993              12,070,017           12        58,149         (53,582)        (12)       4,567

      Issuance of stock purchase
         warrants to First Mortgage
         noteholders (note 8)                          -            -         1,125               -           -        1,125

      Issuance of 17,000 shares,
         including 7,853 shares held in
         treasury, upon exercise of
         stock options                             9,147            -             3               -          12           15

      Issuance of shares as partial
         consideration for debt (note 8)         126,050            -           268               -           -          268

      Issuance of shares in exchange
         for First Mortgage Notes
         (notes 8 and 15)                        930,000            1         1,801               -           -        1,802

      Net loss                                         -            -             -          (9,441)          -       (9,441)
                                          --------------- ------------ ------------- --------------- ----------- ------------
      Balance, December 31, 1994              13,135,214           13        61,346         (63,023)          -       (1,664)

      Issuance of shares (note 10)             2,500,000            3         3,744               -           -        3,747

      Issuance of shares upon partial
         conversion of 7.5% convertible
         notes                                   256,579            -           225               -           -          225

      Net loss                                         -            -             -         (45,749)          -      (45,749)
                                          --------------- ------------ ------------- --------------- ----------- ------------
      Balance, December 31, 1995              15,891,793           16        65,315        (108,772)          -      (43,441)

      Issuance of common stock
         subscription rights                           -            -         4,287               -           -        4,287

      Net loss                                         -            -             -          (1,556)          -       (1,556)
                                          --------------- ------------ ------------- --------------- ----------- ------------
      Balance, December 31, 1996              15,891,793           16        69,602        (110,328)          -      (40,710)
                                          =============== ============ ============= =============== =========== ============

See accompanying notes to consolidated financial statements.

         Elsinore Corporation and Subsidiaries (Debtor-In-Possession)
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 1996, 1995 and 1994

1.   Reorganization Under Chapter 11, Liquidity and Financial Condition.

         Chapter 11 Proceedings.

         On October 31, 1995, Elsinore and certain of its subsidiaries filed a voluntary petition in the United States Bankruptcy Court for the District of Nevada (Las Vegas, Nevada) (the "Bankruptcy Court") to reorganize under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The file number in the case is 95-24685 RCJ with Judge Robert C. Jones presiding. On November 10, 1995, Olympia Gaming Corporation, a wholly-owned subsidiary of the Company, also filed a voluntary petition in the same Court. The Company is currently operating as a debtor-in-possession under the supervision of the Bankruptcy Court. As a debtor in possession, the Company may operate its business but may not engage in transactions outside of the ordinary course of business without the approval of the Bankruptcy Court.

         Plan of Reorganization.

         General.

         Under the Bankruptcy Code, the Company's pre-petition liabilities are subject to settlement under a plan of reorganization. The Bankruptcy Code also requires that all administrative claims be paid on the effective date of the plan of reorganization unless the respective claimants agree to different treatment.

         During the course of the bankruptcy proceedings, an unofficial committee of a majority of the holders of the 1993 First Mortgage Notes was formed (the "Bondholders Committee"). Beginning in approximately December 1995, the Company and the Bondholders Committee participated in settlement negotiations in an effort to consensually resolve their concerns in the case. The result of these negotiations was an agreed upon conceptual framework for a plan of reorganization, which was thereafter embodied in a stipulation (the "Stipulation").

         On February 28, 1996, the Company filed a plan of reorganization, which was consistent with the terms of the Stipulation, together with an accompanying disclosure statement. The disclosure statement was approved on May 13, 1996 subject to the insertion of certain language acceptable to the 1993 First Mortgage Noteholders.

         On July 16, 1996, the Bankruptcy Court conducted a hearing regarding confirmation of the plan as submitted by the Company. At that time, the Bankruptcy Court considered the various objections to the plan raised by certain creditors and equity holders. On July 18, 1996, the Bankruptcy Court conducted further proceedings with respect to the plan of reorganization submitted by the Company. At the July 18 hearing, the Bankruptcy Court concluded that certain modifications to the plan would be necessary for its confirmation. These modifications included, among others, making no distribution to the Company's existing equity holders.

         Following the July 18 confirmation hearing, but before the entry of an order incorporating the Bankruptcy Court's ruling on the plan submitted by the Company, certain of the Company's creditors filed a motion for reconsideration based upon their withdrawal of objections to the plan. These creditors agreed to withdraw their objections in return for a reallocation of equity interests in the reorganized Elsinore.

         On August 5, 1996, the Bankruptcy Court conducted a hearing on the reconsideration motion. After that hearing, the Bankruptcy Court determined that the relief sought by that motion should be granted. Accordingly, on August 8, 1996, the Bankruptcy Court entered an order confirming the plan of reorganization submitted by the Company as modified by that order (the "Plan") with a confirmation date of August 12, 1996.

         The effective date of the Plan will be after all regulatory approvals required by the State of Nevada, including approvals by the gaming authorities, have been obtained and Elsinore has sufficient cash to fund all distributions. Management believes the only remaining condition to effectiveness to be satisfied is the Nevada Gaming Authorities granting its approval of the members of the Company's reconstituted Board of Directors.
Currently, it is expected that the Plan will be fully effective by March 1997.

         Terms of Plan of Reorganization

         The Plan provides for the continuation of Elsinore and at least three of its subsidiaries (Four Queens, Inc., ElSub Management Corporation and Palm Springs East Limited Partnership) as going concerns. Under the Plan, the old common stock interests in Elsinore will be canceled and Elsinore, as reorganized, will issue new common stock (the "New Common Stock"). On the effective date of the Plan, 80% of the New Common Stock will be distributed to the following classes of creditors and equity holders in the following proportions:

      Interest                                                             Percentage
      --------------------------------------------------------- ----------------------

      12.5% First Mortgage noteholders                                          87.5%
      7.5% Convertible Subordinated noteholders                                  3.5%
      Unsecured creditors of Four Queens, Inc.                                   2.5%
      Unsecured creditors of Elsinore Corporation                                1.0%
      Internal Revenue Service                                                   1.9%
      Old common stockholders                                                    3.6%
                                                                ----------------------
                                                                               100.0%
                                                                ======================

         The remaining 20% of the New Common Stock will be issued through a rights offering to raise $5,000,000 to assist in funding the Plan. Initially, the entire amount of the rights offering will be made available for subscription to the following classes of creditors and equity holders in the percentages enumerated below:

      Interest                                                             Percentage
      --------------------------------------------------------- ----------------------

      12.5% First Mortgage noteholders                                          87.5%
      7.5% Convertible Subordinated noteholders                                  3.5%
      Unsecured creditors of Four Queens, Inc.                                   2.5%
      Old common stockholders                                                    6.5%
                                                                ----------------------
                                                                               100.0%
                                                                ======================

         Each member of the above classes of creditors and equity holders will be required to elect whether to exercise the right to purchase the New Common Stock allocated and whether to purchase additional shares of New Common Stock if one or more holders of that class do not fully exercise their right to purchase New Common Stock. The subscription rights of non-exercising members of the above classes will be reallocated automatically among the other members of the class electing to exercise their rights to purchase additional shares of New Common Stock. If any of the members of any class do not elect to exercise all of the rights allocated to that class, the unexercised rights will be automatically distributed to the members of the Bondholder Committee. The Bondholder Committee has guaranteed a 100% subscription for the $5 million rights offering, in the event the percentages enumerated above are not otherwise fully subscribed. On or about October 10, 1996 the rights offering process commenced with the distribution of subscription rights materials to the class members.

         As defined in the Subscription Rights Agreement dated October 10, 1996, pursuant to the Plan of Reorganization, as confirmed by the Bankruptcy court, the Company agreed to issue to the Rightholders stock subscription rights ("Rights") to purchase up to an aggregate of one million (1,000,000) shares of Common Stock, par value $0.001 per share, of the Company, at an exercise price of $5.00 per share. In the event such Rights were not exercised by 5 P.M. Pacific time on December 13, 1996, such non-exercised Rights were transferred automatically to the members of the Bondholder Committee in the proportions specified in a Standby Commitment. As the Rights proceeds are received, they are deposited in a separate Company bank account and are reflected in the accompanying 1996 balance sheet classification "Cash and Cash Equivalents Restricted." As of December 31, 1996, Rights proceeds of $4,287,000 (including interest of $19,000) had been received by the Company, representing the exercise of Rights to approximately 854,000 shares of New Common Stock. The Company will issue the related shares, including shares applicable to the bondholders Standby Commitment, when the Plan becomes effective, which is expected to occur in March, 1997.

         As the Rights proceeds are received, they are deposited in a separate Company bank account and are reflected in the accompanying 1996 balance sheet classification "Cash and Cash Equivalents Restricted." As of December 31, 1996, Rights proceeds of $4,287,000 (including interest of $19,000) had been received by the Company, representing the exercise of Rights to approximately 854,000 New Common Shares. The Company will issue the related shares, including shares applicable to the bondholders Standby Commitment, when the Plan becomes effective, which is expected to occur in March, 1997.

         As a result of the rights offering, members of the Bondholders Committee will receive 995,280 shares of the New Common Stock and members of the creditor and equity holder constituencies will receive an aggregate, 4,720 shares of New Common stock. Therefore, upon effectiveness of the plan, it is expected that members of the bondholders committee will hold, in the aggregate 4,495,280 shares of the 5,000,000 issued and outstanding shares of New Common Stock.

         Proposed Treatment of Creditors and Equity Interests

         The Plan is expected to be funded principally from cash generated from operations and the $5,000,000 proceeds from the rights offering. Specifically, the proposed treatment of each of the creditor and equity interests is as follows:

         The 1994 Mortgage Note holders have an allowed secured claim equal to the $3,000,000 principal amount of the notes plus accrued interest thereon at 20% through the date on which the confirmation order was entered by the Bankruptcy Court (approximately $675,000) and certain fees and disbursements related thereto (approximately $125,000). On the effective date of the Plan, each 1994 Mortgage Note holder will receive its pro rata share of restated mortgage notes (the "Restated Mortgage Notes"), due four years from the confirmation date, in exchange for its allowed claim.

         Interest on the Restated Mortgage Notes will accrue at an annual rate of 11.5% or other appropriate interest rate approved by the Bankruptcy Court and will be payable quarterly commencing on the fourth month following the confirmation date. These noteholders will retain their lien interests as collateral for repayment of the restated mortgage notes.

         The 1993 First Mortgage Note holders have an allowed claim equal to approximately $61,000,000. Under the Plan, the secured portion of the claim is allowed in the amount of $30,000,000. The balance of the claim is unsecured. On the effective date of the Plan, each 1993 First Mortgage Note holder will receive (i) in exchange for the secured portion of its claim, its pro rata share of $30,000,000 face amount of restated first mortgage notes (the "Restated First Mortgage Notes") which will accrue interest at an annual rate of 13.5% per annum payable semi-annually and will be due five years from the confirmation date, and
(ii) in exchange for the unsecured portion of its claim, pro rata portion of the New Common Stock (see above).

         The Convertible Note holders have an allowed claim equal to approximately $1,500,000. On the effective date of the Plan, each Convertible Note holder will receive its pro rata share of New Common Stock (see above) in exchange for its allowed claim.

         The Company's larger unsecured creditors, other than the Convertible Note holders, will receive payments from a fund of approximately $1,400,000 over a three-year period and their pro rata share, if any, of New Common Stock (see above).

         The Internal Revenue Service ("IRS"), which has both secured and unsecured claims aggregating approximately $3,000,000 will receive full payment of its secured claim with interest at 8% per annum (commencing on the effective date) over four years and will receive, with respect to its unsecured claim, proportionately the same type of recovery which is provided for the Company's larger unsecured creditors. In addition, the IRS will receive its pro rata share of the New Common Stock (see above).

         Management Agreements

         The Plan also calls for a change in the management of the reorganized Elsinore. Effective at noon on August 12, 1996, Elsinore entered into an Interim Management Agreement with Riviera Gaming Management Corp. - Elsinore to manage the business operations of the Company subject to the direction of the existing boards of directors of Elsinore and its subsidiaries.

         Under the stipulation between the Company and the Bondholders Committee, senior management (Thomas E. Martin, President and Chief Executive Officer, and Frank L. Burrell, Jr., Chairman of the Board) ceased to be compensated employees of the Company on Monday, August 12, 1996, although they will continue to serve as directors and authorized officers until replaced.

         The Plan contemplated that management of the Company from the date of the Plan's confirmation until the Plan's Effective Date would be undertaken by a nominee of the Bondholders Committee. The Company and Riviera Gaming Management Corp. - Elsinore ("Riviera"), the nominee of the Bondholders Committee, have entered an Interim Management Agreement (the "Interim Agreement") pursuant to which Riviera has assumed exclusive managerial responsibility over the Four Queens Hotel and Casino and ancillary facilities (together the "Four Queens Hotel"), subject to supervision of the Boards of Directors of Elsinore and FQI. Under the Interim Agreement, Riviera is responsible for providing training to Four Queens Hotel personnel, marketing and sales at the Four Queens Hotel, internal accounting and other managerial tasks. In return, Riviera receives a management fee of $83,333 per month. All personnel employed at the Four Queens Hotel, other than those hired by Riviera for purposes of fulfilling its responsibilities, remain the employees of the Company. In addition, during the interim agreement, the Company retains full responsibility for payment of all expenses related to the operation of the Four Queens Hotel. Riviera has no obligation to pay any expenses or to make any capital expenditure with respect to the Four Queens hotel which are not funded by the Company. The interim agreement by its terms will terminate upon the commencement of the first calendar quarter following the Plan's Effective Date.

         Board of Directors

         The Plan also calls for the Company's Board of Directors to be reconstituted upon effectiveness of the Plan. Four of the new directors are to be chosen by the Bondholders Committee and one will be appointed by the Equity Committee appointed in the Bankruptcy Case. Both the Bondholders Committee and the Equity Committee have selected their proposed representatives to the Company's Board. Those proposed directors have been submitted to the Nevada gaming authorities for approval. Upon such approval, the Company believes all conditions to the Plan's effectiveness will be satisfied.

         Other Reorganization Matters

         Certain pre-petition liabilities have been paid after obtaining the approval of the Bankruptcy Court, including certain wages and employee benefits, gaming related liabilities and hotel room and other customer deposits. Subsequent to filing and with the approval of the Bankruptcy Court, the Company assumed executory contracts for all real estate and equipment leases.

         In accordance with the Stipulation between the Company and the Bondholders Committee, the Company (with the participation of the Bondholders Committee) prior to confirmation of the Plan decided which executory contracts would be assumed. All executory contracts which were not expressly assumed by the Company were deemed rejected at the confirmation date. All creditors claims resulting from the rejection of an executory contract must have been filed with the Bankruptcy Court no later than September 11, 1996. All such claims which are timely filed will be treated in a manner identical to the treatment received by other members of the appropriate class of creditors under the Plan. All such claims which are not timely filed will be barred and discharged and the creditor holding such claim will not receive or be entitled to any distribution under the Plan on account of such claim.

         Trading in the Company's common stock continues to be halted by the American Stock Exchange ("AMEX") and the Pacific Stock Exchange ("PSE"). Elsinore intends to pursue reactivation of its listings with AMEX and PSE so that the New Common Stock in the reorganized Elsinore can be traded publicly following the effective date of the Plan. However, by letter dated January 27, 1997, Elsinore was informed of AMEX's intention to pursue the delisting of Elsinore's Common Stock. By letter dated February 3, 1997, the Company requested that AMEX defer a final decision on delisting until mid-March 1997 so that the reconstituted board of directors has an opportunity to decide on a course of action. By letter dated February 5, 1997 AMEX agreed to extend the Company's time to request an appeal to March 14, 1997.

2.   Reorganization Items

         Reorganization expense is comprised of items incurred by the Company as a result of reorganization under Chapter 11 of the Bankruptcy Code. Such items for 1996 and 1995 (none in 1994) consisted of the following (in thousands):

                                                                                      1996                          1995
                                                              ----------------------------- -----------------------------
      Administrative expenses                                                       $1,431                          $293
      Severance expenses                                                               761                             -
      Write-off of debt issuance costs                                                   -                         2,695
      Write-off of original issue discount on debt                                       -                         5,690
                                                              ----------------------------- -----------------------------
                                                                                    $2,192                        $8,678
                                                              ============================= =============================

3.   Summary of Significant Accounting Policies

(a)  Financial Reporting for Bankruptcy Proceedings

         The accompanying financial statements have been prepared on a going concern basis which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. As a result of the reorganization proceedings, there are significant uncertainties relating to the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein including the effect of the plan of reorganization.

         The American Institute of Certified Public Accountant's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") provides guidance for financial reporting by entities that have filed petitions with the Bankruptcy Court and expect to reorganize under Chapter 11 of the Bankruptcy Code.

         Under SOP 90-7, the financial statements of an entity in a Chapter 11 reorganization proceeding should distinguish transactions and events that are directly associated with the reorganization from those of the operations of the ongoing business as it evolves. Accordingly, SOP 90-7 requires the following financial reporting/accounting treatments in respect to each of the financial statements. The Company will then adopt fresh-start reporting provisions of SOP 90-7 upon the effective date of the Plan and anticipates reporting the results for the quarter ending March 31, 1997 under those provisions.

Balance Sheet

         The balance sheet separately classifies pre-petition and post-petition liabilities. A further distinction is made between pre-petition liabilities subject to compromise (generally unsecured and undersecured claims) and those not subject to compromise (fully secured claims). Pre-petition liabilities are reported on the basis of the expected amount of such allowed claims, as opposed to the amounts for which those allowed claims will be settled. Under the approved final plan of reorganization, those claims will be settled at amounts substantially less than their allowed amounts.

         When debt subject to compromise has become an allowed claim and that claim differs from the net carrying amount of the debt (defined as the face amount of the debt less unamortized debt issuance costs and unaccreted discount), the net carrying amount is adjusted to the amount of the allowed claim. The resulting gain or loss is classified as a reorganization item.

Statement of Operations

         Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business are reported in the statement of operations separately as reorganization items. Professional fees are expensed as incurred. Interest expense is reported only to the extent that it will be paid during the proceeding or that it is probable that it will be an allowed claim.

Statement of Cash Flows

         Reorganization items are reported separately within the operating, investing and financing categories of the statement of cash flows.

(b)  Principles of Consolidation

         The consolidated  financial statements include the accounts of Elsinore
Corporation  and  its  wholly-owned  subsidiaries.   All  material  intercompany
balances and transactions have been eliminated in consolidation.

(c)  Accounting for Casino Revenue and Promotional Allowances

         In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of complimentary food, beverages and hotel services furnished to customers is included in the respective revenue classifications and then deducted as promotional allowances. The estimated costs of providing such promotional allowances are included in casino costs and expenses and consist of the following:

                                                                        Years Ended December 31,
                                                                        1996          1995           1994
      --------------------------------------------------------- ------------------------------------------
                                                                         (Dollars in Thousands)
      Hotel                                                           $1,215        $1,608         $2,179
      Food & Beverage                                                  3,908         4,869          5,022
                                                                ------------- ------------- --------------
      Total                                                           $5,123        $6,477         $7,201
                                                                ============= ============= ==============

(d)  Cash Equivalents

         Cash equivalents include highly liquid investments purchased with an original maturity date of 90 days or less.

(e)  Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market.

(f)  Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Useful lives range from 8 to 40 years. Equipment held under capital lease is recorded at the net present value of minimum lease payments at the inception of the lease and are amortized over the shorter of the terms of the leases or estimated useful lives of the related assets.

(g)  Leasehold Acquisition Costs

         The costs of acquiring leasehold interests are deferred and amortized using the straight-line method over the shorter of the term of the lease or the useful life of the property which is 33 years.

(h)  Amortization of Original Issue Discount and Debt Issuance Costs

         Original issue discount is accreted over the life of the related indebtedness using the effective interest method.

         Costs associated with the issuance of the debt are deferred and amortized over the life of the related indebtedness using the straight-line method.

         See  discussion in notes 2 and 8 regarding the write-off of unamortized
amounts  as  of  December  31,  1995  in  connection  with  the   reorganization
proceedings.

(i)  Casino Development Costs

         Casino development costs consist of costs incurred by the Company in connection with the development of the Palm Springs and Washington Casinos and legal and other costs incurred to enter into management contracts with the respective Indian Tribes and to obtain necessary federal and state regulatory approvals. Pursuant to the respective management contracts, costs incurred by the Tribes (as defined in the contracts) to construct and develop the casinos were loaned to the Tribal enterprises in the form of promissory notes. Other casino development costs were deferred to be amortized over the five-year terms of the related management contracts. See note 4 for discussion of the write-off of previously deferred amounts as of December 31, 1995.

(j)  Investment in Fremont Street Experience

         The Company and seven other downtown Las Vegas property owners, who together operate ten casinos, have formed the Fremont Street Experience LLC ("FSELLC"), a limited liability company of which the Company is a one-sixth owner, to develop the Fremont Street Experience. The Fremont Street Experience has transformed four blocks of Fremont Street into a covered pedestrian mall featuring a 10-story celestial vault, sound effects and a high tech light show which add to the neon signs and marquees for which the downtown area is already famous. The Company's $3,000,000 capital contribution for its one-sixth ownership of FSELLC was paid in full by January 1994. The project was completed at the end of November 1995 and the grand opening ceremonies held on December 13, 1995. During 1995, the Company paid approximately $525,000 to FSELLC, representing its allocated share of the 1995 operating costs of the Fremont Street Experience. These costs were capitalized and expensed upon the opening of the project. As FSELLC is expected to operate at a loss for the foreseeable future, the $3,000,000 capital contribution will be amortized over five years using the straight line method. The Company's allocated share of the operating costs of the Fremont Street Experience ($1,000,000 in 1996) are expensed as incurred.

(k)  Income Taxes

         Income taxes have been provided for using the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(l)  Loss Per Share

         Loss per share has been computed by dividing net loss by the weighted average common shares outstanding during the year.

(m)  Stock Based Compensation

         Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide proforma net income and proforma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(n)  Long-lived Assets

         In March, 1995, the FASB issued Statement Of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in the first quarter of 1996 and there was no write-down of assets.

 (o)  Reclassification

         Certain items in the 1995 and 1994 financial statements have been reclassified for comparability with the 1996 presentation.

(p)  Use of Estimates

         Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(q)  Fair Value of Financial Instruments

         The carrying amounts of cash equivalents, receivables and accounts payable approximates fair value because of the short term maturity of these instruments. It is not practical to estimate the fair market value of prepetition liabilities subject to compromise due to the bankruptcy and the fact that there has been no active trading of long-term debt subject to compromise. The carrying amount of the long-term debt which is not subject to compromise approximates fair value because it is deemed to be fully secured and bears interest at an appropriate rate.

4.   Native American Casino Operations

Spotlight 29 Casino

         Since March 1995, Elsinore Corporation, its wholly owned subsidiary, Elsub Management Corporation and Palm Springs East Limited Partnership, of which Elsub is the general partner (collectively the "Company"), and the Twenty-Nine Palms Band of Mission Indians (the "Band") have been involved in a dispute regarding, among other things, the terms of a management contract (the "Contract") under which the Company had the exclusive right to manage and operate the Spotlight 29 Casino (the "Spotlight 29"), owned by the Band, located near Palm Springs, California.

         On April 17, 1995, the Company was ousted as manager of Spotlight 29 and on April 19, 1995, the Company issued a demand letter to the Band declaring a breach of the Contract and a related loan agreement under which the Company had lent approximately $12,500,000 to the Band for construction of Spotlight 29 and for working capital Contributions. The demand letter claimed damages in the full amount of the funds which had been advanced to the Band.

         In light of the Company's disassociation with the operations of the Spotlight 29, management determined to write off, during the quarter ended March 31, 1995, the unamortized balance of casino development costs incurred for the project of $1,037,000 and ceased the accrual of interest on the project note and loans evidencing working capital advances.

         On May 16, 1995, in response to the Company's demand, the Band delivered to the Company a "Notice to Terminate Management Agreement." The notice asserted material breaches of the Contract and requested payment of approximately $1,500,000 million by June 16, 1995 to cover working capital shortfalls or the Contract would be terminated.

         On October 31, 1995, the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada (Las Vegas, Nevada).

         The Company has been involved in protracted negotiations with the Band for a settlement of the respective claims asserted by the parties since the events described above. Based upon the progress of the aforementioned negotiations at the time, as of December 31, 1995 the Company wrote off the accrued interest and fully reserved the $9,000,000 principal balance.

         On March 29, 1996, the Company reached a settlement with the Band which has been approved by the Bankruptcy Court and which has received final clearance by the Bureau of Indian Affairs. The Company has received a promissory note from the Band in the principal amount of $9,000,000. While the note has a 36-month amortization schedule, monthly payments are limited to 20% of Spotlight 29's monthly net income. In the event that net income is insufficient to fully pay the note at the end of 36 months, the note will be automatically extended for up to an additional two years. If still not fully paid at the end of the extension period, it may be extended up to an additional two years upon the approval of the National Indian Gaming Commission (the "NIGC"). If not paid at the end of the final extension period, the note will be forgiven. Interest on the note is at an annual rate equal to the greater of 10% or the maximum rate allowed under California law, not to exceed 12%. The Company has received a total of $353,000 of interest which was recorded in the year ended December 31, 1996 Given that the $9 million recovery is limited to 20% of the net income generated by Spotlight 29 management determined not to reduce the allowance for loss in the amount of $9,000,000 against the receivable which was provided during the quarter ended December 31, 1995.

7 Cedars Casino

         Elsinore Corporation, through its wholly-owned subsidiary, Olympia Gaming Corporation (collectively, for purposes of this part of Note 4, the "Company"), has a Gaming Project Development and Management Agreement (the "Contract") to operate the 7 Cedars Casino (the "7 Cedars") which is located on the Olympic Peninsula in the state of Washington and is owned by the Jamestown S'Klallam Tribe (the "Tribe"). In addition, pursuant to a loan agreement, the Company lent $9,000,000 to the Tribe for the construction of 7 Cedars.

         Under the terms of the Contract, the Company is obligated to establish a reserve fund for "working capital", which is not defined in the Contract, in the amount of $500,000 for the operation of 7 Cedars. The Company believes that in negotiating the contract the parties did not intend to apply a "working capital" definition based upon generally accepted accounting principles which, in the Company's view, would be impracticable in the context of the Contract and which, in practice, has never been followed. Since its opening on February 3, 1995, the Casino has incurred a substantial cumulative net loss and an attendant decrease in working capital.

         On November 1, 1995, the Tribe asserted that the Company had defaulted on the June, July, August and September 1995 minimum guaranteed payments to the Tribe, as defined by the Contract, in the aggregate amount of $100,000 and requested immediate payment. In addition, the Tribe demanded that sufficient monies be paid to enable all current gaming project expenses to be paid and working capital reserve to be maintained at the required funding level. The Tribe demanded that a minimum of $2,540,000 be paid immediately and also contended that the working capital shortfall could be as high as approximately $5,390,000 according to their interpretation of the Contract. On November 13, 1995, the Company received a letter from the Tribe dated November 9, 1995 asserting that the Contract had been terminated as a result of the Company's failure to make the payments which has been demanded.

         On  November  10,  Olympia  Gaming  filed  a  voluntary   petition  for
reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada (Las Vegas, Nevada).

         Pursuant to the terms of the Contract, the Company is to receive a management fee equal to 30% of the net distributable profits of 7 Cedars (subject to the Tribe receiving a $25,000 per month guaranteed payment) and the Tribe 70%. The Contract has an initial term of five years (expires February 2, 2000), subject to renewal for an additional two years in the event that the project loan is not paid in full by the end of the initial term. The project loan to finance the development and construction of 7 Cedars is payable solely from the Tribe's share of the net distributable profits of 7 Cedars, and will amortize over the five-year term of the contract at an annual interest rate of 10.9%.

         In response to declining revenues following the first several months of operations, management undertook certain cost-cutting measures in the late spring and summer 1995 and increased marketing activities in an effort to achieve profitability. In November 1995 and January 1996, more substantial expense reductions were effected through reductions in the hours of operation of 7 Cedars and deeper, "across the board" cost cutting. In light of the existing competition in the Puget Sound area, the demographics of 7 Cedars primary locals' markets and the apparent low propensity for destination tourists to the Olympic Peninsula to gamble, there exists substantial uncertainty as to whether, during the remaining term of the management and loan agreements, 7 Cedars can achieve the level of profitability required to obtain full recovery of the loan principal and accrued interest thereon.

         Based upon the foregoing, management determined during the quarter ended December 31, 1995 to provide an allowance for loss against the $9,000,000 outstanding balance of the project loan plus accrued interest thereon.

         On September 1, 1995, the Company ceased accruing interest on the project loan and wrote-off the remaining unamortized balance of capitalized casino development costs of approximately $242,000.

Mojave Valley Resort Project

         As a condition to its participation in the Mojave Valley Resort Project, a joint venture between Mojave Gaming, Inc. ("Mojave Gaming"), a wholly owned subsidiary of Elsinore Corporation and Mojave Valley Resort Casino Company, an affiliate of Temple Development Company, to develop a master planned casino resort on land leased from the Fort Mojave Indian Tribe, Mojave Gaming was required to make a capital contribution to the venture by September 30, 1995. The contribution was not made and therefore, the contract terminated. Based upon the foregoing, in September 1995 management wrote-off as casino development costs approximately $807,000, representing all capitalized costs incurred for the project.

5.   Property and Equipment, Net
         Property and equipment, net, consists of the following:

                                                                                                December 31,
                                                                                                 1996              1995
                                                                                      ---------------- -----------------
                                                                                           (Dollars in Thousands)
      Land                                                                                    $ 1,275          $  1,275
      Buildings                                                                                39,240            39,207
      Equipment                                                                                24,488            23,564
      Construction in Progress                                                                     53                 -
                                                                                      ---------------- -----------------
                                                                                               65,056            64,046
      Less Accumulated Depreciation and Amortization                                           41,512            38,573
                                                                                      ---------------- -----------------
                                                                                              $23,544           $25,473
                                                                                      ================ =================


6.   Other Assets
         Other assets consist of the following:

                                                                                                December 31,
                                                                                                 1996              1995
                                                                                      ---------------- -----------------
                                                                                           (Dollars in Thousands)
      Debt Issuance Costs, Net                                                                    $ -             $  79
      Deposits and Other                                                                          743               823
                                                                                      ---------------- -----------------
                                                                                                $ 743             $ 902
                                                                                      ================ =================


7.   Accrued Expenses:
         Accrued expenses consist of the following:

                                                                                                December 31,
                                                                                                 1996              1995
                                                                                      ---------------- -----------------
                                                                                           (Dollars in Thousands)
      Salaries and Wages                                                                       $1,584            $1,559
      Payroll Taxes and Employee Benefits                                                         883               617
      Gaming Taxes                                                                                107               625
      Slot Club Liability                                                                         546               396
      Outstanding chip & token liability                                                          692               843
      Other                                                                                     2,364             1,312
                                                                                      ---------------- -----------------
                                                                                               $6,176            $5,352
                                                                                      ================ =================

8.   Long-Term Debt:

         Long-term debt subject to demand for acceleration consists of the following:

                                                                                                  December 31,
                                                                                                 1996              1995
                                                                                      ---------------- -----------------
                                                                                           (Dollars in Thousands)
      12.5% First Mortgage Notes Payable                                                      $57,000           $57,000
      20% Mortgage Notes Payable, net of unaccreted Discount of $0 and $ 98, at
           December 31, 1996 and 1995, respectively                                             3,000             2,902
      7.5% Convertible Subordinated Notes Payable                                               1,425             1,425
                                                                                      ---------------- -----------------
      Total long-term debt                                                                     61,425            61,327
      Long-term debt subject to demand for acceleration-not subject to
           compromise                                                                           3,000             2,902
                                                                                      ---------------- -----------------
      Long-term debt subject to demand for acceleration-subject to compromise                $ 58,425           $58,425
                                                                                      ================ =================


First Mortgage Notes

         On October 8, 1993, the Company completed a private placement of $60,000,000 aggregate principal amount of the Company's 12.5% First Mortgage Notes due 2000 (the "First Mortgage Notes") and warrants (the "Warrants") to purchase 3,100,340 shares of the Company's common stock at an exercise price of $5.50 per share, subject to certain anti-dilution provisions. The net proceeds of the offering were approximately $57.4 million. In December 1994, $3,000,000 aggregate principal amount of the First Mortgage Notes were redeemed and retired, in consideration for which the Company issued to the noteholder 930,000 shares of common stock.

Convertible Subordinated Notes

         On March 31, 1995, the Company completed the private placement of $1,706,250 of the Company's 7.5% Convertible Subordinated Notes due December 31, 1996 ("Convertible Notes"). The Convertible Notes are convertible into the Company's common stock at $1.125 per share subject to certain antidilution provisions. On September 6, 1995, the holders of Convertible Notes with a face amount of $281,250, effected the conversion of the notes and accrued interest thereon into 256,579 shares of the Company's common stock.

Adjustments To Long-Term Debt Pursuant to Reorganization Proceedings

         The First Mortgage Notes and Convertible Notes are classified as pre-petition liabilities subject to compromise (the First Mortgage Notes on the basis that the claim is undersecured considering the reorganization value for the Company) and the outstanding principal and accrued interest thereon through the date of filing have become allowed claims, SOP 90-7 requires that the recorded amount of the debt be adjusted to the amount of the allowed claim.
Accordingly, unamortized debt issuance costs of $2,695,000 and unaccreted original issue discount of $5,690,000 were written off to adjust the carrying amounts of these notes to the allowed amounts.

         Further, interest expense on the First Mortgage Notes and Convertible Notes was not recognized since the date of petition through August 12, 1996, the confirmation date of the Plan.

         The first Mortgage Notes, Mortgage notes and Convertible Subordinated notes are expected to be treated under the Plan as described in note 1.

         The 1993 first Mortgage Note holders have an allowed claim equal to approximately $61,000,000. Under the Plan, the secured portion of the claim is allowed in the amount of $30,000,000. The balance of the claim is unsecured. On the effective date of the Plan, each 1993 First Mortgage Note holder will receive (i) in exchange for the secured portion of its claim, its pro rata share of $30,000,000 face amount of restated first mortgage notes (the "Restated First Mortgage Notes") which will accrue interest at an annual rate of 13.5% per annum payable semi-annually and will be due five years from the confirmation date, and
(ii) in exchange for the unsecured portion of its claim, a pro rata portion of the New Common Stock.

         The 1994 mortgage note holders have an allowed secured claim equal to the $3,000,000 principal amount of the notes plus accrued interest thereon at 20% through the date on which the confirmation order was entered by the Bankruptcy Court (approximately $675,000) and certain fees and disbursements related thereto (approximately $125,000). On the effective date of the Plan, each 1994 Mortgage Note Holder will receive its pro rata share of restated mortgage notes (the "Restated Mortgage Notes"), due four years from the confirmation date, in exchange for its allowed claim.

         Interest on the Restated Mortgage Notes will accrue at an annual rate of 11.5% and is payable quarterly commencing in the fourth month following the confirmation date. These noteholders will retain their lien interests as collateral for repayment of the restated mortgage notes.

         The Convertible Note holders have an allowed claim of approximately $1,500,000. On the effective date of the Plan, each Convertible Note holder will receive its pro rata share of New Common stock in exchange for its allowed claim.


9.   Income Taxes:

         No income tax benefit related to the 1996, 1995 and 1994 losses has been recorded due to the uncertain ability of the Company to utilize its net operating loss carryforwards.

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                                  December 31,
                                                                                                 1996              1995
                                                                                      ---------------- -----------------
                                                                                           (Dollars in Thousands)
      Deferred Tax Assets:
      Accounts Receivable Principally Due to Allowance for Doubtful Accounts                     $135               $68
      Accrued Compensation, Principally Due to Accrual for Financial Reporting
           Purposes                                                                               738               500
      Progressive Slot Accrual                                                                    143                74
      Net Operating Loss Carryforwards                                                         34,887            36,210
      General Business Credit Carryforward, Principally Due to Investment Tax
           Credit Generated in Prior Years                                                        640               640
      Alternative Minimum Tax (AMT) Credit Carry-forward from AMT Paid in Prior
           Years                                                                                  312               253
      Contribution Deduction Carryforward, Principally Due to Amounts Not
           Deductible in Prior Periods                                                             63                58
      Tax Loss Due to Sale of New Jersey Subsidiaries in Prior Periods                            714               702
      Loan Receivable Principal Due to Allowance For Uncollectibility                           8,023             8,023
      Reorganization items, principally due to amounts not currently deductible for
           tax purposes                                                                         3,723             2,951
                                                                                      ---------------- -----------------
      Total Gross Deferred Tax Assets                                                          49,378            49,479
      Less Valuation Allowance                                                                (45,099)          (44,965)
                                                                                      ---------------- -----------------
      Net Deferred Tax Assets                                                                   4,279             4,514
                                                                                      ================ =================

      Deferred Tax Liabilities:

      Plant and Equipment, Principally Due to Differences in Depreciation                      (3,966)           (4,219)
      Prepaid Expenses, Principally Due to Deduction for Tax Purposes                            (313)             (295)
                                                                                      ---------------- -----------------
      Total Gross Deferred Tax Liabilities                                                     (4,279)           (4,514)
                                                                                      ---------------- -----------------
      Net Deferred Tax Liability                                                                  $ -               $ -
                                                                                      ================ =================

         As of December 31, 1996, the Company has a net operating loss carryforward for federal income tax purposes of approximately $102,600,000. As a result of ownership changes in prior years, Internal Revenue Code Section 382 ("Section 382") limits the amount of loss carryforward currently available to offset federal taxable income. As of December 31, 1996, the amount of loss carryforward not limited by Section 382 and therefore available to offset current federal taxable income is approximately $64,000,000. The amount of the loss carryforward which is not limited by Section 382 increases annually by $4,653,000. The loss carryforwards begin to expire in the year 1999 and will be completely expired by 2007.

         The Company has general business tax credit carryforwards for federal income tax purposes of approximately $640,000 which are available to reduce future federal income taxes, if any, through 1999. In addition, the Company has alternative minimum tax credit carryforwards of approximately $312,000 which are available to reduce future federal income taxes, if any, over an indefinite period.

Special Provisions of IRS Section 382 Available to Corporations in Bankruptcy.

         A corporation in bankruptcy may be eligible for treatment under Section 382(1)(5) whereby the corporations existing net operating losses will not be subject to the Section 382 limitation even though the magnitude of the ownership changes effected by the plan of reorganization would otherwise cause the corporation to exceed Section 382's 50% change threshold. The key difference in the 50% ownership change calculation applied in Section 382(1)(5) is that creditors who will be converting all or a portion of their debt to equity are, in effect, not counted as part of the ownership change if they have held their debt more than 18 months (the "Qualified Debt"). Even if Section 382(1)(5) applies, the existing net operating losses are reduced by cancellation of debt income and interest on the Qualified debt during a specific period.

         Section 382(1)(5), if available to the Company based upon the provisions of the final plan of reorganization approved by the Bankruptcy Court, would severely limit further ownership changes for the three-year period following plan effectiveness.

         As the applicability of Section 382(1)(5) is dependent upon the ownership changes provided in the final plan of reorganization by the Bankruptcy Court and changes in the ownership of the First Mortgage Notes that may occur prior to the effective date of the plan, it is not possible to determine with any degree of certainty, such section's ultimate applicability.

         In the event that the Company elects out of Section 382(1)(5), or fails to qualify under its terms, existing net operating losses will be subject to the
Section 382 limitation. However, in this case, the stock value used for purposes of computing the limitation is the market value immediately after the ownership change,(rather than immediately preceding the change, as is the case in the general Section 382 calculation) thereby taking into account the increase in stock value attributable to the conversion of debt pursuant to the reorganization.

Prior Period Tax Obligation

         In August 1984, the IRS commenced an examination of the Company's consolidated income tax returns for the fiscal years ended January 31, 1980, 1981 and 1982, and in October 1988 commenced examinations of the fiscal year ended January 31, 1983 and the eleven months ended December 31, 1983. As a result of its examination, the IRS proposed certain adjustments for the fiscal years ended January 31, 1980, 1981 and 1982 regarding the deductibility of pre-opening costs associated with the Atlantis facility (a former Atlantic City New Jersey hotel casino operated by the Company) and utilization of certain investment tax credits regarding the Four Queens and Atlantis facilities. In October 1994, the IRS completed and delivered to the Company a final assessment (the "IRS Assessment") relating to such adjustments and in November 1994, the IRS filed and recorded a Notice of Tax Lien against the Company and its subsidiaries in the amount of the IRS Assessment. The IRS Assessment called for the Company to pay aggregate tax and interest of approximately $5.7 million (exclusive of interest accruing during any period of repayment), in addition to $3.5 million the Company deposited with the IRS in March 1991. On December 6, 1994, the Company and the IRS entered into an installment payment agreement (the "Installment Agreement"). As of December 31, 1995, the Company had a remaining obligation to the IRS in the amount of approximately $2,985,000.

         The Company believes that it has available sufficient net operating loss ("NOL") carryforwards to satisfy any tax liabilities with respect to periods subsequent to 1983.

         The Internal Revenue Service ("IRS"), which has both secured and unsecured claims aggregating approximately $3,000,000 will receive full payment of its secured claim with interest at 8% per annum over four years (commencing on the effective date) and will receive with respect to its unsecured claim, proportionately the same type of recovery which is provided to the Company's larger unsecured creditors. In addition, the IRS will receive its pro rata share of the New Common Stock.

10.    Common Stock Offering

         On January 25, 1995, the Company completed a public offering of 2,500,000 shares of the Company's common stock for $1.75 per share. Net proceeds to the Company after payment of underwriting discounts and commissions and other direct costs of the offering was approximately $3,747,000.

11.    Commitments and Contingencies

Chapter 11 Reorganization

         On October 31, 1995, the Company and certain of its subsidiaries filed a voluntary petition in the United States Bankruptcy Court for the District of Nevada seeking to reorganize under Chapter 11 of the United States Bankruptcy Code. On November 10, 1995, Olympia Gaming Corporation filed a voluntary petition in the same Court. Since the Bankruptcy filing, several entities have filed administrative claims requesting the Bankruptcy Court order the Company to reimburse or compensate such entities for goods, taxes and services they allege the Company has received or collected, but for which they claim the Company has not paid.

         The Company currently estimates that the administrative claims will be approximately $2.1 million; however, there can be no assurance that additional amounts will not be claimed or the extent to which administrative claims may be allowed by the Bankruptcy Court. The Bankruptcy Code requires that all administrative claims be paid on the effective date of a plan of reorganization unless the respective claimants agree to different treatment. Most of the administrative claims in the bankruptcy case have been paid. The Company does not expect that the balance of any outstanding administrative claims will affect its ability to consummate the plan of reorganization.

Hyland Litigation

         Thomas Hyland, a professional card counter and blackjack player, filed a complaint on August 23, 1995 in Federal District Court in Camden, New Jersey, No. 95CV2236 (JEI), against the Company and virtually every other casino company in the United States. The complaint alleges violations of the antitrust, consumer fraud and fair credit reporting laws by the defendants in illegally conspiring to prevent Mr. Hyland and other professional card counters from playing blackjack at their respective casinos. The complaint alleges that the defendants share information concerning card counters and then act in concert to implement industry wide policy in banning them at the blackjack tables.

         Management believes that the claims are without merit and does not believe that the lawsuit will have a material adverse effect on the Company's financial statements taken as a whole.

WARN Act Litigation

         The Company is a defendant in two consolidated lawsuits pending in the federal court for the District of New Jersey, alleging violation by the Company and certain of its subsidiaries and affiliates of the Worker Adjustment and Retraining Notification Act ("WARN Act") and breach of contract. The plaintiffs in the two consolidated cases are (i) former employees of a casino/hotel in New Jersey formerly affiliated with the Company bringing suit on behalf of a class of all employees laid off as a result of the casino's closing and (ii) a union local seeking to represent its members who were laid off at that time. Plaintiffs claim that there are approximately 1,300 such employees within the class who seek damages under the WARN Act providing for up to 60 days' pay and lost benefits and payments for deferred compensation allegedly due under a contract with certain employees. Damages payable, if any, would be based on the basis of the number of days' notice determined by the court to have been required under the WARN Act and the wages, benefits and deferred compensation applicable to each such employee.

         The Company has vigorously defended the action on the basis that even if the WARN Act does apply as a matter of law to a regulatory-forced closing, the closing was due to unforeseeable circumstances and, accordingly, the notice given was as timely as practicable, among other grounds. The liability phase of the trial of the two consolidated lawsuits concluded in August 1993.

         On June 30, 1995, the presiding judge entered an Order for Verdict Upon Liability Issues in which he ruled that: (i) the plaintiffs had failed to prove any liability under the WARN Act; but (ii) that Elsinore and certain of its subsidiaries are jointly liable for certain retroactive wages due to former employees of Elsinore Shore Associates under a collective bargaining agreement, plus prejudgment interest on such wages. The total amount of judgment the plaintiffs would be entitled to under this ruling has not yet been determined. The plaintiffs' attorney asserts that the amount due as of October 1, 1995, taking into account interest on that date, was approximately $676,000. On March 4, 1996, the plaintiffs' attorney submitted a proof of claim for retroactive wages in the amount of $800,000 to the Bankruptcy Court. Because of the filing of the bankruptcy petitions, the WARN Act litigation in the New Jersey Court has been stayed by operation of Bankruptcy Code Section 362(a). However, the plaintiff's $800,000 claim is currently the subject of claims litigation in the Bankruptcy Court. It is the Company's position that the claim submitted by the plaintiffs should be reduced to zero. However there can be no assurance as to the success of the Company's attempt to reduce the claim.

Poulos/Ahern Class Actions

         In April and May 1993, two class action lawsuits were filed in the United States District Court, Middle District of Florida, against 41 manufacturers, distributors and casino operators of video poker and electronic slot machines, including the Company. The suits allege that the defendants have engaged in a course of fraudulent and misleading conduct intended to induce persons to play such games by collectively misrepresenting how the game machines operate, as well as the extent to which there is an opportunity to win. It also alleges violations of the Racketeer Influenced and Corrupt Organizations Act, as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seeks damages in excess of $6 billion. On December 9, 1994, the Florida Court ordered that the consolidated cases be transferred to the United States District Court for the District of Nevada. That transfer has occurred and the Nevada Court has assumed control of the cases. The new case number is CV-S-94-1126-LDG(RJJ). Numerous defendants (including the Company) have moved to dismiss the complaint for failure to state a claim. No hearing has been set on this motion. The plaintiffs have filed a motion seeking to certify the consolidated actions as a class action. The defendants (including the Company) have opposed certification of the class. During April, 1996, U.S. District Judge Lloyd George approved defense motions to dismiss such lawsuits holding that the plaintiffs had failed to state a claim or prove their case. However, the plaintiffs were given additional time to file an amended complaint. Management believes the claims are wholly without merit and does not expect that the lawsuit will have a material adverse effect on the Company's financial statements taken as a whole.

Other

         At December 31, 1996, the Company and its subsidiaries were parties to various other claims and lawsuits arising in the normal course of business. Management is of the opinion that all such legal matters are either covered by insurance or, if not insured, will not have a material adverse effect on the Company's financial statements taken as a whole.

12.    Leases

All non-cancelable leases have been classified as capital or operating leases. At December 31, 1996, the Company had leases for real and personal property which expire in various years through 2075. Under most leasing arrangements, the Company pays the taxes, insurance, and the operating expenses related to the leased property. Certain leases on real property provide for adjustments of rents based on the cost-of-living index. Buildings and equipment leased under capital leases, included in property and equipment, are as follows:

                                                                                                  December 31,
                                                                                                 1996              1995
                                                                                      ---------------- -----------------
                                                                                           (Dollars in Thousands)
      Building                                                                                 $2,062            $2,062
      Equipment                                                                                   324               316
                                                                                      ---------------- -----------------
                                                                                                2,386             2,378
      Less Accumulated Amortization                                                              (817)             (663)
                                                                                      ---------------- -----------------
                                                                                               $1,569            $1,715
                                                                                      ================ =================

         Amortization  of assets  held under  capital  leases is  included  with
depreciation  and  amortization  expense  in  the  Consolidated   Statements  of
Operations.

         The following is a schedule of future minimum lease payments for capital and operating leases (with initial or remaining terms in excess of one year) as of December 31, 1995:


                                                                                       Capital             Operating
      Years Ending December 31,                                                        Leases                Leases
      -------------------------------------------------------------               ---------------        ---------------
                                                                                         (Dollars in Thousands)
      1997                                                                                  $280                 $3,810
      1998                                                                                   223                  2,979
      1999                                                                                   223                  2,967
      2000                                                                                   223                  2,945
      2001                                                                                   223                  2,945
      Thereafter                                                                           7,134                 94,709

                                                                                  ---------------        ---------------
      Total Minimum Lease Payments                                                        $8,306               $110,355
                                                                                                         ===============
      Less:  Amount Representing Interest(at imputed rates
           ranging from 11.5% to 15.0%                                                     6,769
                                                                                  ---------------

      Present Value of Net Minimum Capital Lease Payments                                  1,537
      Less: Current Portion                                                                   50
                                                                                  ---------------
      Capital lease obligations, excluding current portion                                $1,487
                                                                                  ===============


13.  Benefit Plans

         Four Queens, Inc. makes contributions to several multi-employer pension and welfare benefit plans covering its union employees. The plans provide defined benefits to covered employees. Amounts charged to pension cost and contributed to the plans for the years 1996, 1995 and 1994 totaled $87,000, $97,000 and $103,000, respectively. While the Company is liable for its share of unfunded vested benefits, the Company believes the amount, if any, would not be material to the consolidated financial statements.

         On October 1, 1990, the Company instituted a savings plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The savings plan covers substantially all employees who are not covered by a collective bargaining agreement. Employee contributions to the savings plan are discretionary. The Company matches and contributes to each employee's account an amount equal to 25% of the employee's contributions to the savings plan up to a maximum employee contribution of 8% of each employee's gross compensation. The Company's contribution was $130,488, $138,000 and $147,000 for 1996, 1995 and
1994, respectively. There were 469, 496 and 465 participants in the savings plan as of December 31, 1996, 1995 and 1994, respectively.

         In 1991, the Board of Directors adopted, and the stockholders approved, the Elsinore Corporation 1991 Stock Option Plan (the "1991 Plan"). The Board reserved 600,000 shares of common stock for issuance thereunder. The 1991 Plan provides for the grant of non-statutory options to purchase common stock to salaried officers and key employees of the Company and its corporate subsidiaries. The exercise price for options granted under the 1991 Plan may not be less than the fair market value of the stock on the date of grant.

         On March 15, 1993, the Board of Directors adopted and the stockholders approved, the Elsinore Corporation 1993 Long-Term Stock Incentive Plan (the "1993 Plan") and reserved 600,000 shares of common stock for issuance
thereunder.   On  April  8,  1994,  the  Board  of  Directors  adopted  and  the shareholders approved an increase of the number of shares reserved under the 1993 Plan to 1,200,000 shares. On May 11, 1995, the Board of Directors approved an additional increase in the number of shares reserved to 1,980,000 shares. The 1993 Plan provides for awards of restricted shares, stock units, options or stock appreciation rights to all employees of the Company and its subsidiaries. Non-statutory stock options granted under the 1993 Plan are granted at fair market value at date of grant and generally vest in equal annual increments over a three-year period.

         At December 31, 1996, there were 509,500 and 1,702,300 additional shares available for grant under the 1991 and 1993 Plans, respectively. There were no shares granted during 1993. Therefore the per share weighted average fair value of stock options granted during 1996 and 1995 was $0 and $.07 on the date of grant using the black Scholes option-pricing model with the following weighted-average assumptions for 1995: expected dividend yield of 0%, risk free interest rate of 6.01%, an expected life of one year and a volatility factor of
 .01.

         The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for their stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for their stock options under SFAS 123, the impact on the Company's net income would not be material, therefore proforma net income and earnings per share disclosures have not been presented.

         Stock option activity during the periods indicated for the Company's two stock option plans is as follows:

                                                                                         Weighted Average Exercise Price
                                                                      Number of Shares
                                                     ---------------------------------- ---------------------------------
      Outstanding at December 31, 1993                                       1,130,300                             $3.41
         Granted                                                               829,400                              2.65
         Exercised                                                             (17,000)                             (.88)
         Canceled                                                              (64,100)                            (5.22)
                                                                          ------------
      Outstanding at December 31, 1994                                       1,878,600                              3.03
         Granted                                                               171,000                              1.32
         Exercised                                                                   -                                 -
         Canceled                                                             (543,400)                            (2.51)
                                                                          ------------
      Outstanding at December 31, 1995                                       1,506,200                              3.03
         Granted                                                                    --                                --
         Exercised                                                                  --                                --
         Canceled                                                           (1,200,000)                            (2.94)
                                                                         -------------
      Outstanding at December 31, 1996                                         306,200                              3.40
                                                                         =============                           =======

         All outstanding options will be canceled upon the effective date of the plan when the old common stock interests in Elsinore are canceled.


14.  Taxes and Licenses, Other Than Income Taxes

         Taxes and licenses, other than income taxes, principally include payroll taxes, gaming licenses and gross revenue taxes, and are summarized as follows:

                                              Operating Departments
                                              (Dollars in Thousands)
                                                                        Food and
                                    Casino               Hotel          Beverage                Other              Total
                         ------------------ ------------------- ------------------ ------------------- ------------------
      1996                          $4,496                $468               $497              $1,132             $6,592
      1995                           4,377                 454                483               1,313              6,627
      1994                          $4,710                $474               $535              $1,236             $6,955
                                    ======                ====               ====              ======             ======


15.  Extraordinary Item:

         On December 29, 1994, $3 million of the original $60 million principal amount of First Mortgage Notes was repurchased by the Company and retired in exchange for the issuance to the noteholder of 930,000 shares of Common Stock of the Company. The Company recorded an extraordinary gain of $735,000 as a result of this debt retirement. Income taxes are not applicable to this extraordinary item.


16.  Supplemental Financial Information

         A summary of additions and deductions to the allowance for doubtful accounts receivable for the years ended December 31, 1996, 1995 and 1994 follows:


      Allowance for Doubtful Accounts              Balance at Beginning                                   Balance at End
      Years Ended                                               of Year     Additions        Deductions          of Year
                                                 ----------------------- ------------- ----------------- ----------------
      1996                                                         $201          $321              $175             $347
      1995                                                          214            68                81              201
      1994                                                         $200           $40               $26             $214
                                                                   ====           ===               ===             ====

Annex I

                                           AGREEMENT AND PLAN OF MERGER

                                                   by and among


                                                R&E GAMING CORP.,
                                          ELSINORE ACQUISITION SUB, INC.

                                                       and


                                               ELSINORE CORPORATION



                                          Dated as of September 15, 1997

                               AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1997 (the "Agreement"), by and among R&E Gaming Corp., a Delaware corporation ("Gaming"), Elsinore Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Gaming ("EAS"), and Elsinore Corporation, a Nevada corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Gaming, EAS and the Company have each approved the transactions contemplated by the terms and conditions set forth in this Agreement;

                  WHEREAS, in furtherance thereof, upon the terms and subject to the conditions of this Agreement, (i) EAS would be merged with and into the Company (the "Elsinore Merger") and (ii) each share of common stock, par value $.001 per share, of the Company (the "Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined herein) (the "Shares") would, except as otherwise expressly provided herein, be converted into the right to receive the Merger Consideration (as defined herein);

                  WHEREAS, Gaming and EAS are unwilling to enter into this Agreement unless Gaming, contemporaneously with the execution and delivery of this Agreement, enters into an Option and Voting Agreement (the "Elsinore Option Agreement") with Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts (the "Option Seller"), providing for, among other things, (i) the grant by the Option Seller to Gaming of an option and, under certain circumstances set forth in the Elsinore Option Agreement, the obligation of Gaming to purchase all of the Shares owned by the Option Seller and (ii) the agreement by the Option Seller to cause the Shares owned by it to be present for quorum purposes at any meeting of the stockholders of the Company (the "Company Stockholders") called to vote upon the Elsinore Merger, and to vote for the transactions contemplated by this Agreement and against any Alternative Transaction (as defined in Section 4.8(b) hereof) and any other action which may be adverse to the transactions contemplated in this Agreement; and the Board of Directors of the Company (the "Board") has approved the execution and delivery of the Elsinore Option Agreement which is being executed contemporaneously with the execution hereof;

                  WHEREAS, on or prior to the date hereof Gaming has entered into an Agreement and Plan of Merger (the "Riviera Merger Agreement"), by and among Gaming, Riviera Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Gaming ("RAS"), and Riviera Holdings Corporation, a Nevada corporation ("Riviera"), which provides for, among other things, the merger of RAS with and into Riviera (the "Riviera Merger"); and

                  WHEREAS, the Board has determined that the Elsinore Merger and the consideration to be received by the holders of the Shares are fair to, and in the best interests of, the Company and the Company Stockholders.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                    THE MERGER

                  Section 1.1 The Elsinore Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of Nevada law, EAS shall be merged with and into the Company, whereupon the separate existence of EAS shall cease and the Company shall continue as the surviving corporation of the Elsinore Merger (the "Surviving Corporation"), and shall be a wholly owned subsidiary of Gaming.

                  Section 1.2 Effective Time; Closing. Unless this Agreement shall have been terminated pursuant to Section 6.1 hereof, as soon as practicable after the satisfaction or (if permissible) waiver of the conditions set forth in Article V of this Agreement, the Company will file articles of merger with the Secretary of State of the State of Nevada in accordance with the provisions of Section 92A.005 et seq. of the Nevada Revised Statutes (the "Nevada Merger Law") and make all other filings or recordings required by law in connection with the Elsinore Merger. The Elsinore Merger shall become effective at such time (the "Effective Time") as the articles of merger are filed with the Secretary of State of the State of Nevada in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes, or such later date as set forth in such filing, but in no event later than April 1, 1998, unless extended as provided in Section 6.1(c) hereof. Prior to such filing, but no later than 30 days after the satisfaction or (if permissible) waiver of the conditions set forth in Article V of this Agreement, a closing (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, or such other place as the parties to this Agreement shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in this Agreement. The date on which the Closing occurs shall be referred to herein as the "Closing Date."

                  Section 1.3 Effects of the Elsinore Merger. The Elsinore Merger shall have the effects set forth in the Nevada Merger Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of a public as well as of a private nature, and the title to any real estate vested by deed or otherwise in the Company and EAS shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and EAS shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.4 Articles of Incorporation and Bylaws. (a) The Articles of Incorporation of EAS in effect immediately prior to the Effective Time, attached hereto as Exhibit A, shall be the Articles of Incorporation of the Surviving Corporation (the "Surviving Corporation Articles of Incorporation"), until amended in accordance with Nevada law, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the corporation shall be Elsinore Corporation."

                  (b) The Bylaws of EAS in effect at the Effective Time shall, attached hereto as Exhibit B, shall be the Bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws"), until amended in accordance with Nevada law and the Surviving Corporation Articles of Incorporation.

                  Section 1.5 Directors. The directors of the Company at the Effective Time, and, subject to the requirements of Gaming Laws (as defined herein), any additional individuals designated by Gaming at or prior to the Effective Time, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation Articles of Incorporation and the Surviving Corporation Bylaws and until his or her successor is duly elected and qualified.

                  Section 1.6 Officers. The officers of the Company at the Effective Time, and, subject to the requirements of Gaming Laws, any additional individuals designated by Gaming at or prior to the Effective Time, shall be the initial officers of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the Surviving Corporation Articles of Incorporation and the Surviving Corporation Bylaws and until his or her successor is duly appointed and qualified.

                  Section 1.7 Consideration for the Merger. At the Effective Time, by virtue of the Elsinore Merger and without any action on the part of Gaming, EAS, the Company or the holder of any of the following securities:

                  (a) Each Share (other than (i) Shares to be cancelled pursuant to Section 1.7(c) hereof, (ii) the Dissenting Shares (as defined below) and
(iii) as specified in Section 1.9 hereof) shall be converted into and represent the right to receive the Merger Consideration (as defined herein). From and after the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any of the Shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable to the holder thereof, without interest, upon surrender of such Certificate in the manner provided in Section 1.8 hereof. As used herein, "Merger Consideration" means the amount of $3.16 in cash per Share, plus an amount of additional consideration (the "Additional Consideration") equal to the daily portion of the accrual on $3.16 at 9.43% compounded annually, accruing from June 1, 1997 to the date immediately preceding the Effective Time;
provided, that the Merger Consideration paid to the Option Seller shall be reduced by the amount of Additional Consideration paid to the Option Seller pursuant to Section 1.2(b) of the Elsinore Option Agreement. It being understood that, assuming consummation of the Elsinore Merger, the proviso in the preceding sentence shall have the effect of causing the consideration per Share to be received hereunder and under the

Elsinore Option Agreement by the Option Seller from Gaming on account of the Shares owned by the Option Seller to be equal to the consideration per Share received by the Company Stockholders (other than the Option Seller) hereunder on account of the Shares owned by Company Stockholders (other than the Option Seller). Each of Gaming and EAS represents and warrants that the Merger Consideration to be received hereunder by the Option Seller for each Share owned by the Option Seller and any other consideration paid by Gaming or EAS to the Option Seller for such Shares (but excluding consideration paid under the Elsinore Option Agreement) shall be equal to the Merger Consideration received by the other holders of Shares.

                  (b) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Common Stock held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Nevada law concerning the right of holders of Common Stock to dissent from the Merger and obtain payment of the fair value of such Dissenting Stockholder's shares of Common Stock ("Dissenting Shares") shall not be converted as described in Section 1.7(a) hereof but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Nevada. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for payment or fails to perfect or otherwise loses his dissenters' rights, in any case pursuant to the Nevada Merger Law, his shares of Common Stock shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Gaming and EAS (i) prompt notice of any demands for payment pursuant to dissenters' rights with respect to shares of Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Gaming and EAS, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                  (c) Each Share owned by Gaming, EAS or their stockholders or affiliates (the "Paulson Shares"), or which is held in the treasury of the Company or any of its subsidiaries, shall be cancelled and retired and shall cease to exist, and no payment of any consideration shall be made with respect thereto.

                  (d) Each share of capital stock of EAS issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

                  Section 1.8 Exchange of Shares. (a) At or prior to the Effective Time, Gaming shall designate a bank or trust company reasonably acceptable to the Company to serve as exchange agent (the "Exchange Agent") for the Shares. As soon as reasonably practicable after the Effective Time, Gaming shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Certificates, cash or immediately available funds in United States dollars in an amount that equals the aggregate Merger Consideration. Such funds (the "Payment Fund") shall be invested by the Exchange Agent as directed by Gaming in obligations of or obligations guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements, or bankers acceptances of commercial banks with capital exceeding $500 million; provided, however, that in the event that the Payment Fund shall realize a loss on such investment, Gaming shall promptly thereafter deposit in the Payment Fund cash in an amount sufficient to enable the Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of the Payment Fund.

                  (b) Promptly after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail to each record holder of outstanding Certificates as of the Effective Time, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash that such holder has the right to receive under this Article I, and such Certificate shall forthwith be cancelled. If payment (or any portion thereof) is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.8, each Certificate (other than Certificates representing (i) Shares to be cancelled pursuant to Section 1.7(c) hereof, (ii) the Dissenting Shares and (iii) Shares specified in Section 1.9 hereof) shall represent, for all purposes, the right to receive the Merger Consideration multiplied by the number of Shares previously evidenced by such Certificate, without any interest thereon.

                  (c) All cash paid upon the surrender of the Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I, except as otherwise provided by Nevada law.

                  (d) At any time following the date six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) that have been made available to the Exchange Agent and that have not been disbursed to holders of Certificates and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger

Consideration payable upon surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.9  Company Plans.

                  (a) At the Effective Time, each Share held in trust for the benefit of participants in the Four Queens' Employees' Retirement/Savings Plan and Trust, as in effect on the date hereof (the "Company Plan"), shall be cancelled, and the Surviving Corporation shall pay into the trust with respect to each such cancelled Share an amount in cash equal to the product of (i) the number of such Shares held in trust, and (ii) the Merger Consideration per Share.

                  (b) At the Effective Time, the warrants issued by the Company to Riviera shall be cancelled and Riviera shall receive an amount equal to $2,441,250.

                  Section  1.10  Stockholders'  Meeting.  The  Company,   acting
through the Board, shall, in accordance with applicable law, the Company Articles of Incorporation and the Restated and Amended Bylaws of the Company (the "Company Bylaws"), as soon as practicable following the date hereof:

                  (a) duly call, give notice of, convene and hold an annual or special meeting of the Company Stockholders (the "Stockholders' Meeting") for the purpose of approving and adopting this Agreement and the transactions contemplated hereby;

                  (b) subject to the fiduciary duties of the Board under applicable law, recommend that the Company Stockholders vote in favor of approving and adopting this Agreement and the transactions contemplated hereby; and

                  (c) subject to the fiduciary duties of the Board under applicable law, use its reasonable best efforts to obtain the necessary approvals by the Company Stockholders of this Agreement and the transactions contemplated hereby.


                                     ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Gaming as follows:

                  Section 2.1 Organization and Qualification; Subsidiaries. (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined herein). When used in this Agreement, the term "Company Material Adverse Effect" means any change or effect (i) that would be materially adverse to the business, results of operations, conditions (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or (ii) that would impair the ability of the Company to consummate the transactions contemplated hereby.

                  (b) Each of the Company and its subsidiaries is duly qualified or licensed (excluding gaming and liquor licenses, which are covered by Section
2.5 hereof) and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, and to perform all of its obligations under any contract under which the Company or any of its subsidiaries (a) has or may acquire any rights, (b) has or may become subject to any obligation or liability or (c) is or may, or any of the assets used or owned by it are or may, become bound, except where the failure to be so duly qualified or licensed and in good standing or to effect such performance would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (c) The Company has heretofore furnished or made available to Gaming complete and correct copies of the Company Articles of Incorporation and the Company Bylaws and the equivalent organizational documents of each of its subsidiaries, each as amended to the date hereof. The Company Articles of Incorporation, the Company Bylaws and equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Articles of Incorporation or the Company Bylaws, and no subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents. The organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such subsidiaries.

                  (d) The Company has heretofore furnished or made available to Gaming a complete and correct list of the subsidiaries of the Company, which list sets forth the amount of capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly.

                  Section 2.2 Capitalization of the Company and its Subsidiaries. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock of which, as of July 31, 1997, 4,929,313 Shares were issued and outstanding. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 2.2 hereof, as of July 31, 1997, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (collectively, "Company Securities"). Except as set forth on Schedule 2.2 hereto, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on
Schedule 2.2 hereto, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"). Except as set forth on Schedule 2.2 hereto, there are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other equity securities of any subsidiary of the Company.

                  Section 2.3 Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the Company Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the Company Stockholders. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Gaming and EAS, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to the enforcement of creditors' rights generally (collectively, the "Bankruptcy Exceptions") and subject to general principles of equity.

                  Section 2.4 Approval of Options. The Company has taken all action necessary to authorize and approve the grant of options to acquire Shares pursuant to the Elsinore Option Agreement and the sale of such Shares upon the exercise of such options.

                  Section 2.5 Compliance. (a) Except as set forth in Schedule 2.5(a), since February 28, 1997, the Company, its subsidiaries and affiliates and their respective officers or directors or, to the best knowledge of the Company, their respective agents or employees (if any), have been and are in compliance with all applicable laws and regulations of foreign, Federal, state and local governmental authorities applicable to the businesses conducted by any of the Company and its subsidiaries (including without limitation any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino, liquor related activities and gaming activities and operations, including, without limitation, the Nevada Gaming Control Act, as amended (the "Nevada Act"), and the Indian Gaming Regulatory Act (the "Indian Gaming Act") and the rules and regulations promulgated thereunder, or applicable to the properties owned or leased and used by the Company or its subsidiaries (collectively, "Gaming Laws")), and neither the Company, nor, to the best knowledge of the Company, any of its subsidiaries or affiliates, is aware of any claim of violation, or of any actual violation, of any such laws and regulations, by the Company or any of its subsidiaries, except where such failure or violation (whether actual or claimed) would not have a Company Material Adverse Effect. None of the Company or its subsidiaries, any employee, officer, director or stockholder or, to the best knowledge of the Company or affiliate, thereof, has received any written claim, demand, notice, complaint, court order or administrative order from any governmental authority since February 28, 1997, asserting that a license of it or them, as applicable, under any Gaming Laws should be revoked or suspended.

                  (b) Except as set forth in Schedule 2.5(b), since February 28, 1997, each of the Company and its subsidiaries has and currently possesses, and is current on all fees with regard to, all franchises, certificates, licenses, permits and other authorizations from any governmental authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary to each of the Company and its subsidiaries for the present ownership, maintenance and operation of its business, properties and assets (including, without limitation, all gaming and liquor licenses), except where the failure to possess such franchises, certificates, licenses, permits, and other authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and other rights (other than those required to be obtained by the Nevada Gaming Commission (the "Gaming Commission"), the Nevada State Gaming Control Board (the "Control Board"), the Clark County Liquor and Gaming Licensing Board (the "CCB"), the City of Las Vegas ("Las Vegas") and the National Indian Gaming Commission (the "Indian Gaming Commission") (the Gaming Commission, the Control Board, the CCB, Las Vegas and the Indian Gaming Commission are collectively referred to as the "Gaming Authorities"), including approvals under the Gaming Laws) would not have a Company Material Adverse Effect; and none of the Company and its subsidiaries is in violation of any thereof, except where such violation would not have a Company Material Adverse Effect.

                  (c) Since February 28, 1997, neither the Company nor any of its subsidiaries is in violation of, or has violated (with or without notice or lapse of time), any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, which, individually or in the aggregate, would have a Company Material Adverse Effect.

                  (d) Except as set forth in Schedule 2.5(d), since February 28, 1997: (i) the Company and each of its subsidiaries is, and has been, in full compliance with all of the terms and requirements of each award, decision, injunction, judgment, order, ruling, subpoena, or verdict (each, an "Order") entered, issued, made, or rendered by any court, administrative agency, or other governmental entity, officer or authority or by any arbitrator to which it, or any of the assets owned or used by it, is or has been subject, and (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or its subsidiaries, or any of the assets owned or used by the Company or its subsidiaries, is subject except where such non-compliance, violation or failure to comply would not have a Company Material Adverse Effect.

                  (e) Neither the Company nor any of its subsidiaries has received, at any time since February 28, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or its subsidiaries, or any of the assets owned or used by the Company or its subsidiaries, is or has been subject and which would have a Company Material Adverse Effect.

                  (f) No investigation or review by any government entity, officer or authority with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any government entity, officer or authority indicated an intention to conduct the same, other than, in each case, those which would not have a Company Material Adverse Effect.

                  Section 2.6 Non-Contravention;  Required Filings and Consents.
(a) Except as set forth in Schedule 2.6 hereto and as contemplated by Section 2.6(b), the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Elsinore Option Agreement and the Elsinore Merger) do not and will not (i) contravene or conflict with the Company Articles of Incorporation or the Company Bylaws or the equivalent organizational documents of any of its subsidiaries or any resolution adopted by the Board or the Company Stockholders or the board of directors or stockholders of any of the Company's subsidiaries,
(ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties, (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity, official or authority right to revoke, withdraw, suspend, cancel, terminate or modify, any authorization that is held by the Company or any of its subsidiaries, or that otherwise relates to the business of, or any of the assets owned by, the Company or any of its subsidiaries, (iv) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance of, any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound, or (v) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries, except in the case of clauses (i), (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Elsinore Option Agreement, the Escrow Agreement and the Elsinore Merger) by the Company require no action by or in respect of, or filing with, any governmental entity, official or authority (either domestic or foreign) other than (i) the filing of articles of merger in accordance with the Nevada Merger Law, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and state securities, takeover and Blue Sky laws, (iv) obtaining all necessary gaming approvals, including those required by the Gaming Authorities, including approvals under the Gaming Laws, and (v) such additional actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Company Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

                  Section 2.7 SEC Reports. (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since February 28, 1997. The Company has made available to Gaming, in the form filed with the SEC, the Company's (i) Quarterly Reports on Form 10-Q filed by the Company with the SEC since February 28, 1997 and (ii) all Current Reports on Form 8-K and registration statements filed by the Company with the SEC since February 28, 1997 (collectively and as amended as required, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act, each as in effect on the dates such SEC Reports were filed. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required, as of the date hereof, to file any form, report, or other document with the SEC under Section 12 of the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present in all material respects, in conformity with GAAP (as defined in Section 7.12 of this Agreement) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The Company has heretofore made available or promptly will make available to Gaming a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to the SEC Reports.

                  (b) Except as set forth in Schedule 2.7(b) hereto, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities set forth in the audited balance sheet of the Company dated March 31, 1997 or on the notes thereto, contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, (ii) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1997 and (iii) liabilities which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  Section 2.8 Absence of Certain Changes. Except as set forth in
Schedule 2.8 hereto, since February 28, 1997, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (ii) any incurrence, assumption or guarantees by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business,
(iii)  any  making  of  any  loan,  advance  or  capital  contributions  to,  or investments in, any other person, (iv) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (v) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed and publicly available prior to the date of this Agreement, (y) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed or (z) except termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer, (vi) any damage, destruction or loss (other than a decline of revenue or net income), whether or not covered by insurance, that would be expected to have a Company Material Adverse Effect, (vii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to any of their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries or any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement, (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles or (ix) any other change (other than a decline of revenue or net income) which would have a Company Material Adverse Effect.

                  Section 2.9 Proxy Statement. The proxy or information statement or similar materials distributed to the Company's Stockholders in connection with the Elsinore Merger, including any amendments or supplements thereto (the "Proxy Statement"), shall not, at the time filed with the SEC, at the time mailed to the Company Stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Gaming specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.10 No Brokers. The Company has not employed any broker, finder or financial advisor or incurred any liability for any brokerage fees, commissions, finders' or financial advisory fees in connection with the transactions contemplated hereby.

                  Section  2.11  Absence of  Litigation.  Except as disclosed in
Schedule 2.11 hereto, since February 28, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties or the Board before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed in Schedule 2.11 hereto, since February 28, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties or the Board before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) challenges or seeks to prevent, enjoin, alter or delay the Elsinore Merger or any of the other transactions contemplated hereby or (ii) alleges any criminal action or inaction. Except as disclosed in Schedule 2.11 hereto, since February 28, 1997, neither the Company nor any of its subsidiaries nor any of their respective properties has been subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have a Company Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

                  Section 2.12 Taxes. Except as set forth in Schedule 2.12 hereto, (a) the Company and its subsidiaries have filed, been included in or sent, all material returns, material declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined herein) with respect to any material income, properties or operations of the Company or any of its subsidiaries (collectively, "Returns"); (b) as of the time of filing, the Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its subsidiaries and any other material information required to be shown therein; (c) the Company and its subsidiaries have timely paid or made provision for all material Taxes that have been shown as due and payable on the Returns that have been filed; (d) the Company and its subsidiaries have made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (e) the charges, accruals and reserves for Taxes reflected on the books of the Company and its subsidiaries are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company and its subsidiaries; (f) neither the Company nor any of its subsidiaries is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material Return (other than extensions granted to the Company for the filing of its Returns as set forth in Schedule 2.12), which Return has not since been filed or sent; (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or any of its subsidiaries other than those Taxes being contested in good faith by appropriate proceedings and set forth in Schedule 2.12 (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question);
(h) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings; and (i) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries).

                  For  purposes of this  Agreement,  "Tax" or "Taxes"  means all
Federal,  state,  local and foreign  taxes,  and other  assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority (as defined herein). "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

                  Section 2.13 Employee Benefits. (a) Schedule 2.13(a) hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or terminated employee of the Company or any ERISA Affiliate (the "Plans"). Schedule 2.13(a) hereto identifies each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has ever maintained, administered, contributed to or had any contingent liability with respect to any employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code (as defined herein), other than the multiemployer plans (as defined in Section 3(37)(A) of ERISA) which are identified on Schedule 2.13(a) hereto.

                  (b) With respect to each Plan, the Company has heretofore delivered or made available to Gaming true and complete copies of each of the following documents (to the extent applicable):

                                    (i)  a copy thereof;

                                    (ii) a copy of the most recent annual report
and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

                                    (iii) a copy of the  most  recent  actuarial
report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 106, Employer's Accounting for Non-Pension Postretirement Benefits;

                                    (iv) a copy of the most recent  Summary Plan
Description;

                                    (v) if the Plan is funded through a trust or
any third party
         funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                                    (vi) the most  recent  determination  letter
received from the
         Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA, including any "withdrawal liability" (within the meaning of Section 4201 of ERISA) with respect to any benefit plan, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title.

                  (d) Neither the Company nor any ERISA Affiliate, nor, to the knowledge of the Company, any ERISA Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust would be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Code, except for such penalties and Taxes which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (e) All contributions required to be made with respect to any ERISA Plan (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

                  (f) To the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code except where such noncompliance would not be expected to have a Company Material Adverse Effect.

                  (g) Each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code has been drafted with the intention to be so qualified and has received a favorable determination letter from the Internal Revenue Service on or before the date hereof.

                  (h) To the Company's knowledge, except as reasonably estimated and as set forth in Schedule 2.13(h), no amounts payable under the Plans as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by application of section 280G of the Code.

                  (i) Except as set forth on Schedule 2.13(i) hereto, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA).

                  (j) Except as provided in Schedule 2.13(j) hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (k) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  (l) The Company has reserved the right to amend or terminate any Plan which is a welfare benefit plan, as that term is defined in section 3(l) of ERISA.

                  Section 2.14 Intellectual Property. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in
Schedule 2.14 hereto, the Company and each of its subsidiaries owns, or is licensed or has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business substantially as currently conducted, to the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company and its subsidiaries, except in each case for such infringements or failures to own or be licensed as would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and any registration in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application;
inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

                  Section  2.15  Material  Contracts.  Except  as set  forth  in
Schedule 2.15 hereto, there are no (i) agreements of the Company or any of its subsidiaries containing an unexpired covenant not to compete or similar restriction applying to the Company or any of its subsidiaries, (ii) interest rate, currency or commodity hedging, swap or similar derivative transactions to which the Company or any of its subsidiaries is a party nor (iii) other contracts or amendments thereto that would be required to be filed and have not been filed as an exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement (collectively, the "Material Contracts"). Assuming each Material Contract constitutes a valid and binding obligation of each other party thereto, each Material Contract is a valid and binding obligation of the Company or a subsidiary of the Company, as the case may be. To the Company's knowledge, each Material Contract is a valid and binding obligation of each other party thereto, and each such Material Contract is in full force and effect and is enforceable by the Company or its subsidiaries in accordance with its terms, except as enforcement may be limited by the Bankruptcy Exceptions and subject to the general principles of equity. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company or any of its subsidiaries (or, to the knowledge of the Company, any other party thereto) under any of the Material Contracts except for defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  Section 2.16 Insurance. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is consistent with industry practice for companies (i) engaged in similar businesses and (ii) of at least similar size, to that of the Company and its subsidiaries, and the Company and each of its subsidiaries have maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or its subsidiaries or any of any properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its subsidiaries. Schedule 2.16 hereto sets forth a complete and correct list of all material insurance policies (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company or any of its subsidiaries thereunder) providing coverage in favor of the Company or any of its subsidiaries or any of their respective properties. Each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which, individually or in the aggregate, would have a Company Material Adverse Effect.

                  Section  2.17  Labor  Matters.  (a)  Except  as set  forth  in
Schedule 2.17(a) hereto, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries and the Company has no knowledge of any material activities or proceedings (i) involving any unorganized employees of the Company or its subsidiaries seeking to certify a collective bargaining unit or (ii) of any labor union to organize any of the employees of the Company or its subsidiaries. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect.

                  (b)  Except  as set  forth in  Schedule  2.17(b)  hereto,  the
Company and each of its subsidiaries have paid in full, or fully accrued for in their financial statements, all wages, salaries, commissions, bonuses, severance payments, vacation payments, holiday pay, sick pay, pay in lieu of compensatory time and other compensation due or to become due to all current and former employees of the Company and each Subsidiary for all services performed by any of them on or prior to the date hereof. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining and the payment and withholding of Taxes and other sums required by governmental authorities.

                  Section 2.18 Real Property. Schedule 2.18 hereto identifies all real property owned, leased or used by the Company or its subsidiaries in the conduct of its business. Except as set forth in Schedule 2.18, the Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except for those disclosed in the financial statements and except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Company Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Company Material Adverse Effect.

                  Section 2.19 Bankruptcy. The plan of reorganization of the Company, which became effective on February 28, 1997, has been confirmed by the appropriate court, and the confirmation order issued by such court (the "Confirmation Order") has been entered. All motions for rehearing or reconsideration of the Confirmation Order have been denied or withdrawn. The time allowed for appeals of the Confirmation Order has expired without any appeal having been taken or, if the confirmation order has been appealed, no stay is in effect. The Company has not defaulted and has fully complied with the Confirmation Order.

                  Section 2.20 Environmental Matters. (a) Except as set forth on
Schedule 2.20 (i) the Company and its subsidiaries are in compliance with all Environmental Laws (as defined herein), except where the failure to be in compliance would not have a Company Material Adverse Effect, and (ii) to the best knowledge of the Company, there are not, with respect to the Company or any of its subsidiaries, any past violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, contractual obligations or other legal requirements that may give rise to any liability, cost or expense under any Environmental Laws, which liabilities, costs or expenses, either individually or in the aggregate, would have a Company Material Adverse Effect.

                  (b) As used in this Section 2.20, the term "Environmental Laws" means the applicable common law and all applicable Federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of, or exposure to, chemicals, pollutants, contaminants, asbestos-containing materials or industrial, toxic or hazardous substances or wastes into the environment, as well as all applicable authorizations or codes, decrees, injunctions, judgments, licenses, orders, permits or regulations in effect thereunder.

                  Section 2.21    Representations Complete.

None of the representations or warranties made by the Company herein or in any Schedule or Exhibit hereto contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time any material fact required or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF GAMING AND EAS

                  Each of Gaming and EAS represents and warrants to the Company as follows:

                  Section 3.1 Organization; Power and Authority. Each of Gaming and EAS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Gaming Material Adverse Effect (as defined herein). When used in this Agreement, the term "Gaming Material Adverse Effect" means any change or effect (i) that would be materially adverse to the business, results of operations, conditions (financial or otherwise) or prospects of Gaming and EAS and their subsidiaries, taken as a whole, or (ii) that would impair the ability of Gaming and EAS to consummate the transactions contemplated hereby. Each of Gaming and EAS has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Gaming and EAS and by the sole stockholder of each of Gaming and EAS, and no other corporate proceedings on the part of Gaming or EAS are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Gaming and EAS and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of each of Gaming and EAS, enforceable against each of Gaming and EAS in accordance with its terms, except as such enforcement may be limited by the Bankruptcy Exceptions and subject to the general principles of equity.

                  Section 3.2 Non-Contravention;  Required Filings and Consents.
(a) Except as set forth on Schedule 3.2(a) hereto, the execution, delivery and performance by each of Gaming and EAS of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Elsinore Option Agreement, the Escrow Agreement and the Elsinore Merger) do not and will not: (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Gaming or the equivalent organizational documents of EAS, or any resolution adopted by the board of directors or stockholders of Gaming or EAS,
(ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Gaming or to EAS or any of their respective properties,
(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental entity, official or authority right to revoke, withdraw, suspend, cancel, terminate or modify, any authorization that is held by Gaming or EAS or that otherwise relates to the business of, or any of the assets owned by Gaming or EAS, (iv) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which either Gaming or EAS is entitled under any provision of any agreement, contract, license or other instrument binding upon either Gaming or EAS, or allow the acceleration of the performance of, any obligation of either Gaming or EAS under any other agreement to which Gaming or EAS is a party or by which Gaming or EAS is subject or bound, or (v) result in the creation or imposition of any Lien on any asset of Gaming or EAS, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate have a Gaming Material Adverse Effect or be reasonably expected to prevent the consummation by Gaming or by EAS of the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance by Gaming and by EAS of this Agreement and the consummation of the transactions contemplated hereby (including the Elsinore Option Agreement, the Escrow Agreement and the Elsinore Merger) by Gaming and by EAS require no action by or in respect of, or filing with, any governmental entity, official or authority (either domestic or foreign), other than: (i) the filing of Articles of Merger in accordance with the Nevada Merger Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Exchange Act and state securities, takeover and Blue Sky laws; (iv) obtaining all necessary gaming approvals, including those required by the Gaming Authorities, including, without limitation, approvals under the Gaming Laws, if any; and (v) such additional actions or filings which, if not taken or made, would not individually or in the aggregate have a Gaming Material Adverse Effect or be reasonably expected to prevent the consummation by Gaming or by EAS of the transactions contemplated by this Agreement.

                  Section 3.3 Absence of Litigation. Since February 28, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of Gaming or EAS, threatened against, Gaming or EAS or any of their subsidiaries or any of their respective properties, or their respective boards of directors, before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would have a Gaming Material Adverse Effect. Since February 28, 1997, neither Gaming nor EAS nor any of their subsidiaries nor any of their respective properties has been subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Gaming Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

                  Section 3.4 Proxy Statement. None of the information provided by Gaming specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company Stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 3.5 No Prior Activities. Since the date of its incorporation, neither Gaming nor EAS has engaged in any activities other than in connection with or as contemplated by this Agreement, the Riviera Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby.

                  Section 3.6 No Brokers. Except for Jefferies & Co., Inc. (whose fee will be paid by Gaming), neither Gaming nor EAS has employed any broker or finder, nor has it incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  Section 3.7 Capitalization of Gaming. On the Closing Date and at the Effective Time, Gaming will have cash or immediately available funds in an amount not less than the sum of (i) the aggregate amount of Merger Consideration to be paid hereunder, (ii) the aggregate amount to be paid at the Effective Time pursuant to Section 1.9 hereof and (iii) an amount equal to $3.16 multiplied by the number of Dissenting Shares.

                  Section 3.8 Representations Complete. None of the representations or warranties made by either Gaming or EAS herein or in any Exhibit hereto contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time any material fact necessary in order to make the statements contained herein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE IV

                                  COVENANTS

                  Section 4.1 Conduct of Business of the Company. Except as otherwise expressly provided in this Agreement, during the period from the date hereof to the Effective Time, the Company and its subsidiaries will each conduct their respective operations according to its ordinary course of business, and the Company and its subsidiaries will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, or as set forth in
Schedule 4.1 hereto, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Gaming:

                  (a) amend its Articles of Incorporation or Bylaws or other comparable organizational documents;

                  (b) authorize for issuance, issue, pledge, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or otherwise encumber, any capital stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by the Company Plan, warrants or other securities listed on Schedule 2.2, as such are in effect as of the date hereof, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or, redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries;

                  (d) (i) except as set forth in Schedule 4.1(d)(i) hereto or in the ordinary course of business, create or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other person, (ii) make any loans, advances or capital contributions to, or investments in, any other person, (iii) pledge or otherwise encumber any shares of capital stock of the Company or any of its subsidiaries, or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

                  (e) enter into any transaction, other than in the ordinary course of business, or make any investment, except for expenditures and transactions in an aggregate amount not to exceed by more than $350,000 the aggregate amount of expenditures and transactions set forth in the capital expenditures plan provided to Gaming by the Company on September 5, 1997.

                  (f) enter into, adopt or (except as may be required by law or by the terms of any such arrangement) amend or terminate any bonus, profit-sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or benefits of any director, officer or employee, or grant any benefit or termination or severance pay to any director, officer or employee not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options) or by law;

                  (g) acquire, sell, lease or dispose of, or encumber any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the ordinary course of business;

                  (h) change any of the accounting principles or practices used by the Company, except as may be required as a result of a change in law, SEC guidelines or GAAP;

                  (i) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures, except for expenditures and transactions in an aggregate amount not to exceed by more than $350,000 the aggregate amount of expenditures and transactions set forth in the capital expenditures plan provided to Gaming by the Company on September 5, 1997, (iii) settle any litigation for amounts in excess of $100,000 individually or $500,000 in the aggregate; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (j) make any Tax election or settle or compromise any Tax liability, other than in the ordinary course of business;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities set forth in Schedule 2.8 hereto or reflected or reserved against in the financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

                  (l) terminate, modify, amend or waive compliance with any provision of any Material Contract or fail to take any action necessary to preserve the benefits of any such Material Contract to the Company or any of its subsidiaries;

                  (m) fail to comply with any laws, ordinances or other governmental regulations applicable to the Company or any of its subsidiaries, including, but not limited to, the Gaming Laws and any regulations promulgated thereunder, that may have a Company Material Adverse Effect; or

                  (n) take, or agree in writing or otherwise to take, any of the actions described in this Section 4.1.

                  Section 4.2 Proxy Statement. (a) The Company shall, as promptly as practicable following the date hereof, prepare and file the Proxy Statement with the SEC under the Exchange Act. Gaming and EAS shall use their respective best efforts to cooperate with the Company in the preparation of the Proxy Statement. As soon as practicable following completion of review of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its stockholders who are entitled to vote at the Stockholders' Meeting. Subject to the fiduciary obligations of the Board under applicable law, the Proxy Statement shall contain the recommendation of the Board that the Company Stockholders approve this Agreement and the transactions contemplated hereby.

                  (b) The Company shall use its reasonable best efforts to promptly obtain and furnish the information required to be included in the Proxy Statement and to respond promptly to any comments from, or requests made by the SEC with respect to the Proxy Statement. The Company shall promptly notify Gaming of the receipt of comments from, or any requests by, the SEC with respect to the Proxy Statement, and shall promptly supply Gaming with copies of all correspondence between the Company (or its representatives) and the SEC (or its staff) relating thereto. The Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become, or is, false or misleading; provided, however, that the Company shall first use its reasonable best efforts to consult with Gaming about the form and substance of each such correction.

                  Section 4.3 Access to Information. (a) Subject to applicable law and the agreements set forth in Section 4.3(b), between the date hereof and the Effective Time, the Company will give Gaming and its counsel, financial advisors, auditors and other authorized representatives reasonable access (during regular business hours upon reasonable notice) to all employees, offices and other facilities and to all books and records of the Company and its subsidiaries, will permit Gaming and its counsel, financial advisors, auditors and other authorized representatives to make such inspections Gaming may reasonably require, and will cause the Company's officers and those of its subsidiaries to furnish Gaming or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Gaming may from time to time reasonably request. No investigation pursuant to this Section 4.3 shall affect any representations or warranties of the Company herein or the conditions to the obligations of Gaming or EAS hereunder.

                  (b) The parties hereto each agree that the provisions of the Confidentiality Agreement, dated as of May 5, 1997 and attached hereto as Exhibit C (the "Confidentiality Agreement"), between the Company and Mr. Allen
E. Paulson shall apply to and be binding on Gaming and EAS, and that the terms of the Confidentiality Agreement are incorporated herein by reference.

                  Section 4.4 Reasonable Best Efforts. Subject to the terms and conditions contained herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under all applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties hereto shall cooperate with one another (i) in the preparation and filing of any required filings under the HSR Act, the Gaming Laws and the other laws referred to in Sections 2.5 and 3.2 hereof, (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority is required, proper or advisable, or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts in connection with the transactions contemplated by this Agreement, (iii) in seeking to obtain any such actions, consents and waivers and in making any such filings, and (iv) in seeking to lift any order, decree or ruling restraining, enjoining or otherwise prohibiting the

Elsinore Merger. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                  Section 4.5 Public Announcements. Each of the parties hereto agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other party about the form and substance of such disclosure.

                  Section 4.6 Indemnification; Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") against all losses, liabilities, expenses (including attorneys' fees), claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part upon the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Nevada law, for a period of not less than six years following the Effective Time; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

                  (b) The provisions of the Surviving Corporation Articles of Incorporation with respect to indemnification and exculpation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time are or were current or former directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                  (c) Prior to the Closing Date, the Company shall obtain a tail insurance policy (the "Company D & O Liability Insurance Tail") covering the directors and officers for acts or failures to act prior to the Effective Time, and having substantially the same coverage and deductibles as the Company's directors' and officers' liability insurance policy as in effect on July 1, 1997.

                  (d) From and after the Effective Time, no Indemnified Party shall be liable to Gaming, EAS or the Surviving Corporation (or anyone claiming rights through any of them, including Allen E. Paulson) for breach of any of the representations, warranties, covenants or agreements contained in this Agreement. It is the express understanding of the parties that the sole remedy of Gaming and EAS under this Agreement (or anyone claiming rights under this Agreement through Gaming or EAS) in the event of a breach or alleged breach by the Company of its representations, warranties, covenants or agreements), shall be to refuse to consummate the Elsinore Merger, subject, however, to Gaming's rights under Article VI hereof.

                  (e) This Section 4.6 is intended to benefit the Indemnified Parties and their respective heirs, executors and personal representatives, and shall be binding on the successors and assigns of the Company and the Surviving Corporation.

                  Section 4.7 Notification of Certain Matters. The Company shall give prompt notice to Gaming and EAS, and Gaming and EAS shall give prompt notice to the Company, upon becoming aware of: (i) the occurrence or non-occurrence, of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Company or Gaming and EAS, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 4.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section  4.8  No   Solicitation.   (a)  The  Company  and  its
subsidiaries and affiliates will not, and the Company and its subsidiaries and affiliates will use their reasonable best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined below) with respect to the Company or any of its subsidiaries or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Alternative Transaction for the Company or any of its subsidiaries, engage in negotiations or discussions with, or provide any information or data to any person relating to any Alternative Transaction, subject to the Board's good faith determination, after consulting with outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would likely result in a breach of the Board's fiduciary duties under applicable law if such Alternative Transaction would provide the Company Stockholders with a purchase price per Share that is higher (the amount of such excess in the purchase price per Share is hereinafter referred to as the "Spread") than the Merger Consideration to be received by the Company Stockholders. The Company shall notify Gaming and EAS orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions thereof and the identity of the person making such), within twenty four hours of the receipt thereof. The Company shall, and shall cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Alternative Transaction relating to the Company or any of its subsidiaries. Notwithstanding anything to the contrary, nothing contained in this Section 4.8 shall prohibit the Company or the

Board from communicating to the Company Stockholders a position as required by Rules 14d-9 and 14a-2 promulgated under the Exchange Act.

                  (b) As used in this Agreement, "Alternative Transaction" shall mean any tender or exchange offer for the Common Stock or for the equivalent securities of any of the Company's subsidiaries, any proposal for a merger, consolidation or other business combination involving any such person, any proposal or offer to acquire in any manner a ten percent or more equity interest in, or ten percent or more of the business or assets of, such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such person or any subsidiary of such person; provided, however, that, as used in this Agreement, the term "Alternative Transaction" shall not apply to any transaction of the type described in this subsection (b) involving Gaming, EAS or their affiliates.

                  Section 4.9 Compliance with Gaming Laws. None of Gaming, EAS or their officers, directors or shareholder will attempt to influence, direct or cause the direction of the management or policies of the Company pending receipt of all required approvals of the Gaming Authorities, pursuant to the Gaming Laws, for the transactions contemplated by this Agreement and the Elsinore Option Agreement.


                                  ARTICLE V

                  CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 5.1 Conditions to each Party's Obligation to Effect the Elsinore Merger. The respective obligation of each party to effect the Elsinore Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                  (a) Any waiting period applicable to the consummation of the Elsinore Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

                  (b) At the Stockholders' Meeting, this Agreement shall have been approved and adopted by the affirmative vote of the holders of not less than a majority of the Shares, excluding the Paulson Shares.

                  (c) There shall not have been any statute,  rule,  regulation, judgment, order or injunction promulgated, entered, enforced, enacted or issued applicable to the Elsinore Merger by any governmental entity which, directly or indirectly, (i) prohibits the consummation of the Elsinore Merger or the transactions contemplated by the Elsinore Option Agreement, (ii) prohibits or materially limits the ownership or operation by the Company, or any of its respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or seeks to compel the Company or Gaming or EAS to dispose of or hold separate any material portion of the business or assets of the Company or Gaming or EAS and its subsidiaries, taken as a whole, as a result of the Elsinore Merger or any of the other transactions contemplated by this Agreement, or (iii) prohibits Gaming or EAS from effectively controlling in any material respect the business or operations of the Company, taken as a whole; provided, that the parties hereto shall have used their reasonable best efforts to cause any such statute, rule, regulation, judgment, order or injunction to be repealed, vacated or lifted.

                  (d) The Riviera Merger shall have become effective.

                  (e) Other than the filing of the articles of merger in accordance with the Nevada Merger Law, all licenses, permits, registrations, authorizations, consents, waivers, orders or other approvals required to be obtained, and all filings, notices or declarations required to be made, prior to the Effective Time, by Gaming, EAS, Mr. Allen E. Paulson, the Company or any of its subsidiaries in order to consummate the Riviera Merger and the transactions contemplated by this Agreement, and in order to permit the Company and its subsidiaries to conduct their respective businesses in the jurisdictions regulated by the Gaming Authorities after the Effective Time in the same manner as conducted by the Company and its subsidiaries immediately prior to the Effective Time shall have been obtained or made.

                  Section 5.2 Conditions to Obligations of Gaming and EAS to Effect the Elsinore Merger. The obligations of Gaming and EAS to effect the Elsinore Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) The Company shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and
(ii) that those representations and warranties which address matters as of a particular date shall remain true and correct as of such particular date.

                  (b) Neither the consummation nor the performance of any of the transactions contemplated in this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Gaming or EAS or any affiliate of Gaming or EAS to suffer any material adverse consequence under, (a) any applicable legal requirement or Order or (b) any legal requirement or Order that has been published, introduced, or otherwise proposed by or before any governmental entity.

                  (c) The Option Seller shall have entered into the Elsinore Option Agreement concurrent with the execution of this Agreement, and the Elsinore Option Agreement shall be in full force and effect and the Option Seller shall have complied in all respects with the terms thereof;

                  (d) Mr. Allen E. Paulson shall not have become deceased or Disabled (as defined herein). As used herein, "Disabled" means Mr. Allen E. Paulson's incapacity due to physical or mental illness, injury or disease, which incapacity renders him unable to perform the requisite duties of the chief executive officer of Gaming for a consecutive period of 90 days or more. Any question as to the existence, extent or potentiality of Mr. Allen E. Paulson's disability upon which Gaming and the Option Seller cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Gaming and the disputing Option Sellers (whose approval shall not be unreasonably withheld or delayed). The determination of such physician shall be final and conclusive for all purposes of this Agreement.

                  (e) Gaming shall have received such documents as Gaming or EAS may reasonably request for the purpose of (i) evidencing the accuracy at any time on or prior to the Closing Date of any of the Company's representations and warranties, (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in Sections 5.1 and 5.2 hereof or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

                  (f) The cost to the Company (net of any amounts paid by third parties) of the Company D&O Liability Insurance Tail obtained pursuant to
Section 4.6(c) hereof shall not exceed the aggregate of $150,000.

                  Section 5.3 Conditions to Obligations of the Company to Effect the Elsinore Merger. The obligations of the Company to effect the Elsinore Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Gaming and EAS shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Gaming and EAS contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters as of a particular date shall remain true and correct as of such particular date.

                  (b) At the Closing Date, Gaming shall have in cash or immediately available funds, an amount equal to the sum of (i) the aggregate amount of Merger Consideration to be paid hereunder, (ii) the aggregate amount to be paid at the Effective Time pursuant to Section 1.9 hereof and (iii) an amount equal to $3.16 multiplied by the number of Dissenting Shares.

                  (c) The Company shall have received such documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any of Gaming's and EAS' representations and warranties, (ii) evidencing the performance by Gaming and EAS of, or the compliance by Gaming and EAS with, any covenant or obligation required to be performed or complied with by Gaming and EAS, (iv) evidencing the satisfaction of any condition referred to in Sections 5.1 and 5.3 hereof or (v) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.


                                       ARTICLE VI
                              TERMINATION; AMENDMENT; WAIVER

                  Section 6.1 Termination. This Agreement may be terminated and the Elsinore Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Company Stockholders:

                  (a) by mutual written consent of Gaming and EAS, on the one hand, and the Company, on the other hand;

                  (b) by Gaming and EAS, on the one hand, or the Company, on the other hand, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Elsinore Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, that Gaming and the Company shall have used their reasonable best efforts to have such injunction lifted;

                  (c) by Gaming and EAS, on the one hand, or the Company, on the other hand, at any time after April 1, 1998, (the "Termination Date") if the Elsinore Merger shall not have occurred by such date; provided, that if the Elsinore Merger has not occurred solely by virtue of the fact that the required approvals of one or more of the Gaming Authorities have not been obtained and the Gaming Authorities have not informed Mr. Allen E. Paulson, Gaming or the Company that a review of the applications for such approvals is scheduled by the appropriate Gaming Authorities for a later date, then the Termination Date shall be extended until such approvals have been granted or denied, except that under no circumstances shall such extension continue after June 1, 1998; and, provided, further, that the right to terminate this Agreement under this subparagraph (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Elsinore Merger to have occurred by such date;

                  (d) by Gaming and EAS if (i) there shall have been a breach of any representation or warranty of the Company contained herein which would have a Company Material Adverse Effect or prevent the consummation of the Elsinore Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice from Gaming of such breach,
(ii) there shall have been a breach of any covenant or agreement of the Company contained herein which would have a Company Material Adverse Effect or prevent the consummation of the Elsinore Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice of such breach, (iii) the Board shall have withdrawn or modified, in a manner materially adverse to Gaming, its approval or recommendation of this Agreement, the Elsinore Merger or the transactions contemplated hereby or shall have recommended, or the Company shall have entered into an agreement providing for, an Alternative Transaction, or the Board shall have resolved to do any of the foregoing, (iv) the Stockholders Meeting shall have been held and the vote described in Section 5.1(b) shall not have been obtained, (v) Mr. Allen E. Paulson shall have become deceased or Disabled or (vi) the Riviera Merger Agreement shall have been terminated; or

                  (e) by the Company if (i) there shall have been a breach of any representation or warranty of Gaming contained herein which would have a Gaming Material Adverse Effect or prevent the consummation of the Elsinore Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice from the Company of such breach, (ii) there shall have been a breach of any covenant or agreement of Gaming contained herein which would have a Gaming Material Adverse Effect or prevent the consummation of the Elsinore Merger or the transactions contemplated hereby, which shall not have been cured on or prior to ten business days following notice of such breach, (iii) the Board determines, in good faith after consulting with outside legal counsel to the Company, that it is required, in the exercise of its fiduciary duties under applicable law, to enter into a definitive agreement with respect to an Alternative Transaction or (iv) the Stockholders Meeting shall have been held and the vote described in Section 5.1(b) shall not have been obtained.

                  (f) by the Company if the Closing has not occurred within 30 days after receipt of required approvals of the Gaming Authorities; provided, however, that all of the conditions to Gaming's obligation to effect the Elsinore Merger contained in Sections 5.1 and 5.2 hereof shall have been satisfied or waived by Gaming.

                  Section 6.2 Effect of Termination; Termination Fee. (a) In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, other than pursuant to the provisions set forth in Section 6.2(b), Section 6.2(c) and Section 6.3 hereof.

                  (b) In the event this Agreement is terminated pursuant to Sections 6.1(d)(iii), 6.1(d)(iv), 6.1(e)(iii) or 6.1(e)(iv) hereof, the Company shall pay to Gaming immediately upon the closing of an Alternative Transaction an aggregate amount equal to three percent of the consideration for the equity of the Company which is received by the Company or its stockholders in the Alternative Transaction valued at the higher of the value of the consideration on the date of (i) the execution of the definitive agreement with respect to an Alternative Transaction and (ii) the closing of the Alternative Transaction (the "Termination Fee").

                  (c) In the event (A) this Agreement is terminated (except pursuant to a NonPayment Termination Event (as defined herein)) or (B) the Elsinore Merger does not occur in accordance with the terms of this Agreement on or before April 2, 1998 (or if the Termination

Date is extended as provided in Section 6.1(c) hereof, June 2, 1998) for any reason other than the occurrence of a Non-Payment Termination Event, then the Company shall be entitled to receive from Gaming and/or EAS, no later than five business days from the date of such termination, on behalf of the Company Stockholders other than the Option Seller (i) an amount equal to $178,776, plus interest in an amount equal to 9.43% per annum on $893,878.68 from June 1, 1997, through the date immediately preceding the execution date hereof, and (ii) an amount equal to $230.94 multiplied by the number of days in the period beginning on the execution date hereof and ending on the date immediately preceding the earlier to occur of (x) the termination of this Agreement (except pursuant to a Non-Payment Termination Event) or (y) the Termination Date, as extended pursuant to Section 6.1(c) hereof, if applicable; provided, that the Company shall be entitled to receive the payment described in this Section 6.2(c) if the Option Seller is entitled to retain the payments made to it pursuant to Section 1.2(b) of the Elsinore Option Agreement, and, further, provided, that the Company shall not be entitled to such compensation if this Agreement is not consummated as a result of a breach by the Company. For purposes of this Agreement, a "Non-Payment Termination Event" shall mean the termination of this Agreement pursuant to Sections 6.1(a), 6.1(b), 6.1(c) (because of the failure to satisfy Sections 5.1(a), 5.1(c), 5.1(d), 5.2(c), or 5.2(f)), 6.1(d), 6.1(e)(iii) or
6.1(e)(iv) hereof. In addition, in the event that this Agreement is terminated pursuant to Section 6.1(c) because of the failure of Gaming, RAS or Mr. Allen E. Paulson to obtain the required approvals of the Gaming Authorities, then such event shall constitute a Non-Payment Termination Event unless Mr. Allen E. Paulson is in breach of his representation and covenant contained in Section 6.2(d) hereof.

                  (d) The ability of Gaming and EAS to terminate their obligations without triggering the right of the Company to receive the consideration described in Section 6.2(c) hereof is predicated upon the accuracy of the following representation and performance by Mr. Allen E. Paulson of the following agreement: (A) Mr. Allen E. Paulson has represented that prior to the execution of this Agreement, he has discussed in detail with his Nevada counsel his background and knows of no reason why he should not be able to obtain all necessary Gaming Authorities approvals prior to April 1, 1998; and (B) Mr. Allen
E. Paulson has agreed that he will pursue vigorously and will give complete and prompt attention requests of Gaming Authorities for information and will do nothing which might delay receipt of all necessary Gaming Authorities approvals.

                  Section 6.3 Fees and Expenses. Except as set forth herein, each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Sections 6.1(d), 6.1(e)(iii) or 6.1(e)(iv) hereof, and as a condition to such termination, the Company shall, immediately upon (i) the execution of a definitive agreement with respect to an Alternative Transaction, or (ii) the approval or recommendation by the Board, directly or indirectly, of such an Alternative Transaction, reimburse Gaming, EAS and Mr. Allen E. Paulson the documented out-of-pocket expenses (the "Expenses") of Gaming, EAS and Mr. Allen E. Paulson, incurred from April 15, 1997, in connection with (i) the transactions contemplated by this Agreement.

                                 ARTICLE VII

                                MISCELLANEOUS

                  Section 7.1 Survival. Subject to the following sentence, the representations, warranties, covenants and agreements contained herein shall not survive beyond the Effective Time. The covenants and agreements contained herein which by their terms contemplate performance after the Effective Time (including by the Surviving Corporation after the Elsinore Merger) shall survive the Effective Time. In addition, Sections 6.2 and 6.3 hereof shall survive termination of this Agreement. The representation and warranty made in Section
2.4 hereof shall survive indefinitely.

                  Section 7.2 Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits hereto) (i) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, except that Gaming and EAS may assign this Agreement to any of their affiliates without the prior written consent of the Company; provided, that (i) no such assignment shall relieve Gaming and EAS of their obligations hereunder if such assignee does not perform such obligations, and
(ii) such assignment will not result in any delay in (x) the consummation of the transactions contemplated hereby by more than one month as determined by the Company's counsel or (y) the ability to satisfy the condition contained in
Section 5.1(e) hereof by more than one month as determined by the Company's counsel.

                  Section 7.3 Amendment. This Agreement may be amended by action taken by the Company, Gaming and EAS at any time before or after adoption of the Elsinore Merger by the Company Stockholders but, after any such approval, no amendment shall be made which decreases the Merger Consideration or changes the form thereof or which adversely affects the rights of the Company Stockholders hereunder without the approval of the Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Extension or Waiver. At any time prior to the Effective Time, the Company, on the one hand, and Gaming, on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii), subject to applicable law, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                  Section 7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier with receipt requested, by facsimile transmission (with receipt confirmed by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

                  if to Gaming:

                           P.O. Box 9660
                           Rancho Santa Fe, CA 92067
                           Fax: (619) 756-3194
                           Attention:  Mr. Allen E. Paulson

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue
                           Los Angeles, California 90071
                           Fax: (213) 687-5600
                           Attention:  Brian J. McCarthy, Esq.

                  if to the Company:

                           202 Fremont Street
                           Las Vegas, Nevada 89101
                           Fax:  (702) 387-5120
                           Attention:  Mr. Jeffrey T. Leeds

                  with a copy to:

                           Gordon & Silver, Ltd.
                           3800 Howard Hughes Parkway
                           14th Floor
                           Las Vegas, Nevada 89109
                           Fax: (702) 369-2666
                           Attention: Gerald M. Gordon, Esq.

                                              - and -

                           Kummer Kaempfer Bonner & Renshaw
                           3800 Howard Hughes Parkway
                           7th Floor
                           Las Vegas, NV 89109
                           Fax: (702) 796-7181
                           Attention:  Martha J. Ashcraft, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in the manner set forth above.

                           Section 7.6  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to jurisdiction of the courts of the State of Nevada and of the United States of America located in the State of Nevada for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby.

                           Section 7.7  Parties in Interest.  This Agreement
shall be binding upon and shall inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as set forth in Section 4.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, provided, that the Option Seller is an intended beneficiary of the representation and warranty contained in Section 2.4 hereof.

                           Section 7.8  Subsequent Actions.  If, at any time
after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or EAS acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Elsinore Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or EAS, all such deeds, bills of sale, assignments, assumption agreements and assurances, and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

                           Section 7.9  Remedies.  The parties hereto agree that
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                           Section 7.10  Severability.  The provisions of this
Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforce-able, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

                           Section 7.11  Descriptive Headings.  The descriptive
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                           Section 7.12  Certain Definitions.  For purposes of
this Agreement, the term:

                           (a)  "affiliate" of a person means a person that
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                           (b) "control"  (including the terms  "controlled  by"
and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                           (c) "GAAP" means  United  States  generally  accepted
accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the date hereof.

                           (d)  "person"  means  an   individual,   corporation,
partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                           (e)  "subsidiary" or "subsidiaries" of any person
means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent or more of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

                           Section 7.13  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

                           IN WITNESS WHEREOF, each of the parties hereto has
caused this Agreement to be executed by its duly authorized officers as of the date first above written.

R&E GAMING CORP.



By:
      Name:
      Title:


ELSINORE ACQUISITION SUB, INC.



By:
      Name:
      Title:


ELSINORE CORPORATION



By:
      Name:
      Title:

Exhibit A

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                   OF

                     ELSINORE ACQUISITION SUB, INC.


                  Pursuant to ss. 78.385 of the Neveda Revised Statutes (the "NRS"), the undersigned, being at least two-thirds of the Board of Directors of Elsinore Acquisition Sub, Inc., a Nevada corporation (the "Corporation"), does hereby declare and state as follows:

                  1. That the Articles of Incorporation of the Corporation were duly filed with the Nevada Secretary of State on July 1, 1997.

                  2. That this amendment was approved by unanimous written consent of the holders of all of the outstanding shares of capital stock of the Corporation.

                  3. That the Articles of Incorporation of the Corporation are hereby amended in their entirety, as follows:


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         ELSINORE ACQUISITION SUB, INC.

                                    ARTICLE 1
                                      NAME
                  The name of the Corporation is Elsinore Acquisition Sub, Inc.

                                    ARTICLE 2

                  INITIAL RESIDENT AGENT AND REGISTERED OFFICE

                  The name of the initial resident agent of the Corporation is The Corporation Trust Company of Nevada, a corporate resident of the State of Nevada, whose business address is One East First Street, Reno, Nevada 89501.


                                    ARTICLE 3

                                  CAPITAL STOCK

                  Section 3.1. Authorized Shares. The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of common stock with a par value of $.001 per share (the "Common Stock").

                  Section 3.2. Assessment of Shares. The capital stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed.

                  Section 3.3. Denial of Preemptive Rights. No stockholder of the Corporation shall have any preemptive or other right, by reason of his status as a stockholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the capital stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to stockholders pursuant to NRS ss.ss. 78.265, 78.267 or any successor statute.


                                    ARTICLE 4

                                    DIRECTORS

                  Section 4.1. Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

                  Section 4.2.              Initial Board of Directors.
The initial Board of Directors shall consist of one member.

                  Section 4.3. Names and Addresses. The name and address of the person who is to serve as Director until the first annual meeting of the stockholders, or until his successor shall have been elected and qualified, is as follows:

                  Name                                    Address
                  Allen E. Paulson                c/o   Skadden, Arps, Slate,
                                                  Meagher & Flom LLP
                                                  300 S. Grand Avenue
                                                  Los Angeles, CA  90071
                                                  Attention:  Brian J. McCarthy

                  Section 4.4.              Increase or Decrease of Directors.
The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the bylaws of the Corporation.


                                    ARTICLE 5

                       LIABILITY OF DIRECTORS AND OFFICERS

                  Section 5.1  Limitation  of Person  Liability.  No director of officer of the Corporation shall be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. This provision shall not eliminate or limit the liability of a director or officer of the Corporation for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS ss. 78.300. If the NRS are hereafter amended or interpreted to eliminate or limit further the personal liability of directors or officers, then the liability of directors or officers shall be eliminated or limited to the full extent then so permitted.

                  Section 5.2 Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the Corporation, in its bylaws or by agreement, the reasonable expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

                  Section 5.3 Repeal And Conflicts. Any repeal or modification of this Section 5 approved by the stockholders of the Corporation shall be prospective only. In the event of any conflict between this Article 5 and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of this Article 5 shall control.


                                    ARTICLE 6

                       COMPLIANCE WITH GAMING CONTROL ACT

                  All of the directors of the Corporation shall be subject to, and the composition of the Board of Directors of the Corporation shall be in compliance with, the requirements and qualifications imposed by the Nevada Gaming Control Act (Nevada Revised Statutes ss. 463.010 et seq., as amended from time to time), or any successor provision of Nevada law, and the regulations promulgated thereunder, and the rules and regulations of any governmental agency responsible for the licensing and regulation of gaming operations, including without limitation, the Nevada State Gaming Control Board, the Nevada State Gaming commission and the Clark County Liquor and Gaming Licensing Board.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  The corporation shall not be governed by the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, or Sections
78.411 to 78.444, inclusive.

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of Incorporation of the Corporation as of September , 1997.




                                                -------------------------
                                                Allen E. Paulson
                                                President, Secretary & Treasurer

[insert jurat]

Exhibit B

                                                  BYLAWS
                                                    OF
                                      ELSINORE ACQUISITION SUB, INC.



                                                 ARTICLE I

                                              IDENTIFICATION


                  Section 1.1 Name. The name of the corporation is Elsinore Acquisition Sub, Inc.

                  Section 1.2 Registered Office and Resident Agent. The address of the registered office of the corporation is One East First Street, Reno
Nevada 89501; and the name of the resident agent at this address is The Corporation Trust Company of Nevada.

                  Section 1.3 Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.

                                                ARTICLE II

                                                   STOCK

                  Section 2.1 Issuance of Shares. Shares of stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

                  Section 2.2 Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation such shares shall be deemed to be fully paid and non-assessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the

Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

                  Section 2.3 Certificates Representing Shares. Each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

               Section 2.4 Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if;

                  (a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

                           (b)  Witnessing.  The endorsement or endorsements are
witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

                      (c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

                           (d)  Collection of Taxes.  There has been  compliance
with any
applicable law relating to the collection of taxes.


                                                ARTICLE III

                                             THE STOCKHOLDERS


                  Section 3.1 Place of Meetings. Meetings of the stockholders of the corporation may be held at its registered office in the State of Nevada or at any other place within or without the State of Nevada as may be designated in the notice thereof.

                  Section 3.2 Annual Meetings. Unless the stockholders shall have executed and delivered a written consent electing at least one-fourth of the directors annually, the annual meeting of the stockholders shall be held each year at the principal office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

                  Section 3.3 Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

                  Section 3.4 Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

                  Section 3.5 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders, unless a greater number is required by applicable law.

                  Section 3.6 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless otherwise provided in the proxy.

                  Section 3.7 Action Without A Meeting. Any action that may be taken at a meeting of the stockholders, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the stockholders, or the members of the committee, holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.


                                                ARTICLE IV

                                          THE BOARD OF DIRECTORS


                  Section 4.1 Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of one (1) or more Directors. The number of directors may be increased or decreased from time to time and at any time by the stockholders, or Board of Directors.

                  Section 4.2 Election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any director may be removed from office at any time by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

                  Section 4.3 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, and by the affirmative vote of the majority of the stockholders entitled to vote for the election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

                  Section 4.4 Place of Meeting. The Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

                  Section 4.5 Annual Meetings. Immediately after the annual meeting of the stockholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

                  Section 4.6 Other Meetings. Other meetings of the Board of Directors may he held upon notice by letter, telegram, facsimile, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

                  Section 4.7 Quorum. A majority of the number of directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

                  Section 4.8 Action Without A Meeting. Any action that may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.


                                                 ARTICLE V

                                               THE OFFICERS

                  Section 5.1 Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors. No person shall be prohibited from concurrently holding more than one office or from being the sole officer of the corporation.

                  Section 5.2 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise; the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

                  Section 5.3 The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

                  Section 5.4 The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as these Bylaws provide or the Board of Directors may prescribe. The President shall have full authority to execute powers in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

                  Section 5.5 The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws provide or the Board of Directors may prescribe.

                  Section 5.6 The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

                  Section 5.7 The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

                  Section 5.8 Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation, provided a majority of the full Board of Directors concurs.


                                                ARTICLE VI

                               NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

                  Section 6.1 Negotiable Instruments, Deeds, and Contracts. All checks, drafts, notes bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owed by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders' meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such stockholders meeting.

                                                ARTICLE VII

                                             INDEMNIFICATION

             Section 7.1 Indemnification of Agents of the Corporation: Purchase of Liability Insurance.

                      (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, expect an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

                      (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, against expenses, including amounts paid in settlement and attorney fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification shall not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                           (c) To the extent that a director, officer, employee,
or agent
of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the corporation against expenses, including attorney fees, actually and reasonably incurred by him or her in connection with the defense.

                           (d) Any indemnification  under subsection (a) or (b),
unless
ordered by a court or advanced pursuant to subsection (e), shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made: (i) by the stockholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                         (e)  The expenses of officers and directors incurred in
defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this subsection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                            (f)  The indemnification and advancement of expenses
authorized in or ordered by a court pursuant to this ARTICLE VII (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e), shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action and (ii) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

                     (g) The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements made by the corporation may include any now or hereafter permitted by applicable law.

                           (h) In the event that the laws of the State of Nevada
shall
hereafter permit or authorize indemnification by the corporation of the directors, officers, employees, or agents of the corporation for any reason or purpose or in any manner not otherwise provided for in this ARTICLE VII, then such directors, officers, employees, and agents shall be entitled to such indemnification by making written demand therefor upon the corporation, it being the intention of this ARTICLE VII at all times to provide the must comprehensive indemnification coverage to the corporation's directors, officers, employees, and agents as may now or hereafter be permitted by the laws of the State of Nevada.

                           (i) The foregoing  indemnification  provisions  shall
inure to the
benefit of all present and future directors, officers, employees, and agents of the corporation and all persons now or hereafter serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise and their heirs, executors, and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this ARTICLE VII.

                           (j) Any insurance or other financial arrangement made
on
behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

(1) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(2)          the insurance or other financial arrangement:

                              (i)       is not void or voidable; and

                            (ii) does not subject any director approving it to personal liability for his action,

                  even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                  Section 7.2 Vested Rights. Neither the amendment nor repeal of this ARTICLE VII, nor the adoption of any provision of the Articles of Incorporation or the Bylaws or of any statute inconsistent with this ARTICLE VII, shall adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such amendment, repeal, or adoption of such inconsistent provision.

                                               ARTICLE VIII

                                                AMENDMENTS

                  Section 8.1 The power to alter, amend or repeal these Bylaws, or adopt new Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

         I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of the corporation as adopted as of September , 1997.





                           Allen E. Paulson, Secretary

Exhibit C

                           CONFIDENTIALITY AGREEMENT



                                                     May 5, 1997

Mr. Allen Paulson
c/o Jefferies & Company, Inc.
Attention:  M. Brent Stevens
Managing Director, Corporate Finance
11100 Santa Monica Boulevard, Tenth Floor
Los Angeles, CA  90025

                           Re:      Elsinore Corporation

Gentlemen:

                  We understand that you are considering a possible negotiated acquisition transaction (the "Transaction") with Elsinore Corporation. In connection with the foregoing, Elsinore Corporation or its subsidiaries (the "Company") may furnish to you, either orally, in writing, or by inspection, certain information, material and documents (collectively, "Proprietary Information") regarding the Company and its business, assets, financial condition, operations and prospects, which may be helpful in evaluating the Transaction. As a condition to our furnishing you with Proprietary Information, you hereby agree as follows:

                  1. All Proprietary Information heretofore or hereafter furnished to you by the Company shall be deemed confidential and shall be kept in strict confidence under appropriate safeguards. The term Proprietary Information, as used herein, does not include any information which (i) as shown by written records, was lawfully in your possession prior to any disclosure by the Company, provided that the source of such information was, to the best of your knowledge, not bound by confidentiality obligations in respect thereof, or
(ii) is generally available to the public other than as a result of disclosure by your employees, you agents, your representatives or others acting on your behalf.

                  2.  Except  as  otherwise   provided  herein  or  without  the
Company's prior written consent, you will not, directly or indirectly: (i) disclose or reveal any

Mr. Allen Paulson
May 5, 1997
Page 2




Proprietary Information to any persons, firms or entities except to a limited group of your attorneys or professional advisors, including Jefferies & Company, Inc., who are actively and directly participating in the evaluation of the Transaction (collectively, the "Representatives"), each of whom shall be informed by you of the confidential nature of the Proprietary Information and provided with a copy of this letter agreement and agree in writing to observe the same terms and conditions set forth herein as if specifically named a party hereto; (ii) use the Proprietary Information for any purpose other than in connection with the Transaction; and (iii) except as may be required by law or judicial process or as requested by any governmental, regulatory or self-regulatory organization, disclose to any person or entity the terms, conditions or other facts with respect to the Transaction (including the existence and status thereof) or that Proprietary Information has been made available to you. In any event, you shall be responsible for any disclosure of the Proprietary Information by your Representatives other than pursuant to the terms and subject to the conditions of this letter agreement.

                  3. Upon written notice from the Company, you will deliver promptly to the Company all written or tangible material containing or reflecting any Information contained in the Proprietary Information (whether prepared by the Company or otherwise), without retaining any copies, summaries, analyses or extracts thereof. All documents, memoranda, notes and other writings whatsoever prepared by you or your representatives based on the information contained in the Proprietary Information shall be destroyed, and such destruction shall be certified in writing to the Company by you or your representatives supervising such destruction.

                  4. Notwithstanding any provisions of this letter agreement to the contrary, in the event that you are requested or required in a judicial, administrative or governmental proceeding to disclose any Proprietary Information, you will provide the Company with prompt notice of such request so that the Company may, at its sole cost and expense, seek an appropriate protective order or waive your compliance with the confidentiality provisions of this letter agreement. If as a result of any such request or requirement, you are, in the opinion of your counsel, compelled to disclose Proprietary Information to any tribunal or else stand liable for contempt or other censure or penalty, you may disclose such Proprietary Information to such tribunal without liability hereunder provided that you comply with the notice provisions of this Section 4.

Mr. Allen Paulson
May 5, 1997
Page 3




                  5. Except as may be specifically provided hereafter in a definitive written agreement providing for the Transaction (a "Transaction Agreement"), the Company shall not be deemed to make or have made any representation or warranty, express or implied, as to the accuracy or completeness of any Proprietary Information which the Company furnishes to you, and the Company shall have no liability to you or any of your Representatives resulting from the use of any Proprietary Information by you or your representatives.

                  6. Until the earliest of (i) the execution by you of a Transaction Agreement or (ii) two years from the date of this letter agreement, you agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee or agent of the Company or its subsidiaries regarding its business, operations, prospects or finances, except with the express written permission of the Company. You further agree that for a period of one year from the date hereof you will not hire any of the employees of the Company or its subsidiaries with whom you had contact during the period of your investigation of the Company unless such employee is terminated by the Company.

                  7. You hereby acknowledge that you are aware (and that your Representatives who are apprised of this matter have been advised) that the United States securities laws prohibit you, the Representatives and any person or entity who has received material non-public information about the Company from purchasing or selling securities of the Company.

                  8. Without prejudice to any rights and remedies otherwise available to the Company, the Company shall be entitled to equitable relief by way of injunction if you breach any provision of this letter agreement. No failure or delay by the Company or the representatives in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. If any party employs legal counsel to enforce any of the provisions of this letter agreement or if any action at law or equity is instituted in connection with or arising from this letter agreement, by any party against the other(s), the prevailing party(ies) shall be entitled to receive its/their costs, expenses and attorneys' fees.

Mr. Allen Paulson
May 5, 1997
Page 4




                  9. You also understand and agree that no contract or agreement providing for a transaction with the Company shall be deemed to exist between you and the Company unless and until a Transaction Agreement has been executed and delivered, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with a possible transaction with the Company unless and until you shall have entered into a Transaction Agreement. You also agree that unless and until a Transaction Agreement between the Company and you has been executed and delivered, the Company has no legal obligation of any kind whatsoever with respect to any such transaction by virtue of this letter agreement or any other written or oral expression with respect to such transaction except, in the case of this letter agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term
"Transaction Agreement" does not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance of an offer or bid on your part.

                  10.  This  letter   agreement   shall  be  binding  upon  your
successors and assigns and shall inure to the benefit of, and be enforceable by, the Company's successors and assigns.

                  11. The provisions of this letter agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

                  12. This letter agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Nevada applying to agreements made and to be performed wholly within such jurisdiction.

                  13. This letter agreement contains the entire agreement between you and the Company concerning the confidentiality of the Proprietary Information. This letter agreement may be waived, amended or modified only by an instrument in writing signed by the party against which such waiver, amendment or modification is sought to be enforced, and such written instrument shall set forth specifically the provisions of this letter agreement that are to be so waived, amended or modified.

Mr. Allen Paulson
May 5, 1997
Page 5



                  14. This letter agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

                  Please indicate your agreement with the foregoing by executing the accompanying copy of this letter agreement and returning it, whereupon it shall constitute a binding agreement between us as of the date first above written.

                                Very truly yours,
                              ELSINORE CORPORATION



                               Jeffrey T. Leeds
                                  President

Agreed to and accepted:


------------------------
Allen E. Paulson

                                               SCHEDULE 2.2
                            Capitalization of the Company and its Subsidiaries

          1.      The Riviera Warrants.

          2. Pursuant to the First Amended Plan of Reorganization of the Company filed May 28, 1996 in the United States Bankruptcy Court for the District of Nevada ("Plan"), certain creditors of the Company shall be issued 70,687 shares of common stock.

          3. The Company presently has outstanding 4,929,313 shares of common stock.

                                SCHEDULE 2.5(a)
                                  Compliance



          1. The New Jersey Casino Service Industry License held by Four Queens, Inc. is currently in effect, however, it will expire on September 30, 1997.

          2. Olympia Gaming Corporation has not renewed its gaming license issued by the State of Washington.

                                SCHEDULE 2.5(b)
                            Intellectual Property;
                                   Licenses

          1. The New Jersey Casino Service Industry License held by Four Queens, Inc. is currently in effect, however, it will expire on September 30, 1997.

          2. Olympia Gaming Corporation has not renewed its gaming license issued by the State of Washington.

          3. See Schedule 2.14 for list of patent and trademark filings.

                                  SCHEDULE 2.5(d)
                              Compliance with Orders

                                        None

                                       Schedule 2.6
                    Non-contravention; Required Filings and Consents


                 1. The Amended and Restated Note Agreement dated as of March 3, 1997 for $3,855,739.39 First Mortgage Notes Due 2000 of Elsinore Corporation Guaranteed by Eagle Gaming, Inc.; Elsub Management Corporation; Four Queens, Inc.; Elsinore Tahoe, Inc.; Four Queens Experience Corporation; Olympia Gaming Corporation; Palm Springs East Limited Partnership; and Pinnacle Gaming Corporation (formerly ELSUB II, Inc.) contains a provision allowing the Holder of Notes to accelerate the indebtedness due in the event of a change in control and conditions mergers, sales or consolidations of the Company and its subsidiaries.

                  2. The Amended and Restated Indenture dated as of March 3, 1997 between the Company, the Guarantors (as set forth therein) and First Trust National Association contains a provision whereby in the event of a change in control, the Holders of the Securities shall have the right to require the Company to repurchase the notes and which conditions mergers, sales or consolidations of the Company and its subsidiaries.

                  3. In the event of a merger or consolidation, the holder of the Riviera Warrants is entitled to payment of the amount by which the price per share to be paid for the Company's common stock in the merger or consolidation exceeds the exercise price of the Warrants.

                                  Schedule 2.7(b)
                              SEC Reports; Liabilities

                                       None.

                                     Schedule 2.8
                                        Changes

Indebtedness Incurred by the Company

The Company guaranteed a lease by and between PDS Financial Corporation - Nevada and Four Queens, Inc. pursuant to that certain $505,206.30 Security Equipment Lease Financing dated May 1, 1997, as amended, for certain equipment described therein. (See Schedule 2.15).



Indebtedness Extended by the Company

The Company loaned approximately $40,000 to the Company's employees during the interim period when the Company changed 401(k) plans so that the employees would not be penalized during the interim period. The loans were issued to five employees to assist the employees with the purchase of their primary residences. Additionally, two employees took service distributions in 1997 as permitted under the 401(k) plans. The Company was reimbursed by Merrill Lynch, the Plan Administrator and Trustee in August,
1997.



Employment/Severance/Termination Agreements

                       1. Termination Fee Agreement dated as of May 5, 1997 by and between the Company and Cynthia A. Fremont.

                       2. Termination Fee Agreement dated as of May 5, 1997 by and between Four Queens, Inc., a Nevada corporation and Gina L. Contner.

                       3. Termination Fee Agreement dated as of May 5, 1997 by and between the Four Queens, Inc., a Nevada corporation and Raquel Rodriguez.

                       4. Termination Fee Agreement dated as of May 5, 1997 by and between the Four Queens, Inc., a Nevada corporation and Philip W. Madow.

                       5. Loan-Out of Services Agreement dated as of August 12, 1996, by and between Four Queens, Inc. and Riviera Gaming Management Elsinore, Inc., as Manager, pursuant to which the Manager agreed to lend the services three of the Manager's employees (Martin Gross, Gina Contner and Racquel Rodriguez) to assist with the management of the Four Queens Hotel & Casino and Four Queens agreed to reimburse the Manager for the services provided.



Changed Accounting Methods

The Company changed its accounting method after the Plan of Reorganization was confirmed to reflect "fresh start" reporting, whereby the reorganization value is allocated to the Company's assets following the methodology prescribed in APBO No. 16.



Corporate Status

The Company filed Articles of Dissolution with the Nevada Secretary of State in order to dissolve two of the Company's subsidiaries: Elsinore-Missouri Gaming, Inc., a Nevada corporation and Mojave Gaming, Inc., a Nevada corporation.

Issuance of Securities

The Riviera Warrants.

Leases

First Amendment to Lease, made effective as of May 14, 1997, between the Company, Finley Company, and Four Queens, Inc.

                                    SCHEDULE 2.11
                                     Litigation

Case No. A338909 - Raymond Corona v. Elsinore Corporation and Four Queens, Inc. This matter was stayed by the bankruptcy proceeding. No proof of claim was filed.

Case No. C119073 - In the Matter of Proceedings to Compel Custodian of Records to appear as witnesses in the State of Arizona. A subpoena was served on Ed Fasulo in June, 1992 on behalf of Four Queens requesting all documents relating to Stephen P. Mirretti for a grand jury investigation.

Case No. A370692 - Maliki S. Elshaied v. Four Queens, Inc. A former employee filed a petition for judicial review. Four Queens' labor counsel filed a notice of intent to participate on June 17, 1997.

Case No. A366865 - Celia Amaya v. Four Queens, Inc. The complaint, which was filed on November 22, 1996, alleges plaintiff was hit by a vehicle and pieces of a falling wall when a valet hit a wall and rail. Damages in excess of $10,000 were requested in the complaint. The Company has asserted that the claim arose post-petition but pre-effective date and that the plaintiff should have filed an administrative claim.

Case No. A348749 - William Williams III v. Four Queens, Inc. This matter was stayed by the bankruptcy proceeding. The amount of the claim (which is classified as a Class 10 claim) will be liquidated in the state court.

Case No. A348176 - Kozloski v. Four Queens, Inc. This matter was stayed by the bankruptcy proceeding. The amount of the claim (which is classified as a Class 10 claim) will be liquidated in the state court.

Case No. CV-S-92-00662 - Hansen-Moor v. Elsinore.   The complaint alleges
RICO violations.

Case Nos. CV-S-94-01126 and CV-S-94-01137 - Poulos v. Ceasar's World, Inc., et al., and Ahern v. Ceasar's World, Inc., et al. filed against various casino and gaming companies alleging RICO violations. This matter was stayed by the bankruptcy. No proof of claim was filed.

Case Nos. 89-2413 and 89-2143 Finkler v. Elsinore Share Associates and Hotel Employees and Restaurant Employees International Union Local 54 v. Elsinore Share Associates. These complaints allege WARN Act violations as well as other claims for damages.

                                   SCHEDULE 2.12

                                       Taxes

               1. The Company and its subsidiaries have received an extension to September 15, 1997 on the filing of its Elsinore Corporation and Subsidiaries Federal Income Tax Return.

               2. The Company is in receipt of a letter dated May 29, 1997, from George W. Stevens, Director, Department of Finance and Business Services, City of Las Vegas, Nevada addressed to Four Queens Hotel & Casino claiming an underpayment of room taxes to the City for the period of January 1, 1995 through March 31, 1997 in the amount of $60,160.59. The Company is contending that this claim is barred by the Company's bankruptcy filing on October 31, 1995.

                                  Schedule 2.13(a)
                                 Employee Benefits

Employee Benefit Programs

         1. Four Queens
        Medical Insurance (with Dental and Vision), Group No. 190100;
          Account No. 190101; H.P.N. Co. No. 10300; Group No. 62531
          Prescriptions - P.C.I. No. 19019
         Administered by Silver State Medical Administrators

         2. Four Queens
        Life/Accidental Death and Dismemberment, Policy No. GLUC-11G7
         Administered by Mutual of Omaha

         3. Four Queens Employees' 401(k) Retirement/Savings Plan and Trust Administered by Merrill Lynch

         4. Four Queens, Inc. Premium Only Plan
         Administered by Four Queens, Inc.



         Union Contract Trusts

The Company contributes to the following Union Contract Trusts:

        1. Construction Industry and Carpenters Joint Pension Trust for Southern Nevada

        2. Carpenters' Joint Apprenticeship Committee Fund

        3. Southern Nevada Operating Engineers Apprenticeship and Training Trust Fund (not due until 9/98)

        4. International Brotherhood of Painters and Allied Trades Union and Industry Pension Fund No. 159, AFL-CIO

The Four Queens contributes to the following Union Contract Trust:

       1. Central Pension Fund of the International Union of Operating Engineers and Participating Employees

       2. Hotel Employees and Restaurant Employees International Union Welfare Fund

Termination/Severance Agreements

See Schedule 2.8.

                                  Schedule 2.13(h)
                               Payments Non-Deductible


                                         None

                                    Schedule 2.13(i)
                              Benefits Beyond Termination


   Name       Pay Period Ending 7/29/97      Payments to be Made  Severance Ends

R. Howe           $4,139.42                       6                  9/19/97

B. McGinty        $2,000.00                       7                  10/7/97

G. Lee            $1,383.80                       6                  9/22/97

S. Barnes         $2,030.29                      12                 12/11/97

W. English        $1,195.28                       6                  9/18/97

L. Tanner         $1,096.00                       4                  8/22/97

Y. Robles           $918.40                       7                  11/4/97

H. Robles           $918.40                       7                  11/4/97

D. Hewitt         $1,038.46                       1                  8/12/97

In some cases, the last payment is not for the full amount; the payment will be for the amount owing (i.e., a former-employee could be owed for 40 hours or for 20 hours).

                                 Schedule 2.13(j)
                      Severance or Unemployment Compensation;
                               Acceleration of Vesting



                                         None

                                  Schedule 2.14
                              Intellectual Property


   1. Patent file - Multiple Action Blackjack Patent, No. 5,154,429

   2. Patent file - Multiple Action Blackjack Patent, No. 5,257,789

   3. Trademark file - Reel Winners Club Reg. No. 1,305,392

   4. Trademark file - Two Reeler & Design Reg. No. 1,465,030

   5. Trademark file - For the Games People Play Reg. No. 1,705,535

   6. Trademark file - For the Games People Play Reg. No. 1,705,662

   7. Trademark file - Club 55 Reg. No. 1,710,860

   8. Trademark file - Multiple Action Reg. No. 1,738,726

   9. Trademark file - Triple Play Reg. No. 1,908,004

   10. Trademark file - Trifecta Serial No. 74/322,375

   11. Trademark file - Multiple Action Logo Reg. No. 1,842,109

   12. Trademark file - Four Queens Reg. No. 1,851,742

   13. Trademark file - Four Queens Logo Reg. No. 1,875,617

   14. Trademark file - 4 Queens Reg. No. 1,851,743

   15. Trademark file - 4 Queens Logo Reg. No. 1,854,918

   16. Trademark file - Doubleheader Logo Serial No. 74/527,959

   17. Nevada State Trademark file - For the Games People Play Hotel Services

   18. Nevada State Trademark file - For the Games People Play Casino Services

   19. Canadian Patent File - Gaming Table Reg. No. 73408

   20. Canadian Trademark File - Four Queens No. 847,726

   21. Canadian Trademark File - Multiple Action Serial No. 725,077

   22. Australian Patent File - Multiple Action Serial No. 649,368

   23.Australian Patent File - Multiple Action Blackjack Logo Serial No. 649,369

                                    Schedule 2.15
                                  Material Contracts

           1. Master Lease Agreement (the "Lease Agreement") dated May 1, 1997 as amended August 1, 1997 by and between PDS Financial Corporation - Nevada, a Nevada corporation ("PDS") and Four Queens, Inc., a Nevada corporation ("Four Queens") provides that Four Queens shall not assign the agreement without the prior written consent of PDS; provided, however, that PDS shall consent to an assignment to Allen Paulson or an entity controlled by Allen Paulson. Lease Agreement P. 14.2. The Lease Agreement wa guaranteed by the Company.

           2. Agreement dated April 28, 1992 by and between Four Queens, Inc., a Nevada corporation ("Four Queens"), Jeanne Hood, Edward M. Fasulo and Richard A. LeVasseur whereby Four Queens agreed to pay monthly to Hood, Fasulo and LeVasseur 20% of the royalties, fees, money and revenue collected from the licensing of Multiple Action Blackjack.

           3. License Agreement dated March 27, 1992 by and between Four Queens, Inc., a Nevada corporation as assignee of Richard A. LeVasseur and C.A.R.D., Inc., a Nevada corporation.

           4. License Agreement dated March 27, 1997 by and between Four Queens Hotel & Casino as assignee of Richard A. LeVasseur and C.A.R.D., Inc., a Nevada corporation.

           5. Both the Amended and Restated Articles of Organization of Fremont Street Experience Limited Liability Company, a Nevada limited liability company filed with the Secretary of State on November 27, 1995 and the Amended and Restated Operating Agreement of the Fremont Street Experience Limited Liability Company, a Nevada limited liability company dated June 6, 1995 provides that a person may be a substituted member if two-thirds of the then outstanding Members' Voting Units approve of the transfer of title of the entire hotel or casino business.

            6. The Riviera Warrants.

            7. The Plan provided for the Company to enter into a management agreement, substantially in the form of Exhibit "10" to the supplement to the Plan (the "Management Agreement"), with the management group designated by the Bondholders Committee (as defined in the Plan). Since the effective date of the Plan, Riviera Gaming Management Corp.-Elsinore has been managing the FourQueens Hotel and Casino substantially in accordance with the terms and conditions set forth in the Management Agreement. No written management agreement has been executed by the parties.

            8. First Amendment to Lease, made effective as of May 14, 1997, between the Company, Finley Company, and Four Queens, Inc.

                                     Schedule 2.16
                                   Insurance Policies

Insurance Coverage January 19, 1997 to January 19, 1998:

Agent:  Layne & Associates
         4045 South Spencer Street
         4th Floor
         Las Vegas, Nevada  89119



1.       Property Coverage
         Fireman's Fund Insurance Company
         Policy No. 68 DKF 80352563

INSURED: Elsinore Corporation, a Nevada corporation; Four Queens, Inc., a Nevada corporation d/b/a Four Queens Hotel and Casino.

BLANKET LIMIT:            $97,920,000 (Including all Real and Personal Property,
                          Business Interruption, Data Processing, Equipment and
                          Media, Extra Expense)

SUBLIMITS:                 $50,000,000 Flood
                           $50,000,000 Earthquake
                           $10,700,000 Business Interruption
                            $1,000,000 Extra Expense
                              $100,000 EDP Media
                              $100,000 Accounts Receivable
                            $1,000,000 Off Premises Power
                              $500,000 Valuable Papers

DEDUCTIBLES:                   $25,000 All Perils, Except
                               $50,000 Flood
                               $50,000 Earthquake
                                24 Hours - Business Interruption
                               $25,000 Extra Expense
                               $25,000 EDP; Accounts Receivable; Valuable Papers

FORM OF COVERAGE:          All Risk of Direct Physical Loss

VALUATION:        Replacement Cost & Agreed Amount

LOCATIONS INSURED:         Hotel/Casino, Parking Garage, Main Street Storage



2.       Boiler & Machinery
         (Included within Property Policy)

INSURED: Elsinore Corporation, a Nevada corporation; Four Queens, Inc., a Nevada corporation d/b/a Four Queens Hotel and Casino.

CATASTROPHIC LIMIT:         $97,920,000

SUBLIMITS:                     $250,000 Expediting Expense
                               $250,000 Water Damage Limit
                               $250,000 Consequential Damage
                               $250,000 Ammonia Contamination
                               $250,000 Spoilage

DEDUCTIBLE:                     $25,000 Per Loss, with 24 Hour Indirect Loss
                                and Business Interruption

VALUATION:        Agreed Amount for Direct Damage Loss Actual Loss Sustained
                  for Business Interruption Losses/Extra Expense



3.       General Liability Coverage
         Lexington Insurance Company
         Policy No. 2810057

INSURED: Elsinore Corporation, a Nevada corporation; Four Queens, Inc., a Nevada corporation d/b/a Four Queens Hotel and Casino.

PER OCCURRENCE:             $1,000,000

GENERAL AGGREGATE:          $2,000,000

MEDICAL PAYMENTS:             Excluded

EMPLOYEE BENEFITS:          $1,000,000 Each Claim and Aggregate
                       for all Claims, subject to a $1,000 Deductible Each Claim

LIQUOR LIABILITY:           $1,000,000 Each Occurrence and Aggregate

EMPLOYER'S STOP-GAP
LIABILITY:                  $1,000,000 Aggregate


INNKEEPER'S LIABILITY:         $20,000 Per Guest
                               $50,000 Aggregate

SAFETY DEPOSIT BOX
LEGAL LIABILITY:               $50,000 Per Guest
                              $500,000 Aggregate

SELF-INSURED
RETENTION LIMIT:               $25,000 Per Occurrence
                              $250,000 Annual Aggregate
                              (Defense & Expenses within SIR)



4.       Automobile Coverage
         Northland Insurance Company
         Policy No. NG 000 180

INSURED: Elsinore Corporation, a Nevada corporation; Four Queens, Inc., a Nevada corporation d/b/a Four Queens Hotel and Casino.

COMBINED BODILY INJURY &
PROPERTY DAMAGE; INCLUDE
NON-OWNED & HIRED:           $1,000,000 Each Occurrence

UNINSURED/UNDERINSURED
MOTORISTS:                   $1,000,000

MEDICAL PAYMENTS:                $5,000

COLLISION COVERAGE: Included, w/ $500 deductible on all autos except 1967 Chevy.

COMPREHENSIVE
COVERAGE:           Included, w/ $500 deductible on all autos except 1967 Chevy.

HIRED & NON-OWNED
AUTOMOBILE PHYSICAL
DAMAGE:           $50,000 Limit any one vehicle, subject to a $500 Deductible

GARAGEKEEPERS
LEGAL LIABILITY:              $1,000,000 subject to:
                                  $2,500 Comprehensive Deductible
                                  $2,500 Collision Deductible


5.       Crime Coverage
         Fidelity & Deposit Company of Maryland
         Policy No. CCP 002 67 08

INSURED:          Elsinore Corporation, a Nevada corporation; Four Queens, Inc., a Nevada corporation d/b/a Four Queens Hotel and Casino.

EMPLOYEE DISHONESTY:         $1,000,000

MONEY & SECURITIES
INSIDE & OUTSIDE:            $1,000,000

FORGERY & ALTERATIONS:       $1,000,000

DEDUCTIBLES:                    $10,000 Each Occurrence

COVERAGE INCLUDES:  Investment Committee Members of the Welfare and Pension Plan


6.       Umbrella Liability
         Royal Indemnity Company, TIG Insurance, Fireman's Fund

INSURED: Elsinore Corporation, a Nevada corporation; Four Queens, Inc., a Nevada corporation d/b/a Four Queens Hotel and Casino.

LIMIT:                      $50,000,000

RETENTION:                      $10,000

FIRST LAYER:      $10,000,000 in excess of the primary insurance
                  Royal Insurance Company
                  Policy No. P HN 202080

SECOND LAYER:              $10 Million to $20 Million
                           TIG Insurance Company
                           Policy No. XLX 926 2624

THIRD LAYER:      $20 Million in excess to $30 Million
                  Fireman's Fund Insurance Company
                  Policy No. XXK 000 6793 4802


7.       Erisa Compliance Liability
         Fidelity Deposit Insurance Company
         Policy No. CCP 0033751

EMPLOYEE DISHONESTY:             $250,000; no deductible



8.       Excess Worker's Compensation Coverage
         Frontier Insurance Company
         Policy No. FSO 1155

WORKERS COMP:              Statutory

EMPLOYER'S LIABILITY:         $1,000,000

RETENTION:                      $275,000 per claim

ESTIMATED PAYROLL:           $24,670,979

                                 Schedule 2.17(a)
                                   Labor Matters



Contracts in Effect

Labor Agreement between United Brotherhood of Carpenters and Joiners of America, Local Union No. 1780, Southern California/Nevada Regional Council of Carpenters and Four Queens Hotel and Casino for the period January 15, 1997 through January 14, 2000.

Labor Agreement between Four Queens, Inc. d/b/a Four Queens Hotel and Casino and International Union of Operating Engineers Local No. 501, AFL-CIO for the period April 1, 1997 through March 31, 2002.

A Collective Bargaining Agreement between the Four Queens Hotel & Casino and the Local Joint Executive Board of Las Vegas for and on behalf of Culinary Workers Union, Local No. 226 and Bartenders Union, Local No. 165 for the period September 1, 1997 through May 31, 1997, at which time the parties agreed to negotiate wages and health and welfare contributions to conform with other entity/union contracts.

Contracts Under Negotiation

The Four Queens Hotel and Casino is negotiating a labor agreement with the International Brotherhood of Painters & Allied Trades, Local Union No. 159, AFL-CIO for the period September 1, 1997 through August 31, 2002.

Negotiations are being conducted for a new contract with the Professional, Clerical and Miscellaneous Employees, Teamsters Local Union No. 995. The term of the present contract extended from April 2, 1983 through April 1, 1987, and continues thereafter unless either party notifies the other on the anniversary of the effective date.

                                             Schedule 2.17(b)
                                           Payment of Benefits


                                                   None

                                SCHEDULE 2.18
                                Real Property

Real Property Owned

         See attached Fourth Amendment to Preliminary Title Report dated as of July 6, 1997, prepared by Nevada Title Company.

Real Property Leased

         1. See attached Fourth Amendment to Preliminary Title Report dated as of July 6, 1997, prepared by Nevada Title Company.

         2. Standard Industrial/Commercial Single-Tenant Lease (the "Warehouse Lease") dated May 1, 1993 by and between The Berg Family Partnership and Four Queens Hotel/Casino for real property to be used as a warehouse having APN 020-080-003-025 and located at 809 N. Main Street, Las Vegas, Nevada for a five
(5) year term with three options to renew commencing May 1, 1993 and ending April 30, 1998. The Warehouse Lease requires the Landlord's consent for an assignment of the Warehouse Lease, including a change in the control of the Tenant.

                                      SCHEDULE 2.20

                                  Environmental Matters



                                           None.

                                SCHEDULE 3.2(a)

                Non-Contravention; Required Filings and Consents

         Mr. Allen E. Paulson ("Mr. Paulson") is the owner of all of the issued and outstanding capital stock of Gaming. Mr. Paulson is also the beneficial owner of approximately 25% of all of the issued and outstanding capital stock of Full House Resorts, Inc., a Delaware corporation ("FHR") and is the Chairman of the Board of FHR. Prior to the execution of this Agreement, Mr. Paulson had proposed that FHR participate in the transactions contemplated by this Agree-ment. However, Mr. Paulson has been advised by FHR that it does not plan to do so.

          FHR has entered into a joint venture Master Agreement, dated December 29, 1995 (the "JV Agreement"), with GTECH/Dreamport Company ("GTECH"), to, among other things, present certain business opportunities to each other. This obligation was terminated pursuant to a letter, dated January 27, 1997, from GTECH to FHR, amending the JV Agreement, a copy of which was provided to the Company.

Annex II

                                        OPTION AND VOTING AGREEMENT

                                                    by
                                                    and
                                                  between


                                             R&E GAMING CORP.,
                                               as Purchaser,

                                                    and

                              MORGENS, WATERFALL, VINTIADIS & COMPANY, INC.,
                                 on behalf of certain investment accounts,
                                                 as Seller

                                      Dated as of September 15, 1997

                            OPTION AND VOTING AGREEMENT


                  OPTION AND VOTING AGREEMENT (this "Agreement"), dated as of September 15, 1997, by and between R & E Gaming Corp., a Delaware corporation (together with its assignees or designees, the "Purchaser"), and Morgens, Waterfall, Vintiadis & Company, Inc., on behalf of certain investment accounts identified on the signature pages hereto (the "Seller").

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser is entering into an Agreement and Plan of Merger (the "Elsinore Merger Agreement") with Elsinore Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Purchaser ("Acquisition Sub"), and Elsinore Corporation, a Nevada corporation ("EC"), pursuant to which the Acquisition Sub shall merge with and into EC (the "Elsinore Merger"), upon the terms and conditions set forth therein;

                  WHEREAS, the Seller desires that the Purchaser, Acquisition Sub and EC enter into the Elsinore Merger Agreement;

                  WHEREAS, as partial consideration for the grant by the Seller of the option hereunder, the Purchaser agrees to pay the Seller an amount equal to $2,936,550.08, if the transactions contemplated by the Elsinore Merger Agreement are not consummated, other than as a result of certain circumstances specified herein;

                  WHEREAS,   in  order  to  ensure  payment  of  the  obligation
described in the immediately preceding paragraph, concurrently with the execution and delivery of this Agreement and the Elsinore Merger Agreement, the Purchaser has delivered a letter of credit in the face amount of $2,936,550.08 to the Seller, which is substantially in the form of Exhibit A hereto (the "Letter of Credit"), which shall provide that it may be drawn on in the event the transactions contemplated by the Elsinore Merger Agreement are not consummated, other than as a result of certain circumstances specified herein;

                  WHEREAS, the Seller beneficially owns 4,646,440 shares of EC common stock, par value $.001 per share (all shares of EC common stock being the "Common Stock" and all shares of Common Stock owned by the Seller, being the "Shares"), which Shares represent approximately 94.3% of the issued and outstanding shares of Common Stock; and

                  WHEREAS, in consideration for entering into the Elsinore Merger Agreement, the Seller desires to (i) grant to the Purchaser an option to purchase from the Seller all (but not less than all) of the Shares upon the terms and subject to the conditions set forth herein and (ii) vote the Shares in the manner set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                      ARTICLE I
                                    GRANT OF OPTION

                  SECTION 1.1 Grant of Option. Upon the terms and subject to the conditions set forth herein, the Seller hereby grants to the Purchaser an irrevocable option (the "Purchase Option") to purchase the Shares.

                  The Purchase Option shall be exercisable, in whole and not in part, by written notice (the "Exercise Notice") by the Purchaser delivered to the Seller, at any time after the date hereof, but not later than the date on which the Elsinore Merger Agreement is terminated pursuant to Section 6.1(c) thereof or if the Elsinore Merger Agreement has otherwise been terminated, then June 1, 1998 (such period being hereinafter referred to as the "Exercise Period"); provided, however, that the Purchase Option shall not be exercisable at any time when such exercise would violate any applicable law, including, without limitation, any statute or regulation related to the ownership or control of a publicly traded company registered with the Nevada Gaming
Commission (the "Gaming Commission"). In addition, in the event the Elsinore Merger is consummated, the Purchase Option shall terminate automatically, the Shares shall be converted into the right to receive the Merger Consideration set forth in the Elsinore Merger Agreement; it being understood that the Elsinore Merger Agreement provides for a reduction of the consideration payable, upon consummation of the Elsinore Merger, to the Seller on account of any interest previously paid to the Seller pursuant to Section 1.2(b) hereof. The Seller hereby consents to the reduction of the consideration payable to it under the terms of the Elsinore Merger Agreement by the amount of interest paid to it pursuant to Section 1.2(b) hereof.

                  Upon exercise of the Purchase Option or the exercise of the Put Option (as defined in Section 4.7 hereof), subject to the conditions contained in Article V hereof, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller at the closing (the "Closing") to be held as soon as possible after the satisfaction or waiver of the conditions set forth in this Agreement (the date on which the Closing occurs shall be referred to herein as the "Closing Date"), the Seller's rights, title and interest in and to the Shares in exchange for the Purchase Price (as defined below).

                  SECTION  1.2  Purchase Price.

                    (a) Upon exercise of the Purchase Option or the Put Option, the Purchaser agrees to pay to the Seller on the Closing Date, in consideration for the purchase of the Shares, an aggregate amount equal to $3.16 per Share (the "Initial Purchase Price" and, when adjusted as provided in this Section 1.2, the "Purchase Price"), for an aggregate of $14,682,750.40 in addition to any accrued but unpaid interest payments required by Section 1.2(b).

                           (b)  During the period commencing on June 1, 1997 and
ending on the date immediately preceding the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms, the Purchaser agrees to pay to the Seller $3,793.38 per day, which represents interest calculated at 9.43% per annum on the Initial Purchase Price, payable monthly in arrears on each monthly anniversary of such execution and not later than the fifth day following such monthly anniversary of such period, unless otherwise provided in this Section 1.2(b). The first payment to be made by the Purchaser shall be made on the date of execution of this Agreement and shall consist of all amounts due and payable to such date under this Section 1.2(b). All payments required to be made in accordance with this Section 1.2(b) shall be made by wire transfer or immediately available funds to such account as the Seller shall have designated on Exhibit B hereto.

                     (c) If, between the date of this Agreement and the Closing Date, the number of issued and outstanding shares of Common Stock shall have been changed (or EC shall have declared a record date with respect to a prospective change of the Common Stock) into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, this Agreement (including the terms "Share" and "Common Stock") will be deemed to relate to all securities issued with respect to the Common Stock, and the Purchase Price shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                     (d) If, between the date of this Agreement and the Closing Date, EC issues or commits to issue any shares of Common Stock (other than (i) the issuance of 70,687 shares of Common Stock to the holders of unsecured claims against EC or Four Queens, Inc., (ii) the issuance of 1,125,000 shares of Common Stock to Riviera pursuant to warrants held by Riviera (the "Riviera Warrants"), and (iii) any other options, convertible securities and other rights to acquire shares of Common Stock referred to in Section 2.2 or Schedule 2.2 of the Elsinore Merger Agreement or issued in accordance with Section 4.1 thereof, without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to such issuance (in the case of non-cash consideration, deemed to be the fair market value thereof), the Purchase Price shall immediately be reduced to the price determined by dividing (1) the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Purchase Price in effect immediately prior to such issuance and (B) the consideration, if any, received by EC upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance.

                     (e) If, between the date of this Agreement and the Closing Date, any dividend or other distribution (other than a stock dividend, which shall require the adjustment set forth in clause (c) above) is declared or paid upon the Common Stock (whether in cash, property or securities), the Purchase Price shall be reduced by the per share amount of such dividend or distribution (in the case of non-cash dividends or distributions, by an amount equal to the fair market value thereof).

                     (f) If, between the date of this Agreement and the Closing Date, EC or any of its subsidiaries shall repurchase or otherwise acquire any shares of Common Stock (other than shares issued pursuant to warrants, options, convertible securities and other rights to acquire shares of Common Stock referred to in Section 2.2 or Schedule 2.2 of the Elsinore Merger Agreement or issued in accordance with Section 4.1 thereof), and the per share consideration paid by EC or its subsidiaries (in the case of non-cash consideration, valued of the fair market value thereof) exceeds the Purchase Price per share, the total Purchase Price shall be reduced to the price determined by dividing (i) the difference between (A) the number of shares of Common Stock outstanding immediately prior to such repurchase or redemption multiplied by the Purchase Price in effect immediately prior to such purchase or redemption minus (B) the consideration, if any, paid by

EC for such repurchase or redemption, by (ii) the total number of shares of Common Stock outstanding immediately after such repurchase or redemption.

                  SECTION  1.3  Termination of Elsinore Merger Agreement.

                        (a) The Seller shall be entitled to receive, as partial consideration for the grant by the Seller of the Purchase Option to the Purchaser hereunder, an amount equal to $2,936,550.08 if (A) the Elsinore Merger Agreement is terminated (except pursuant to a Non-Payment Termination Event (as defined herein) or (B) the Elsinore Merger does not occur in accordance with the terms thereof on or before April 1, 1998 (or, if the termination date of the Elsinore Merger Agreement is extended in accordance with Section 6.1(c) thereof, June 1, 1998) for any reason other than the occurrence of a Non-Payment Termination Event; provided, that the Seller shall be entitled to receive the consideration described above in the event that the Seller shall be entitled to receive the consideration described in Section 1.3 of the Riviera Option and Voting Agreement (as defined in Section 4.7 hereof) in accordance with the terms thereof; and, provided further that the Seller shall be entitled to the consideration described above if the Elsinore Merger is not consummated as a result of the breach by Purchaser, Acquisition Sub, or Allen E. Paulson of any covenants or warranties made by or about them in the Elsinore Merger Agreement;and, provided further, that the Seller shall not be entitled to the consideration described above if the Elsinore Merger is not consummated as a result of the breach of this Agreement by the Seller. A "NonPayment Termination Event" shall mean the termination of the Elsinore Merger Agreement pursuant to Sections 6.1(a), 6.1(b), 6.1(c) (because of the failure to satisfy Sections 5.1(a), 5.1(c), 5.1(d), 5.2(c), or 5.2(f)), 6.1(d), 6.1(e)(iii) or 6.1(e)(iv)
thereof. In addition, in the event that the Elsinore Merger Agreement is terminated pursuant to Section 6.1(c) because of the failure of Purchaser, Acquisition Sub or Mr. Allen E. Paulson to obtain the required approvals of the Gaming Authorities, then such event shall constitute a Non-Payment Termination Event unless Mr. Allen E. Paulson is in breach of his representation and covenant contained in Section 6.2(d) of the Elsinore Merger Agreement.

                  (b)  In order to ensure payment of the obligation described in
Section 1.3(a) hereof, concurrently with the execution and delivery of this Agreement, the Purchaser shall deliver a Letter of Credit in the face amount of $2,936,550.08 to the Seller. In the event that the Seller shall be entitled to receive compensation pursuant to Section 1.3(a) hereof, the Seller shall be entitled to demand payment under the Letter of Credit issued to the Seller.

                   (c) In the event the Elsinore Merger Agreement is terminated pursuant to Sections 6.1(b), 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii), 6.1(d)(iv),
6.1(d)(v), 6.1(e)(iii) or 6.1(e)(iv) thereof, the Seller shall immediately pay to the Purchaser an amount equal to all payments received by the Seller pursuant to this Agreement; provided that the Seller shall be entitled to retain such payments if either (i) the Shares shall be purchased pursuant to this Agreement or (ii) the Elsinore Merger is not consummated as a result of the breach by the Purchaser, Acquisition Sub or Allen E. Paulson of any covenants or warranties made by or about them in the Elsinore Merger Agreement.


                                 ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

                  SECTION 2.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

                  (a) Organization and Standing. The Seller is duly organized, validly existing and in good standing under the laws of its state of organization, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

                  (b) Authority. The execution and delivery of this Agreement, and the performance by the Seller of its obligations hereunder, have been duly authorized by all necessary action on the part of the Seller and the owners of the investment accounts as to which it is acting. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution and delivery hereof by the Purchaser, this Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                  (c) The Stock. The Seller is the record and beneficial owner of, and has good and valid title to, the number of Shares recited to be owned in the recitals hereof, free and clear of all liens, encumbrances, claims, charges, security interests, pledges, restrictions, assessments and limitations (including voting limitations) of every kind whatsoever (collectively, "Liens"). The Seller shall deliver to the Purchaser, and the Purchaser will acquire, good and valid title in the Shares, with full voting rights, free and clear of any Liens. Except for this Agreement, there are no outstanding warrants, subscriptions, rights (including preemptive rights), options, calls, commitments or other agreements or Liens to encumber, purchase or acquire any of the Shares of the Seller or securities convertible into the Shares of the

Seller. Neither the Seller nor any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) holds either of record or beneficially any securities or capital stock of EC or any of EC's direct or indirect subsidiaries other than the Seller's Shares.

                      (d) No Conflict. The execution of this Agreement and the consummation of the transactions contemplated hereby will not require notice to, or the consent of, any party to any contract, lease, agreement, mortgage or indenture (each a "Contract") to which the Seller is a party or by which it is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, (ii) required by the Nevada Gaming Commission (the "Gaming Commission"), the Nevada State Gaming Control Board (the "Control Board"), the City of Las Vegas ("Las Vegas") and the Clark County Liquor and Gaming Licensing Board (the "CCB") (the Gaming Commission, the Control Board, Las Vegas and the CCB are collectively referred to as the "Gaming Authorities"), including, without limitation, approvals under the Nevada Gaming Control Act, as amended, and the rules and regulations promulgated thereunder (the "Nevada Act") or (iii) set forth on Schedule 2.1(d) hereto. Assuming that the notices, consents and approvals referred to in the preceding sentence have been given, made or obtained, the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any law, statute, ordinance, regulation, rule or order of any Federal or Nevada authority (collectively, "Laws"), (ii) result in a breach or violation of any provision of, constitute a default under, or result in the termination of, or an acceleration of indebtedness or creation of any Lien under, any material contract to which the Seller is a party or by which it is bound or (iii) conflict with or violate any provision of the organizational documents of the Seller.

                   (e) Brokers, Finders, etc. The Seller is not a party to any agreement or understanding that would make it subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

                  SECTION 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

               (a) Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of its state of incorpo-ration, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

                  (b) Authority. The execution and delivery of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered on behalf of the Purchaser and, assuming the due execution and delivery hereof by the Seller, this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                      (c) No Conflict. The execution of this Agreement and the consummation of the transactions contemplated hereby will not require notice to, or the consent of, any party to any Contract to which the Purchaser or any of its affiliates is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for (i) those required under the HSR Act, if any, (ii) approvals, as necessary, by the Gaming Authorities, including, without limitation, approvals under the Nevada Act, and (iii) approval by the EC Board of Directors (which Seller represents has been granted). Except as set forth in the preceding sentence, the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any Laws, (ii) result in a breach or violation of any provision of, or constitute a default under, any contract to which the Purchaser is a party or by which it is bound or (iii) conflict with any provision of the certificate of incorporation or bylaws of the Purchaser.

                     (d) Purchase For Investment. Upon exercising the Purchase Option or in connection with the Put Option, the Purchaser represents and warrants that it intends to acquire the Shares for its own account, not as a nominee or agent, and not with a view to, or for offer or resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), without prejudice, however, to the Purchaser's right at all times to sell or otherwise dispose of all or any part of said Shares pursuant to a effective registration statement under the Securities Act and any applicable state securities laws, or under an exemption from registration available under the Securities Act and such other applicable state securities laws. The Purchaser represents and warrants that it (i) is knowledgeable, sophisticated and experienced in business and financial matters, and fully understands the limitations on transfer described above, and (ii) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

                 (e) No Brokers. Except for Jefferies & Co., Inc., neither the Purchaser nor Acquisition Sub has employed any broker or finder, nor has it incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or the Elsinore Merger Agreement.


                                ARTICLE III
                              VOTING AGREEMENTS

                  SECTION 3.1 Merger. The Seller agrees and covenants to the Purchaser that at any meeting of stockholders of EC called to vote upon the Elsinore Merger and the Elsinore Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Elsinore Merger and the Elsinore Merger Agreement is sought, the Seller shall cause its Shares to be present for quorum purposes and to vote (or caused to be voted) its Shares in favor of the terms thereof and each of the other transactions contemplated by the Elsinore Merger Agreement.

                  SECTION 3.2 Competing Transaction. The Seller agrees and covenants to the Purchaser that at any meeting of stockholders of EC or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Seller shall vote (or cause to be voted) its Shares against (i) any merger agreement or merger (other than the Elsinore Merger Agreement and the Elsinore Merger), consolidation, combination, sale of substantial assets, sale or issuance of securities of EC or its subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by EC or its subsidiaries and (ii) any amendment of EC's Restated Articles of Incorporation (the "Articles of Incorporation") or Restated and Amended Bylaws or other proposal or transaction involving EC or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, nullify or result in a breach of any covenant, representation or warranty or any other obligation or agreement of EC under or with respect to, the Elsinore Merger, the Elsinore Merger Agreement or any of the other transactions contemplated by the Elsinore Merger Agreement or by this Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

                                    ARTICLE IV
                                     COVENANTS

                  SECTION 4.1 Exclusive Dealing. The Seller agrees that it will not, directly or indirectly, through any director, officer, agent, partner, shareholder, affiliate, representative or otherwise:

                       (a) solicit, initiate, encourage submission of offers or proposals from, or participate in any discussions, negotiations, agreements, arrangements or understandings with, any person in respect of a Competing Transaction; or

                   (b) participate in any discussions or negotiations with, or furnish or afford access to any information to, any other person regarding a Competing Transaction, or otherwise cooperate in any manner with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to engage in any Competing Transaction.

                  SECTION 4.2 No Sale. Without limiting the foregoing, the Seller agrees that it will not, directly or indirectly, (i) sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of, (ii) give a proxy with respect to, or (iii) limit the right to vote in any manner, any of the Shares owned by it, except pursuant to the express terms of this Agreement.

                  SECTION 4.3 Further Assurances. From time to time, whether before, at, or after the Closing, each party hereto agrees to execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and other documents, and to take such other action, as the other party hereto may reasonably require in order to carry out the terms and provisions of this Agreement and the transactions contemplated hereby (including, without limitation, voting the Shares in favor of any such transaction).

                  SECTION 4.4 Expenses. All reasonable actual out of pocket costs and expenses, including reasonable legal fees, incurred solely and directly in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Purchaser upon receipt of reasonably detailed statements or invoices therefor.

              SECTION 4.5 Publicity. The Seller and the Purchaser agree that, prior to the Closing, no public release or announcement concerning this Agreement shall be issued by any such party without the prior written consent (which consent shall not be unreasonably withheld) of the other parties hereto, except as such release or announcement may be required by Law (in which event the other parties hereto shall have reasonable opportunity to comment on the form and content of the disclosure).

                  SECTION 4.6 Notice of Certain Events. The Seller and the Purchaser each agrees to notify the other party hereto promptly of (a) any event or condition that, with or without notice or lapse of time, would cause any of the representations and warranties made by such party herein to be no longer complete and accurate as of any date on or before the Closing Date, (b) any failure, with or without notice or lapse of time, on the part of such party to comply with any of the covenants or agreements on its part contained herein at any time on or before the Closing Date or (c) the occurrence of any event, with or without notice or lapse of time, that may make the satisfaction of any of the conditions set forth in Section 5.1 hereof impossible or unlikely.

                  SECTION 4.7 Seller's Put. If any time prior to the Closing Date the transactions contemplated by (i) the Agreement and Plan of Merger, dated as of September 15, 1997 (the "Riviera Merger Agreement"), by and among the Purchaser, Riviera Acquisition Sub Inc., a Nevada corporation and a wholly owned subsidiary of the Purchaser ("RAS"), and Riviera Holdings Corporation, a Nevada corporation ("Riviera"), which provides for, among other things, the merger of RAS with and into Riviera (the "Riviera Merger") or (ii) the Option and Voting Agreement, dated as of September 15, 1997 (the "Riviera Option and Voting Agreement"), by and among the Purchaser, the Seller, Keyport Life Insurance Company, on behalf of a certain investment account, and SunAmerica Life Insurance Company, are consummated and a closing has occurred thereunder, then, upon written notice to the Purchaser by the Seller, the Purchaser shall purchase all of the Shares at the aggregate Purchase Price in accordance with and subject to the terms and conditions of this Agreement (the "Put Option"). Notwithstanding the foregoing, the obligations of the Purchaser to purchase the Shares pursuant to the Put Option shall be suspended for up to ten business days if the Purchaser gives notice to the Seller that it intends to consummate the Elsinore Merger within such time period.

                  SECTION 4.8 Action with Respect to 13.5% Second Mortgage Notes. Seller represents that it is the owner of $29,104,000 principal amount of 13.5% Second Mortgage Notes due 2001, of EC (the "13.5% Notes") issued under the Indenture dated as of March 3, 1997, by and among EC, the Guarantors named therein and First Trust National Association (the "Indenture"). Seller hereby agrees that, if the Elsinore Merger is consummated, it hereby waives any rights it may have to require EC to repurchase all or a part of the 13.5% Notes pursuant to
Article XII of the Indenture.


                                    ARTICLE V
                                CONDITIONS PRECEDENT

                  SECTION 5.1 Conditions Precedent to Exercise of Purchase Option and Put Option. The Purchaser shall have no obligation to exercise the Purchase Option; provided, however, that the Purchaser shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary and proper under all applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperation (i) in the preparation and filing of any required filings under the HSR Act and the laws referred to in Sections 2.1(d) and 2.2(c) hereof, (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority is required, proper or advisable, or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts in connection with the transactions contemplated by this Agreement, (iii) in seeking to obtain any such actions, consents and waivers and in making any such filings, and (iv) in seeking to lift any order, decree or ruling restraining, enjoining, or otherwise prohibiting the exercise of the Purchase Option or the Put Option. Upon exercise of the Purchase Option or the Put Option, the obligation of the Purchaser to purchase the Shares shall be subject to the satisfaction or (except in the case of Section 5.1(c)(i), which may not be waived) waiver by the Purchaser on the Closing Date of each of the following conditions precedent:

                         (a)  HSR Act.  The waiting period under the HSR Act, if
applicable, shall have expired or been terminated.

                    (b) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement, the Elsinore Merger Agreement, the Riviera Option and Voting Agreement or the Riviera Merger Agreement shall be in effect or shall be threatened.

                     (c) Consents. All consents, approvals, authorizations and waivers from the Board of Directors and governmental and regulatory authorities required to consummate the transactions contemplated hereby (the "Approvals") shall have been obtained before the Closing Date and, in the case of clauses
(ii) and (iii) below, before the execution of this Agreement and shall not have expired or been rescinded, including the following:

                                    (i)   All   necessary   gaming    approvals,
                  including,   without  limitation,   licensing  or  finding  of
                  suitability of the Purchaser and approval of a change of control of EC by the Gaming Authorities;

                                    (ii) Waiver by the Board of  Directors of EC
                  of any voting restrictions under the Articles of Incorporation that are applicable to a purchaser of greater than ten percent of the issued and outstanding shares of Common Stock; and

                                    (iii) All approvals and waivers necessary to
                  exempt the Purchaser for purposes of the transactions contemplated hereby from applicable merger moratorium statutes and control share acquisition statutes, including, without limitation, Nevada Revised Statutes Sections 78.411-.444 and 78.378-.3793;

                   (d) Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date (and by delivery of the Shares the Seller shall be deemed to affirm the satisfaction of this condition).

                    (e) Performance of Obligations of Seller. The Seller shall have delivered the Shares to the Purchaser.

                  (f) Consummation of Riviera Transactions. Either the Riviera Merger shall have been consummated or the shares of Riviera common stock, $.001 par value, which are the subject of the Riviera Option and Voting Agreement, shall have been purchased by the Purchaser.

                     (g) No Violation of Law. The consummation of the Purchase Option or the Put Option shall not constitute a violation of any Laws.

                  SECTION 5.2 Conditions Precedent to the Seller's Obligation. The obligation of the Seller to sell, assign, transfer, convey and deliver the Shares owned by it or the investment accounts it manages, as applicable, upon exercise of the Purchase Option by the Purchaser or the Put Option by Seller shall be subject to the satisfaction or (except in the case of Sections 5.2(a) and 5.2(c), which may not be waived), waiver on the Closing Date of each of the following conditions precedent:

                         (a)  HSR Act.  The waiting period under the HSR Act, if
applicable to the Purchaser, shall have expired or been terminated.

                    (b) No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the transactions contemplated by this Agreement shall be in effect.

                (c) Consents. All Approvals shall have been obtained and shall not have expired or been rescinded, including those set forth in Section 5.1(c).

                     (d) No Violation of Law. The consummation of the Purchase Option or the Put Option shall not constitute a violation of any Laws.

                   (e) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement (and by its acceptance of the Shares, the Purchaser shall be deemed to reaffirm the accuracy of such representations and warranties).

                          (f)  Performance of Obligations of the Purchaser.  The
Purchaser shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date (and by its acceptance of the Shares, the Purchaser shall be deemed to affirm the satisfaction of this condition), including the payment of the Purchase Price and all unpaid amounts, if any payable under Section 1.2(b).

                        (g) Occurrence of Riviera Merger or Exercise of Riviera Option. The Riviera Merger (as defined in Section 4.7) or the Closing of the Riviera Option and Voting Agreement (as defined in Section 4.7) shall have occurred.

                                    ARTICLE VI
                              TERMINATION AND AMENDMENT

                  SECTION 6.1 Termination. This Agreement shall terminate without any further action on the part of the Purchaser or the Seller if (i) the Purchase Option or the Put Option has been exercised and the Closing has occurred or (ii) the Purchase Option or the Put Option has not been exercised and either (x) the Elsinore Merger has been consummated or (y) the Elsinore Merger Agreement has been terminated pursuant to Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e)(i), 6.1(e)(ii) or 6.1(f) thereof or (iii) June 1, 1998 shall have occurred.

                  SECTION 6.2 Effect of Termination. In the event this Agreement shall have been terminated in accordance with Section 6.1 of this Agreement, this Agreement shall forthwith become void and have no effect, except (i) to the extent such termination results from a breach by any of the parties hereto of any of its obligations hereunder (in which case such breaching party shall be liable for all damages allowable at law and any relief available in equity), and
(ii) as otherwise set forth in any written  termination  agreement,  if any, and
(iii) that Sections 1.2(b), 1.3 and 6.2 shall survive the termination of this Agreement.

                  SECTION 6.3 Amendment. This Agreement and the Schedules and Exhibits hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained herein, in any Schedule and Exhibit hereto, or in any document delivered pursuant hereto, and
(c), subject to applicable law, waive compliance with any of the agreements of any other party hereto or any conditions contained herein. Any agreement on the part of any of the parties hereto to any such extension or waiver (i) shall be valid only if set forth in an instrument in writing signed and delivered on behalf of each such party, and (ii) shall not be construed as a waiver or extension of any subsequent breach or time for performance hereunder.

                                  ARTICLE VII
                                 MISCELLANEOUS

                  SECTION 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier with receipt requested, by facsimile transmission (with receipt confirmed by automatic transmission report), or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:


                           (a)  if to the Purchaser, to:

P.O. Box 9660
Rancho Santa Fe, CA 92067
Attention:  Mr. Allen E. Paulson

                                    with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Attention: Brian J. McCarthy, Esq.

                           (b)  if to Seller, to:

                                    Swiss Bank Tower
                               10 East 50th Street
                            New York, New York 10022
                                    Attention:  Mr. Bruce Waterfall

                                    with a copy to:

                             O'Melveny & Myers, LLP
                              400 South Hope Street
                           Los Angeles, CA 90071-2899
                         Attention: C. James Levin, Esq.

                  SECTION 7.2 Release. Upon the purchase by the Purchaser of the
Shares, the Purchaser shall hereby release on behalf of itself and EC all claims, causes of actions, rights and liabilities held by the Purchaser or EC against the Seller based on or arising from the Seller's ownership of the Shares or actions as a Stockholder of EC at all times to and including the Closing Date, and the sale of the Shares to the Purchaser, except for the representations and warranties of the Seller set forth in Sections 2.1(b) and 2.1(c) hereof which shall survive indefinitely.

                  SECTION 7.3 Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to the applicable Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  SECTION 7.4 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible or practicable under the circumstances.

                  SECTION 7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed to constitute but one and the same instrument.

                  SECTION 7.6 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               SECTION 7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that otherwise might govern under any applicable principles of conflicts of law, except that gaming approval requirements shall be governed by and construed in accordance with the laws of the State of Nevada.

                  SECTION 7.8 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, that the Purchaser may assign the Purchase Option and the obligations under this Agreement to any other person who is designated by the Purchaser and; further provided, that the Purchaser shall remain responsible for the performance of such designee's obligations.

                  SECTION 7.9 No Third-Party Beneficiaries. Nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their respective successors and assigns) any legal or equitable rights hereunder.

                  IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officers to execute this Agreement as of the date first above written.

R&E GAMING CORP.


By: ____________________________
     Name:
     Title:


MORGENS, WATERFALL,
VINTIADIS & COMPANY,
INC.


By: ____________________________
     Name:
     Title:


on behalf of the investment accounts
for the entities listed below

BETJE PARTNERS

THE COMMON FUND

MORGENS WATERFALL INCOME
PARTNERS

PHOENIX PARTNERS, L.P.

MWV EMPLOYEE RETIREMENT
PLAN GROUP TRUST

RESTART PARTNERS, L.P.

RESTART PARTNERS II, L.P.

RESTART PARTNERS III, L.P.

RESTART PARTNERS IV, L.P.

RESTART PARTNERS V, L.P.

                                  EXHIBIT A

                    CERTIFICATE FOR DRAWING WITH RESPECT TO
                     IRREVOCABLE LETTER OF CREDIT NO. ____
                          DATED ______________, 1997

                  The undersigned, a duly authorized officer of Morgens, Waterfall, Vintiadis & Company, Inc. ("Morgens, Waterfall") hereby certifies to City National Bank (the "Bank"), with reference to irrevocable letter of credit No. ____ (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of Morgens, Waterfall, that all of the following has occurred:

                           (1)  Either  (x) the  Agreement  and Plan of  Merger,
         dated as of September 15, 1997 (the "Elsinore Merger Agreement"), by and among R&E Gaming Corp., a Delaware corporation ("Gaming"), Elsinore Acquisition Sub, Inc., a Nevada corporation, and Elsinore Corporation, a Nevada corporation, has terminated or (y) the Elsinore Merger (as defined in the Elsinore Merger Agreement) has not occurred in accordance with the terms thereof on or before April 1, 1998 (or, if the termination date of the Elsinore Merger Agreement is extended in accordance with Section 6.1(c) thereof, June 1, 1998); and

                           (2) Morgens, Waterfall is entitled to payment in the amount of $_______ in accordance with the terms of Section 1.3(a) of the Option and Voting Agreement, dated as of September 15, 1997, by and between Gaming and Morgens, Waterfall.

                  Demand is hereby made under the Letter of Credit for $_______. Please remit payment to Morgens, Waterfall, Vintiadis & Company, Inc., account number ___________ at ___________, ABA No. ____________, REF. : ___________.

                                        EXHIBIT B


             Seller                                                      Account

Morgens, Waterfall











Citibank N.Y.
ABA #:  021000089
For:  Morgan Stanley & Co.
Account #:  38890774
Credit To:    Edwin Morgens and
                 Bruce Waterfall as
                 Agents
Sub-Account #:  038-30008

Ref:  Elsinore/Riviera Option
       Agreement Interest

Annex III

                     NEVADA REVISED STATUTES 92A.300-92A.500


                 92A.300 -- Definitions.

  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

                 92A.305 -- "Beneficial stockholder" defined.

  "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

                  92A.310 -- "Corporate action" defined.

  "Corporate action" means the action of a domestic corporation.

                      92A.315 -- "Dissenter" defined.

  "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

                      92A.320 -- "Fair value" defined.

  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                      92A.325 -- "Stockholder" defined.

  "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

                     92A.330 -- "Stockholder of record" defined.

  "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

                    92A.335 -- "Subject corporation" defined.

  "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

                    92A.340 -- Computation of interest.

  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

                      92A.350 -- Rights of dissenting partner of domestic limited partnership.

  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

                   92A.360   --  Rights  of   dissenting   member  of   domestic
limited-liability company.

  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

                           92A.370 -- Rights of  dissenting  member of  domestic
nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

                           92A.380  --  Right of  stockholder  to  dissent  from
certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the domestic corporation is a party:

         (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

         (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.


                           92A.390 -- Limitations on right of dissent:
Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

         (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

         (I)  The surviving or acquiring entity; or

         (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

         (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

                           92A.400 -- Limitations on right of dissent: Assertion
as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

                       92A.410 -- Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.


              92A.420 -- Prerequisite to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

                           92A.430   --   Dissenter's   notice:    Delivery   to
stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

                           92A.440  --  Demand  for   payment   and  deposit  of
certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter's notice is sent must:

         (a)  Demand payment;

         (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

                           92A.450 -- Uncertificated shares: Authority to
restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

                   92A.460 -- Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c)  An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

                           92A.470 -- Payment for shares:  Shares acquired on or
after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.


                           92A.480 -- Dissenter's estimate of fair
value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

                           92A.490 -- Legal proceeding to determine fair
value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

                           92A.500 -- Legal proceeding to determine fair
value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.